November ___, 2007
                                         ----------------------------------


                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.3)

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement


                             DENTALSERV.COM
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                    Eugene M. Kennedy, Esq. (954) 524-4155
            ----------------------------------------------------
            (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and Rule 0-11(a)(4).

1)  Title of each class of securities to which transaction applies:

                Common Stock, par value $0.001 per share.
_________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

                   11,878,628 shares of Common Stock.
_________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Average of the closing bid and asked prices of Common Stock reported on the Over the Counter Bulletin Board as of 11/22/2007: $0.50

        Total value of shares to be issued: $5,939,314.00
                Fee per Rule 0-11(a)(4): $182.34
__________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:

         Total value of the merger transaction; $5,939,314.00

_________________________________________________________________________

5)  Total fee paid:

                             $ 182.34
_________________________________________________________________________

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid: $182.34
__________________________________________________________________________

2) Form, Schedule or Registration Statement No.: Preliminary Schedule 14C (Amendment No.2)
__________________________________________________________________________

3)   Filing Party: Dentalserv.com; Filed by Eugene M. Kennedy,Esq., its
counsel.
__________________________________________________________________________

4)   Date Filed: November 14, 2007

















_________________________________________________________________________

                           DENTALSERV.COM
                   20 West 55th Street, Fifth Floor
                       New York, New York 10019
                           (212) 849-8248

         NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

           Approximate Date of Mailing: [November__, 2007]

To the Stockholders of Dentalserv.com:

    The attached Information Statement is furnished by the Board of Directors (the "Board") of Dentalserv.com (hereinafter, the "Company" or "DSRV"). DSRV is a public company registered with the U.S. Securities and Exchange Commission with no active business operations, whose Common Stock is currently listed for quotation on the Over The Counter Bulletin Board (OTCBB.com). The Information Statement describes several restructuring transactions that were recently approved by the Board and by the written consent of our controlling shareholder, Vision Opportunity Master Fund, LLC ("Vision"), a New York based private equity firm. The restructuring involves:


   * A 1-for-4 reverse stock split in which the 5,605,750 DSRV common shares currently outstanding will be combined into 1,401,438 DSRV common shares.


   * A proposed $13 million investment in DSRV by Vision and other accredited investors, who would purchase newly issued shares of a new class of convertible preferred stock and warrants to purchase common stock.

   * A reverse merger in which MedPro Safety Products, Inc. ("MedPro") would merge into DSRV. MedPro holds and is implementing a strategy for commercializing a portfolio of patented medical device safety products incorporating proprietary needlestick prevention functionalities. DSRV will be the surviving corporation in the merger, but will be renamed "MedPro Safety Products, Inc."

We believe that these restructuring transactions, when implemented, carry out our business strategy to seek to combine with businesses that provide an opportunity for growth, as described in our 2006 Annual Report on Form 10-KSB.

This Information Statement relates specifically to the following corporate actions that DSRV must take to accomplish the restructuring transactions:

    1. Approval of an amendment to the Company's Articles of Incorporation to make the following changes effective immediately before the reverse merger takes effect:


        (a) a 1-for-4 reverse split in which the 5,612,750 DSRV common shares currently outstanding will be combined into 1,403,188 DSRV common shares when the amendment takes effect.


        (b) a change in the Company's capital stock from the 100,000,000 shares of Common Stock currently authorized to 90,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. The preferred stock can be issued in series with such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as the Company's Board may fix from time to time by resolution or resolutions. The Board would designate 6,668,230 of the newly authorized preferred shares as Series A Convertible Preferred Stock, which the Company will issue to Vision and the other investors.

    2. Approval of an Agreement and Plan of Merger dated September 5, 2007 (the "Merger Agreement") between DSRV and MedPro, which provides that MedPro will merge into DSRV (the "Reverse Merger"). The Merger Agreement provides that the 24,874,363 shares of MedPro common stock currently outstanding will be converted into 11,284,696 shares of DSRV Common Stock. DSRV, a Nevada corporation, will survive the Reverse Merger and be renamed "MedPro Safety Products, Inc." ("New MedPro") and will continue to operate MedPro's current medical device safety products business. The management of MedPro will become the management of New MedPro, and persons designated by MedPro will replace the current board of directors of DSRV.

     On August 14, 2007, Vision, which holds 5,016,150 shares or approximately 89.4% of our issued and outstanding Common Stock, consented in writing to the two corporate actions listed above.


       This Information Statement is being mailed to holders of record of Common Stock as of the close of business on or about November __, 2007 (the "Record Date"). As of that date, DSRV had 5,612,750 shares of Common Stock outstanding, which was its only authorized class of capital stock.


        NO VOTE OR OTHER ACTION OF THE COMPANY'S SHAREHOLDERS
     IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

              WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                ARE REQUESTED NOT TO SEND US A PROXY.

    As provided by Article XIII of the Company's Articles of Incorporation, the control share acquisition and dissenter's rights provisions of Chapter 78 of the Nevada Revised Statues do not apply to the Company or to the matters disclosed in this Information Statement. Accordingly, shareholders have no dissenter's or appraisal rights in connection with any of the corporate actions discussed in this Information Statement.

                      INFORMATION STATEMENT

       Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the shareholders and contains certain biographical and other information concerning the new proposed directors of the Company. In addition, information about the Company included in certain reports we have filed with the Securities and Exchange Commission has been incorporated by reference into this Information Statement. Copies of those reports accompany this Information Statement. See "Incorporation By Reference."

       The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC's EDGAR archives at http://www.sec.gov/cgobin/srch-edgar.
------------------------------------

       Although you will not have an opportunity to vote on the approval of the amendments to our articles of incorporation and the Merger Agreement, this Information Statement contains important information about the Reverse Merger, the sale of newly authorized securities to accredited investors, MedPro, the business of the combined company after the Reverse Merger, and its new executive officer management and directors.


                                    By Order of the Board of Directors


                                    Dr. Lawrence Chimerine,
                                    President and CEO

                            DENTALSERV.COM
                         20 WEST 55TH STREET
                       NEW YORK, NEW YORK 10019
                            (212) 849-8248


                        INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A
           PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

       This Information Statement is being furnished to the stockholders of Dentalserv.com, a Nevada corporation ("DSRV", "Company," "we" or "us"), to advise them of the corporate actions that have been authorized by the written consent of the Company's controlling shareholder, who owns 89.4% of the Company's sole class of capital stock. These actions are being taken without notice, meetings or votes in accordance with the Private Corporations law of the Nevada Revised Statutes ("NRS"), Sections 78.315 and 78.320 and Articles XI and XIII of the Company's Articles of Incorporation.

        CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This Information Statement, and the documents which we incorporate by reference in this Information Statement, may contain "forward-looking statements." All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as "expects," "anticipates," "plans," "believes," "projects," and words of similar meaning. These statements relate to our future business and financial performance.

     Actual outcomes may differ materially from these statements. Our actual results may also differ materially from any expectations we describe in our forward-looking statements. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

                               SUMMARY

Overview of Transactions

       Dentalserv.com (also referred to as "DSRV" or our "Company")is a registered public company with no active business operations. Our common stock is currently listed for quotation on the Over The Counter Bulletin Board (OTCBB.com). In December 2006, Vision Opportunity Master Fund, LLC ("Vision"), a New York based private equity firm, acquired a controlling interest in our company, and our board of directors adopted a business strategy to seek to combine with businesses that provide an opportunity for growth, as described in our 2006 Annual Report on Form 10-KSB.

       Our board of directors recently approved actions for the purpose of completing a business combination with MedPro Safety Products, Inc. MedPro holds and is implementing a strategy for commercializing a portfolio of patented medical device safety products incorporating proprietary needlestick prevention functionalities. Our plan for completing the business combination with MedPro calls for the following transactions to occur concurrently:

   * The 5,612,750 DSRV common shares currently outstanding will be combined into 1,403,188 DSRV common shares in a 1-for-4 reverse stock split.


   * Vision and other institutional investors (the "Vision Investor Group") would invest $13 million in cash in DSRV by purchasing newly issued shares of a new series of convertible preferred stock and warrants to purchase Common Stock.

   * MedPro would merge into DSRV. DSRV will be the surviving corporation in the merger, but will be renamed "MedPro Safety Products, Inc."
After the merger, the combined corporation (which we refer to as "New MedPro") will continue MedPro's medical device safety products business. The management of MedPro will become the management of New MedPro, and persons designated by MedPro will replace the current board of directors of DSRV.

       Upon completion of the merger, the former shareholders of MedPro will own approximately 85.5% of the outstanding Common Stock of the combined company. Vision will own approximately 9.0% of the outstanding Common Stock of the combined company. The Dentalserv.com shareholders other than Vision would own approximately 1% of the outstanding Common Stock of the combined company.

       In addition, the group of investors in the private placement(including Vision) will own convertible preferred stock and warrants to purchase Common Stock which, if issued, converted and exercised in full, could decrease the ownership of the former MedPro shareholders to approximately 25.6% of the New MedPro Common Stock and that of the Dentalserv.com shareholders to less than 1% of the outstanding Common Stock of the combined company.

Corporate Actions to be Taken

       On August 14, 2007, our board of directors approved the following corporate actions to carry out the business combination with MedPro:

   * An amendment to our Company's Articles of Incorporation to make the following changes effective immediately before the merger takes effect:

(a)	The 5,612,750 DSRV common shares currently outstanding will be combined into 1,403,188 DSRV common shares in a 1-for-4 reverse split.


(b)	The Company's authorized capital stock would change from the
100,000,000 shares of common stock currently authorized to 90,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. The preferred stock could be issued in series with such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as the board of directors may fix from time to time by resolution or resolutions. Our board would designate a series of the newly authorized preferred stock for sale to the Vision Investor Group.

   * Approval of an Agreement and Plan of Merger dated September 5, 2007 between DSRV and MedPro, which provides that MedPro will merge into DSRV. The merger agreement provides that MedPro shareholders will be entitled to receive 11,284,696 shares of DSRV Common Stock (on a post-reverse split basis) for the 24,879,363 shares of MedPro common stock to be outstanding immediately before the merger takes effect.


       On August 14, 2007, Vision, which holds 5,016,150 shares, or approximately 89.4% of our 5,612,750 outstanding shares, consented in writing to the proposed amendment to our Company's articles of incorporation and the proposed merger agreement, which was more than the majority of the outstanding shares required to approve the proposals.


No Vote Required

       We are not soliciting consents to approve the amendment to our articles of incorporation or the merger agreement. Nevada law permits DSRV to take any action which may be taken at annual or special meetings of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver to the Company a written consent to the action.

       The terms of the amendment to the articles of incorporation and the merger agreement, as well as the terms of the preferred stock and stock purchase warrants to be issued to new investors, and other transactions related to business combination with MedPro, are described in greater detail in subsequent sections of this Summary.

No Appraisal Rights

           Under Nevada law, shareholders have no dissenter's rights or appraisal rights in connection with either the amendments to our articles of incorporation or the merger.

MedPro Safety Products, Inc.

	Founded in 1995, MedPro has developed and acquired a portfolio of patented medical device safety products incorporating proprietary needlestick prevention functionalities. Located in Lexington, Kentucky, MedPro has 96 shareholders and five employees.

	MedPro has invested approximately $12 million in its technology to date, including patent, regulatory, compliance, acquisition, and marketing efforts. MedPro has generated revenues from the sale of its products since 2005. MedPro's present strategy is to enter into strategic partnership agreements with major medical products distribution partners providing for distribution of four of its products, under fixed "take-or-pay" contracts whenever possible. MedPro has entered into one such agreement for one of its products, with plans to begin distribution in 2008, subject to obtaining regulatory approval from the FDA and completing production arrangements.

Interests of Certain Parties in the Matters to be Acted Upon

       As a purchaser of Units of preferred shares and Common Stock purchase warrants to be offered by DSRV in its private placement, Vision has a direct interest in the approval of the amendment to authorize DSRV to issue preferred stock.

      None of the directors or executive officers of DSRV has any substantial interest resulting from the reverse split, the private placement or the merger that is not shared by all other shareholders pro-rata, and in accordance with their respective interests. Our current directors or executive officers will be replaced in those capacities by persons designated by MedPro when the merger takes effect.

       In anticipation of the closing of the merger and the private placement, MedPro has borrowed $1,000,000 from Vision, to be paid back in full upon the closing of the merger or upon the termination of the merger agreement. The loan bears interest at the rate of 8% per year and requires that MedPro pay an origination fee of $50,000. The loan is secured by certain personal property, intangibles and receivables of MedPro.

Financial Advisory Fees

       SC Capital LLC has served as a financial advisor to MedPro in connection with the private placement to the Vison Investment Group and the merger. For those services, MedPro has agreed, upon completion of the merger, to pay SC Capital $1,040,000 in cash, 593,931 newly issued shares of New MedPro Common Stock, and warrants to purchase 533,458 shares of New MedPro Common Stock at an exercise price of $1.81 and otherwise on the same terms as the Series A Warrants to be issued to the Vision Investor Group in the private placement. MedPro has designated Warren Rustand, a managing director of SC Capital, to serve as a director of New MedPro upon completion of the merger.

Other fees

       MedPro has agreed, upon completion of the merger, to issue to Chrystal Research warrants to purchase 68,036 shares of New MedPro Common Stock at an exercise price of $1.99 and otherwise on the same terms as the Series B Warrants to be issued to the Vision Investor Group in the Private Placement. The warrants are being issued as consideration for the preparation and publication by Chrystal Research. of a research report on MedPro and its medical technology and products.

Federal Tax Considerations in Connection with Reverse Stock Split

       In our view, a shareholder should recognize no gain or loss as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split (including any fraction of a share deemed to have been received) will be the same as the shareholder's aggregate tax basis in the pre-split shares. The shareholder's holding period for the new shares will include the period during which the shareholder held pre-split shares. Our view however regarding the tax consequence of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the Reverse Split to the shareholder.

       The foregoing summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible tax consequences. It is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending upon the state in which such shareholder resides. Also, it does not address the tax consequences to holders subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary also assumes that both before and after the reverse stock split, the shareholder held the shares as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment).

       The tax treatment of a shareholder may vary depending upon the shareholder's particular facts and circumstances. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the Reverse Split.

Exchange of Stock Certificates

       As soon as practicable after the effective date of the amendment and the Reverse Merger, the Company will furnish a transmittal form and instructions to DSRV shareholders for use to surrender and exchange their current stock certificates for new certificates representing the shares of Common Stock owned after the reverse stock split. Shareholders may, but need not, surrender and exchange their certificates representing shares of existing Common Stock.


       SHAREHOLDERS SHOULD NOT SUBMIT ANY STOCK CERTIFICATES
        TO THE COMPANY OR THE COMPANY'S TRANSFER AGENT UNTIL
              YOU RECEIVE INSTRUCTIONS HOW TO DO SO.

THE MERGER AGREEMENT

Purpose The purpose of the merger is to combine the Company with a business with an opportunity for growth.

Parties to the
Merger In the merger, MedPro (a Delaware corporation) will merge with DSRV (a Nevada corporation). DSRV will be the surviving corporation, but will be renamed "MedPro Safety Products, Inc." We refer to the merged company as "New MedPro" throughout this Information Statement.

Merger
Consideration          MedPro stockholders will be entitled to receive
                       11,284,696 shares of New MedPro Common Stock for the
                       24,879,363 shares of MedPro Common Stock outstanding immediately before the effective time of the merger.

Effective Date
and Time
of Merger              The Merger will be completed as soon as practicable
                       in accordance with the merger agreement and a minimum of 20 days after the date this Information Statement is first sent to shareholders. The merger will become effective at the time and date specified in the certificate of merger to be filed with the Nevada
                       Secretary of State.

Conditions to the
Merger The merger is subject to satisfaction (or, if permissible, waiver) of the following conditions:

                       * Approval by the stockholders of MedPro and DSRV;
                       * No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger in effect or pending, and no action must have been taken that makes the consummation of the merger illegal; and
                       * Receipt of all required regulatory approvals, waivers, and consents.

                       The obligation of DSRV to complete the merger is subject to satisfaction (or, if permissible, waiver) of the following additional conditions:

                       * The truth of MedPro's representations and warranties in the merger agreement in all material respects;
                       * MedPro must have performed and complied in all material respects with all of its covenants, obligations and conditions in the Merger Agreement;
                       * Dentalserv.com must have received any required consents of third parties;
                           No temporary restraining order, preliminary or permanent injunction or other order limiting or restricting MedPro's conduct or operation of business in effect or pending; and


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


                       * No material adverse effect must have occurred to MedPro.

                       The obligation of MedPro to complete the merger is subject to satisfaction (or, if permissible, waiver) of the following additional conditions:

                       *   The truth of DSRV's representations and
                           warranties in the Merger Agreement in all
                           material respects;
                       *   DSRV must have performed and complied in all
                           material respects with all covenants,
                           obligations and conditions of the Merger
                           Agreement;
                       *   No temporary restraining order, preliminary or
                           permanent injunction or other order limiting or restricting DSRV's conduct or operation of business in effect or pending;
                       *   No material adverse effect must have occurred
                           to DSRV;
                       *   DSRV's current directors and officers must have
                           resigned, and DSRV must have appointed MedPro's designees to those positions, effective as of closing;
                       *   DSRV Common Stock must continue to be quoted on
                           the OTCBB;
                       *   DSRV must be in compliance with its reporting
                           requirements and must have timely filed all
                           Exchange Act reports for the 12 months
                           preceding the closing.
Representations
And Warranties         The Merger Agreement contains representations and
                       warranties by DSRV and MedPro regarding various legal, financial, business and regulatory matters.
                       The representations and warranties will not survive after the merger.

Covenants              Each of DSRV and MedPro has agreed to:

                       * Use its best efforts to fulfill all conditions to the closing;
                       *   Carry on its business in the ordinary course;
                       * Pay debts and taxes or other obligation when due;
                       * Use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations;
                       * Use reasonable best efforts to keep available the services of its present officers and key employees; and
                       * Use reasonable best efforts to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.

                       Each of Dentalserv.com and MedPro has agreed not to do any of following without the prior written consent of the other:

                       *   Amend its articles or certificate of
                           incorporation or bylaws;
                       *   Declare any dividends, stock splits or
                           reclassify any of its capital stock, authorize the issuance of any other securities, or repurchase shares of its capital stock except in accordance with prior agreements;
                       * Enter into any material contract, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, except in the ordinary course of business;
                       * Issue any shares of capital stock, other than to convert preferred stock or exercise options, warrants or other rights already outstanding;
                       *   Sell, lease, license or otherwise dispose of or
                           encumber any of its material properties or
                           assets except in the ordinary course of
                           business consistent with past practice;
                       * Incur indebtedness totaling $500,000, except in the ordinary course of business;
                       * Pay, discharge or satisfy any obligation in excess of $50,000 unless reflected or reserved against in its financial statements;
                       *   Make any capital expenditures, capital
                           additions, or capital improvements except in the ordinary course of business and consistent with past practice not exceeding $100,000;
                       *   Acquire the equity or assets of another
                           business organization;
                       * Make any material election in respect of taxes, change any accounting method, or file any material tax return or settle any tax related claim or assessment;
                       * Revalue any of its assets other than in the ordinary course of business;
                       * Make any change to its accounting methods except as required by generally accepted accounting principles.

Waiver, Amendment
Termination,
Expenses At any time before the effectiveness of the merger either party may, to the extent legally allowed:

                       * Extend the time for the performance of any of the obligations or other acts of the other party;
                       * Waive any inaccuracies in the representations and warranties; and
                       * Waive compliance with any of the agreements or conditions for the benefit of such party contained herein.

                       The boards of directors of the parties may also mutually amend the merger agreement in writing at any time provided that the amendment must not:

                       *   Alter or change the amount or kind of
                           consideration to be received on conversion of MedPro common stock;
                       * Alter or change any term of the articles of incorporation of DSRV to take effect upon completion of the merger; or
                       * Alter or change any of the terms and conditions of the merger agreement if the change would have a materially adverse affect on the holders of MedPro common stock.

                       The Merger Agreement may be terminated, and the merger may be abandoned:

                       *   By the mutual consent of MedPro and DSRV;
                       * By either party, if, without fault of the terminating party the closing has not occurred by December 31, 2007;
                       *   By MedPro, if DSRV breaches any of its
                           representations, warranties, or obligations;
                       *   By DSRV, if MedPro breaches any of its
                           representations, warranties, or obligations; or
                       * By either party if (i) any permanent injunction or other final order of a court preventing the consummation of the merger or (ii) the stockholders of MedPro or DSRV do not approve the merger.

                       If the merger agreement terminates for any of the above reasons, it will become void and there will be no liability or obligation on the part of MedPro or DSRV, except to the extent that the termination results from the breach by a party of any of its representations, warranties or covenants.

                       Each party will pay the expenses it incurs in connection with the merger, except that if any party terminates the merger agreement as a result of the breach of any representation, warranty or covenant by the other party, the terminating party is entitled to reimbursement for all of the out-of-pocket costs and expenses incurred in connection with the merger.

Accounting
Treatment              For accounting purposes, MedPro will be treated as
                       the entity that acquired DSRV. New MedPro will account for the merger using the purchase method of accounting. Under this accounting method, New MedPro would record the acquired identifiable assets and liabilities assumed at their fair market value at the time the merger is completed. Any excess of the cost of DSRV over the sum of the fair values of tangible and identifiable intangible assets less liabilities assumed would be recorded as goodwill. New MedPro's reported income would include the operations of DSRV after the merger. Financial statements of New MedPro issued after completion of the merger would reflect the impact of the merger.


THE VISION CAPITAL INVESTMENT

       DSRV has entered into a preferred stock purchase agreement with Vision, pursuant to which Vision and other accredited investors (to whom we refer as the "Vision Investor Group") will make a $13 million cash investment in New MedPro. This transaction will close at the effective time of the merger, at which time New MedPro will issue 6,668,230 units comprised of one share of a new series of convertible preferred stock and a variable series of Common Stock purchase warrants. The purchase price will be $1.9495 per Unit.

        If each series of the warrants were to be issued and exercised in full for cash consideration, New MedPro would issue up to an additional 25,286,692 shares of its Common Stock, subject to adjustment if standard anti-dilutive provisions were triggered, for an additional cash investment totaling approximately $51.4 million.

       To the extent one or more warrant holders utilize the cashless exercise option on the Series A, B and C warrants, and receive upon exercise only the number of shares having a market value equal to the difference between the then-current trading price of the New MedPro common stock and the warrant exercise price, New MedPro will issue fewer shares to, and receive less cash consideration from exercising warrant holders, and New MedPro stockholders will realize a smaller reduction in their beneficial ownership of New MedPro common stock.

Description of the Series A Convertible Preferred Stock

	Under the terms of the preferred stock purchase agreement with Vision, the DSRV board of directors will adopt a certificate of designation, authorizing a new series of preferred stock (the "Series A Stock") that will be issued to the Vision Investor Group. The following is a summary of the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Series A Stock:

Amount to be
Issued                 A maximum of 6,668,230 shares of Series A Stock.

Ranking The Series A Stock will rank senior to New MedPro's Common Stock and other classes of junior stock, but rank junior to New MedPro's indebtedness.

Dividends              The holders of Series A Stock are entitled to receive
                       cash dividends at the rate of 5% of the stated liquidation preference amount ($1.95 per share).
                       Dividends will be prorated for shares not outstanding for a full year.

                       Dividends are cumulative, and will accrue and be payable upon any liquidation of the Company, as described below. Dividends on Series A Stock will be paid prior to dividends on any junior stock.

Liquidation
Rights Upon liquidation, dissolution or winding up of the Company, the holder of Series A Stock is entitled to a liquidation preference of $1.95 per share plus any accrued and unpaid dividends, prior to any amounts being paid on New MedPro Common Stock or any junior stock. If New MedPro's assets are not sufficient to pay in full the liquidation preference, then all of the assets will be distributed pro rata among the holders of the Series A Stock.

Voting Rights          The Series A Stock holders have no voting rights
                       except in the following limited circumstances:

                       So long as there are 200,000 shares of Series A Stock outstanding, the affirmative vote of 75% of the Series A Stock is required for New MedPro to take the following actions:

                       * To authorize the issuance of a series of stock ranking equal or senior to the Series A Stock with respect to the distribution of assets on liquidation, dissolution, and winding up.
                       * To amend provisions of the Series A Stock that will adversely affect any rights of the stock.
                       * To repurchase, redeem, or pay dividends on shares of common stock other than de minimus repurchases or contractual redemption obligations.
                       * To amend the articles of incorporation or bylaws to materially and adversely affect the rights of Series A Stock.
                       * To make any unauthorized distribution to the holders of stock junior to the Series A Stock.
                       * To reclassify our outstanding securities in a way that adversely affects Series A Stock rights.
                       * To voluntarily file for bankruptcy, liquidate assets or make an assignment for the benefit of New MedPro's creditors.
                       * To discontinue involvement in the business of commercializing medical devices.

Conversion
Rights The Series A Stock shares are convertible into shares of Common Stock at any time, in whole or in part, at the option of the holder thereof; provided that no fewer than 200,000 shares may be converted at any one conversion.

                       For each share of Series A Stock converted, the holder will be entitled to receive a number of shares of common stock equal to the quotient of, (1) $1.95 (the liquidation preference amount), divided by(2)the conversion price in effect as of the date of the delivery of the holder's notice of election to convert.

                       The conversion price is initially $1.95 per share, but is subject to adjustment for certain events, including stock splits, stock dividends, distributions, reclassifications or reorganizations. In addition, the conversion price is subject to adjustment if the Company issues additional shares of Common Stock or securities convertible into, or exchangeable for, Common Stock, in either case at a price per common share less than the conversion price then in effect. The conversion price adjustment does not apply to the issuance of shares in certain transactions identified in the certificate of designations unless the holder of the Series A Stock waives the restriction.

                       The Series A Stock cannot be converted into Common Stock if the conversion will result in the holder beneficially owning in the aggregate more than 9.9% of the New MedPro Common Stock outstanding.

Buy-In Rights          If, upon receipt of a notice of conversion, New
                       MedPro fails to transmit to the holder of Series A
                       Stock, certificates representing the shares of Common
                       Stock issuable upon conversion, and the holder is required to purchase shares of Common Stock to deliver in satisfaction of a sale of the shares to have been issued upon the conversion, then New MedPro must pay the holder in cash the amount by which the holder's total purchase price for the Common Stock exceeds the amount obtained by multiplying, (1) the number of shares of Common Stock issuable upon conversion of the Series A Stock that New MedPro was required to deliver times, (2) the price at which the sell order giving rise to such purchase obligation was executed. In addition, at the option of the holder, New MedPro must either reinstate the shares of Series A Stock and the equivalent number of shares of Common Stock or deliver to the holder the number of shares of Common Stock that would have been issued if New MedPro has timely complied with its conversion and delivery obligations.

Redemption
Rights Upon the occurrence of a "major transaction," each holder of Series A Stock shall have the option to require New MedPro to redeem all or a portion of the holder's Series A Stock equal to 100% of the liquidation preference amount plus any accrued but unpaid dividends. New MedPro may elect to pay in shares of Common Stock, in which case the price per share will be based on the conversion price then in effect.

                       A "major transaction" includes certain consolidation or merger transactions, the sale of more than 50% of New MedPro's assets, or the purchase of more than 50% of the outstanding shares of Common Stock,

                       Upon the occurrence of one of the triggering events listed below, each holder of Series A Stock can require New MedPro to redeem all or a portion of the holder's shares of Series A Stock at a price per share equal to 120% of the liquidation preference amount plus any accrued but unpaid dividends and liquidated damages.

                       Triggering events include:

                       (1) Lapse of the effectiveness of the registration
                           statement for 20 consecutive trading days, or unavailability of the registration statement for sale of New MedPro Common Stock for 20 consecutive trading days and New MedPro Common Stock cannot be sold in the public securities market, provided that the unavailability is not due to factors solely within the control of the holder of the Series A Stock.
                       (2) Suspension from listing or trading on any one of,
                           or the failure of New MedPro's Common Stock to be listed or traded on at least one of, the OTC Bulletin Board, the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange, Inc., or American Stock Exchange, Inc. for 5 consecutive trading days.
                       (3) Notice of New MedPro's inability to convert
                           Series A Stock into shares of Common Stock.
                       (4) Failure to comply with a conversion notice for 15
                           days.
                       (5) Deregistration of common stock so it is no longer
                           publicly traded.
                       (6) Consummation of a "going private" transaction so
                           that the Common Stock is no longer registered under the Securities Exchange Act of 1934.
                       (7) Breach of a term of the purchase agreement or the
                           certificate of designation or any other agreement delivered in connection with contemplated transactions that has a materially adverse effect and is not a curable breach of a covenant that continues for more than 10 business days.

                       For triggering events (1), (2), (3), and (7), New MedPro has the option to pay in cash or shares of Common Stock (in which case, the price per share shall be based on the conversion price then in effect). For (4), (5), and (6), New MedPro will redeem the applicable Series A Stock for cash.

Rights if Unable
to Fully Convert       If DSRV cannot issue shares of Common Stock
                       for any reason, it will issue as many shares of Common Stocks it can. With respect to the unconverted Series A Stock, the holder can elect within 5 business days of New MedPro's receipt of notice:
                       * To redeem the unconverted stock at a price equal to the major transaction redemption price, provided that New MedPro has the option to pay in cash or shares of Common Stock.
                       * If New MedPro cannot fully convert because it failed to have a sufficient number of shares of common stock registered for resale under the registration, to require it to issue restricted shares of Common Stock.
                       * To void its conversion notice and retain the shares of Series A Stock.
                       *    To exercise its buy-in rights.

No Preemptive
Rights Except as noted in the following paragraph, a holder of Series A Stock will not have the right to subscribe for, purchase or receive any part of any new or additional shares of any class of the company's shares, or any of the company's debt securities convertible into its shares, except for the holder's conversion rights. New MedPro's board of directors will have the power to authorize the company to issue shares (other than Series A Stock) or debt securities on such terms and for such consideration as they deem advisable.

                       For one year following the effective date of the registration Statement covering the resale of shares of New MedPro common stock issuable upon the conversion of Series A Stock or the exercise of the related warrants, each holder of Units will have the option to purchase up to its pro rata portion of all or a portion of the securities being offered in any subsequent financing on the same, absolute terms and conditions as contemplated by such subsequent financing. A subsequent financing means any proposed offer or sale of New MedPro's common stock, or any debt or equity securities convertible, exercisable or exchangeable into its common stock, to any third party. The right would not apply to shares issued to acquire patents for technology, under employee benefit plans and certain other corporate transactions. A Unit holder electing to participate in a subsequent financing would have the right to acquire a percentage of the offered shares in the subsequent financing obtained by dividing (x) the number of shares of Series A Stock purchased by such Unit holder by (y) the total number of shares of Series A Stock purchased by all of the Unit holders who elect to participate in the subsequent financing.
Restriction
on Issuance
of Stock The affirmative vote of 75% of the outstanding shares of Series A Stock is required to issue shares of the Series A Stock other than in the Private Placement.

Vote to Change
Terms The affirmative vote of 75% of the outstanding shares of Series A Stock is required to change the certificate of designation or the articles of incorporation in a manner that alters the rights of the Series A Stock.

Description of Common Stock Purchase Warrants

       Each unit to be sold to the Vision Investor Group is comprised of one share of Series A Stock, one Series A Warrant and one Series B Warrant. If an investor purchases units for an aggregate purchase price of $5,000,000 or more, one Series J Warrant and one Series C Warrant will also be included in each Unit purchased. Each Series J Warrant and each series C Warrant may be exercised to purchase one share of New MedPro Common Stock. The Series C Warrant may only be exercised following exercise of the corresponding Series J Warrant. Each series of warrant may be exercised on the following terms:

Series A Warrant       Entitles holder to purchase one (1) share of Common
                       Stock at a purchase price of $1.81 per share, 93% of the purchase price per share of Series A Stock.

Series B Warrant       Entitles holder to purchase one additional share of
                       Common Stock at a purchase price of $1.99 per share, 102% of the purchase price per share of Series A
                       Stock.

Series J Warrant       For investors purchasing an aggregate of at least
                       2,762,431 Units in the offering, each purchased Unit also includes a Series J Warrant and a Series C
                       Warrant each to purchase one further additional share of Common Stock at a purchase price of $2.18 per share, 112% of the purchase price per share of Series
                       A Stock.

Series C Warrant       For investors receiving Series J and Series C
                       Warrants, the Series C Warrants only become exercisable following exercise of the corresponding
                       Series J Warrant.

Adjustments to
the Exercise
Price and
Number of Shares
Available              The price per share and number of shares available
                       under each series of Warrant is subject to adjustment in the following circumstances:
                       *    the recapitalization, reorganization or
                       reclassification of New MedPro;
                       *    the consolidation, merger or sale of New
                       MedPro;
                       * stock dividends, stock splits or reverse stock splits made by New MedPro;
                       * or the issuance of additional shares of common stock or Common Stock equivalents, or other distributions made to the holders of Common
                       Stock other than permitted issuances.

Cashless
Exercise In lieu of exercising their warrants for cash, the holders of Series A, Series B, and Series C Warrants may make a cashless exercise of their warrants, and will receive a number of shares of Common Stock based on the appreciation of the market value of MedPro's Common Stock.

Buy-In Rights          If MedPro fails to transmit to the holder of a
                       warrant, certificates representing the shares of Common Stock issuable upon exercise of the warrant, and the holder is required to purchase shares of Common Stock to deliver in satisfaction of a sale of the shares to have been issued upon the exercise of the warrant, then MedPro must pay the holder in cash the amount by which the holder's total purchase price for the Common Stock exceeds the amount obtained by multiplying (1) the number of shares of Common Stock issuable upon exercise of the warrant that MedPro was required to deliver times (2) the price at which the sell order giving rise to such purchase obligation was executed.

Registration Rights

       DSRV entered into a registration rights agreement with the Vision Investor Group that will require New MedPro, after the merger, to register their "registrable securities" with the SEC so those securities can be publicly sold.

       "Registrable securities" are (a) the shares of New MedPro Common Stock issuable upon the conversion of the Series A Stock and (b) the shares of New MedPro Common Stock issuable upon exercise of the Warrants. In addition, the MedPro shareholders who do not sign lock-up agreements with the Vision

Investor Group may have their New MedPro shares included in the registration statement, which would enable them to sell their shares without compliance with a one year holding period or other conditions of Rule 144.

Resale
Registration           New MedPro must file a registration statement within
                       60 days after closing, subject to certain exceptions, to register all registrable securities. The registration statement will cover additional shares of Common Stock resulting from stock splits, dividends or other similar transactions with respect to the registrable securities.

                       New MedPro must use commercially reasonable efforts to promptly cause the registration statement to become effective and stay continuously effective, including post-effective amendments and additional registration statements, until the earlier of (i) the date when all registrable securities covered under the registration statement have been sold or (ii) the date when the registrable securities can be sold without any restriction pursuant to Rule 144 of the Securities Act.

Liquidated
Damages                If New MedPro fails to file:
                       * The registration statement prior to 60 days after closing (other than as a result of the Commission being unable to accept the filing or circumstances beyond its control);
                       * A request for acceleration of effectiveness of the registration statement within 3 business days after the SEC notifies New MedPro that a registration statement will not be reviewed; or
                       * A subsequent registration statement if the original registration statement ceases to be effective before expiration of the effectiveness period, or

                       If New MedPro breaches the disclosure provision discussed above, it will pay liquidated damages to each holder equal to 1.5% of the holder's initial investment in the Series A Stock then held by the holder for each calendar month, or portion thereof, until the failure or breach is cured. Liquidated damages will not exceed an aggregate of 20% of the amount of the holder's initial investment in the Series A Stock.

Piggy-Back
Registrations          New MedPro will register the shares of its Common
                       Stock issuable upon the conversion of Series A Stock or the exercise of warrants, upon the request of a Series A Stockholder, if New MedPro registers securities for an offering for sale (other than registrations in connection with the acquisition of a business or in connection with employee benefit plans).

Demand
Registration
Rights Series A Stock holders may make a written request for registration of shares of Common Stock not previously registered that are issued upon the occurrence of a "major transaction" or "triggering event." New MedPro will use its reasonable best efforts to register the shares no later than 120 days after the holder's request and keep the registration statement continuously effective for as long as the holder shall request, but no later than the date that the shares of Common Stock may be offered for resale to the public without restriction pursuant to Rule 144.

                       A "major transaction" includes certain consolidation or merger transactions, the sale of more than 50% of New MedPro's assets, or the purchase of more than 50% of the outstanding shares of its Common Stock.

                       "Triggering events" include:

                       (1) Lapse of the effectiveness of the registration statement for 20 consecutive trading days, or unavailability of the registration statement for sale of New MedPro's Common Stock for 20 consecutive trading days and New MedPro's Common Stock cannot be sold in the public securities market, provided that the unavailability is not due to factors solely within the control of the holder of the Series A Stock.

                       (2) Suspension from listing or trading on any one of, or the failure of New MedPro's common stock to be listed or traded on at least one of, the OTC
                       Bulletin Board, the Nasdaq National Market, the Nasdaq Capital Market, the New York Stock Exchange, Inc., or the American Stock Exchange, Inc. for 5 consecutive trading days.

                       (3) Notice of New MedPro's inability to convert Series A Stock into shares of Common Stock.

                       (4) Breach of a term of the purchase agreement or the certificate of designation or any other agreement delivered in connection with contemplated transactions that has a materially adverse effect and is not a curable breach of a covenant that continues for more than 10 business days.

Expenses New MedPro will bear all expenses of any registration described above, other than any underwriting, discounts, commissions, transfer taxes or fees incurred by the holders of registrable securities in connection with the sale of registrable securities.



Assignment             The registration rights of the holders of registrable
                       securities can be assigned to the holders and subsequent successors and assigns.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT

       The following table sets forth certain information regarding the beneficial ownership of the shares of DSRV common stock as of September 28, 2007 by (i) each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of DSRV Common Stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.


       The table is based upon information derived from our stock records. Unless otherwise subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 5,605,750 shares of Common Stock outstanding as of September 30, 2007.

Name and Address                           Number of Shares of    Percentage of
of Beneficial Owner(1)                     Common Stock Owned      Common Stock
-------------------------------------------------------------------------------
Vision Opportunity Master Fund, Ltd.(2)(3)    5,016,150               89.48 %
Robert Scherne (3)                            18,750                   0.33 %
Lawrence Chimerine (3)                        12,500                   0.22 %
All officers and directors as a group         31,250                   0.56 %
[2 persons]
----------------------


(1)	Unless otherwise indicated, each of the listed shareholders has sole voting and investment power over the shares.

(2)	Adam Benowitz is the Chief Executive Officer and Director of Vision
Opportunity Master Fund, LLC.

(3)	Business address is 20 W. 55th Street, Floor 5, New York, NY 10010.

                           USE OF PROCEEDS

	The net proceeds from the Vision Group Investment, after payment of estimated expenses of $1,360,000 related to the offering and the merger, are anticipated to total approximately $11,640,000. New MedPro plans to use the net proceeds to pay off outstanding debt and for the other anticipated uses shown in the following table:

        Gross offering proceeds                           $ 13,000,000

        Financial advisory fee                               1,040,000
        Offering expenses                                      320,000
                                                          ------------
        Net offering proceeds                             $ 11,640,000
                                                          ============

        Repay Vision bridge loan                             1,050,000
        Repay Bank financing fees                              150,000
        Repay Shareholder loans (current portion)            1,790,000

        Working capital                                      8,650,000
                                                          ------------

            Total uses                                    $ 11,640,000
                                                          ============


	The precise amount and timing of the application of the net offering proceeds depends on many factors, including, but not limited to actual funding requirements. Until the proceeds are used, New MedPro may invest the proceeds, depending on its cash flow requirements, in short and long-term investments including, but not limited to, treasury bills, commercial paper, certificates of deposit, securities issued by U.S. government agencies, money market funds, repurchase agreements and other similar investments.


                               CAPITALIZATION

                                                       Historical      As Adjusted         As Adjusted
                                                         As of       for the Private     Further for the
                                                     Sept. 30,2007    Placement and       the Reverse
                                                                      Reverse Split          Merger
                                                     ------------    ---------------    ----------------

Cash                                                 $     12,769    $ 11,652,769(1)    $ 10,047,656(2)
                                                     ============    ============       ============

Payable to Shareholders                              $        -0-    $       -0-        $  2,641,769
Long-term debt, including current portion                     -0-            -0-           5,899,736
                                                     ------------    -----------        ------------

  Total debt and payable to shareholders             $        -0-    $       -0-           8,541,505
                                                     ------------    -----------        ------------

Stockholders' equity (deficit):
  Preferred stock ($0.01 par value, no shares
    authorized, historical; 10,000,000 shares
    authorized as adjusted and further adjusted; no
    shares outstanding, historical;
    6,668,230 shares outstanding as adjusted and
    as further adjusted)                                      -0-         66,682              66,682

  Common stock ($0.001 par value, 100,000,000
  shares authorized, historical; 90,000,000 shares
  authorized, as adjusted and further adjusted;
   5,605,750 shares outstanding historical;
   1,401,438 shares outstanding as adjusted;
   and 13,274,627 as further adjusted)                      5,606          1,401              13,280

  Additional paid-in capital                         $     45,178    $12,979,897        $ 21,307,383
21,307,209
  Accumulated (deficit)                              $   (105,853)   $  (105,853)       $(16,399,907)
                                                     ------------    -----------        ------------

    Total stockholders' equity (deficit)             $    (55,069)   $12,942,127        $  4,987,438
                                                     ------------    -----------        ------------

Total debt and stockholders' equity (deficit)        $    (55,069)   $12,942,127        $ 13,528,943
                                                     ============    ===========        ============


(1)	Adjusted for receipt of net proceeds of the private placement in the amount of $11,640,000.

 (2)Adjusted to reflect application of net proceeds as described under "Use of Proceeds".

                   PRO FORMA FINANCIAL INFORMATION

	Exhibit B to this Information Statement presents the following unaudited pro forma financial information:

   * A pro forma condensed balance sheet as of December 31, 2006, which gives effect to the Reverse Merger as if it had been consummated as of December 31, 2006.

   * A pro forma condensed statement of income for the year ended December 31, 2006, which gives effect to the Reverse Merger as if it had been consummated as of January 1, 2006.


   * A pro forma condensed balance sheet as of September 30, 2006, which Gives effect to the Reverse Merger as if it had been consummated as of September 30, 2007.

   * A pro forma condensed statement of income for the nine months ended September 30, 2007, which gives effect to the Reverse Merger as if it had been consummated as of January 1, 2007.


	We prepared the pro forma information based upon the financial statements of MedPro and Dentalserv.com giving effect to the proposed transaction under the assumptions and adjustments set forth in the footnotes to the pro forma consolidated condensed financial statements.

	The pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the Reverse Merger had been in effect on the dates indicated or which may be obtained in the future. You should read the pro forma consolidated condensed financial statements in conjunction with the financial statements and notes to financial statements of MedPro and Dentalserv.com included in this Information Statement. See "Index to Financial Statements" and "Incorporation By Reference."

                          THE REVERSE MERGER

General

     On September 5, 2007, DSRV and MedPro entered into an Agreement and Plan of Merger providing for the merger of MedPro Safety Products, Inc. with and into DSRV. The merger agreement was amended and restated on November 7, 2007.

     When the amendments to the articles of incorporation of DSRV take effect immediately before the completion of the merger, the following events will occur:


  * The 5,612,750 DSRV common shares currently outstanding will be combined into 1,403,188 DSRV common shares in a 1-for-4 reverse stock split


  * DSRV will be authorized to issue up to 10 million shares of preferred stock, of which 6,668,230 shares will be designated as Series A Stock with the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions described under "The Vision Capital Investment."

  * Vision and other institutional investors would purchase 6,668,230 units comprised of one share of Series A Stock and a variable series of common stock purchase warrants for $13 million in cash, or $1.9495 per Unit. The terms of the warrants are described under "The Vision Capital Investment."

     When the merger becomes effective, the following events will occur:

  *  MedPro will merge into DSRV (the "Reverse Merger");

  * DSRV, the surviving corporation in the Reverse Merger, will change its name to "MedPro Safety Products, Inc." (which we refer to as "New MedPro").

  * The former stockholders of MedPro will become entitled to receive 11,284,684 shares of New MedPro Common Stock for the 24,879,363 shares of MedPro common stock to be outstanding immediately before the Reverse Merger.

  * New MedPro will continue MedPro's medical device safety products business. The management of MedPro will become the management of New MedPro, and persons designated by MedPro will replace the current board of directors of DSRV.

     Although this section describes the material terms of the Reverse Merger, it is a summary of the Merger Agreement, which governs the transaction. A copy of the Amended and Restated Merger Agreement, which is an exhibit to the DSRV Current Report on Form 8-K/A-2 filed on November 14, 2007, is incorporated into this Information Statement by reference. See "Incorporation by Reference." We urge you to carefully read the Amended and Restated Merger Agreement.

Background

DSRV was formed under the laws of the State of Nevada on December 15,1999. The Company had initially planned to develop a dental software package, however, its principal stockholder became involved in other activities inconsistent with the Company's business model. Thereafter, further attempts to develop the dental software package in proved unacceptable and the project was ultimately abandoned in late 2006.

On or around December 15, 2006, DSRV's board of directors concluded that the implementation of the Company's business plan was no longer financially feasible. The board of directors determined instead to pursue a strategy to seek to acquire undervalued businesses with a history of operating revenues in markets that provide room for growth (the "Acquisition Strategy"). The Company's board of directors determined that DSRV should proactively seek to identify, investigate and, if advisable, acquire companies that would enhance DSRV's revenues and increase shareholder value.

The Company's criteria for evaluating and selecting prospective acquisitions included ascertaining whether the business to be acquired (i) was an established business with viable services or products, (ii) had an experienced and qualified management team, (iii) had room for growth and/or expansion into other markets, (iv) was accretive to earnings, (v) offered the opportunity to achieve and/or enhance profitability, and (vi) increased shareholder value (collectively, the "Acquisition Criteria").

DSRV's management believed that the future of the Company depended upon the consummation of a merger, acquisition or other business combination between the Company and a viable operating entity. As a result, the Company's management proactively undertook the process of attempting to execute the Acquisition Strategy.

Change of Control

In November 2006, Harry Miller, then the Company's Chief Executive Officer, Chairman of its Board of Directors and principal stockholder, was referred to Adam Benowitz, Director of Vision Opportunity Master Fund, and, as a result of the discussions that ensued, discovered that the strategic interests of DSRV and Vision were aligned. The Company's Acquisition Strategy fit with Vision's goal of acquiring a controlling interest in a public listed company without assets or significant business operations that could be utilized as a vehicle for a future merger with a privately held investment target company. Furthermore, Vision's evaluative criteria for determining investment candidates were consistent with the Acquisition Criteria.

As a result, pursuant to a stock purchase agreement dated and closed December 15, 2006, Vision assumed control of the Company by acquiring an aggregate total of 5,016,150 shares ("Shares") of our Common Stock from Mr. Miller and Messrs. Lorne Demorse and Zane Weaver. Vision purchased the Shares, comprising 89.83% of DSRV's issued and outstanding voting securities, for $650,000, or approximately $0.13 per Share, with funds from its working capital. In the transaction, Mr. Miller appointed the Company's current officers and director designated by Vision prior to resigning those positions in December, 2006.

Reasons for the Merger

Vision is a New York based, hedge fund, primarily engaged in making private investments in public equity. To that end, Vision makes investments to private equity only to a limited amount because, as an integral component of its business model, Vision requires some measure of liquidity for its investments. In October 2006, Vision undertook the process of seeking to identify an inactive public company that Vision could acquire to utilize at some future time as a vehicle in connection with an investment in a privately held company. To the extent that Vision, at some time in the future, identified an investment candidate with strong management, operations and a solid business model that happened to be privately held, Vision could merge the company with the investment target, thus enhancing the future liquidity for its investment.

In December 2006, Vision was introduced to Craig Turner of MedPro by Warren Rustand of SC Capital. At that time, MedPro was seeking a minimum of ten million dollars in outside investment capital to enhance its operations and fund the development of new products. In evaluating a potential investment in MedPro, Vision attributed a twenty two million dollar pre-money valuation to MedPro by analyzing its historical financial performance, current revenues, supply chain and distribution relationships. Furthermore, Vision analyzed the historical performance of two other similarly sized, publicly listed companies in the medical products sector (Retractable Technologies (AMEX:RVP) and SHPI (OTCBB:SHPI)) and estimated that MedPro could achieve a market capitalization fifty percent greater than its pre-money valuation within one year of the initial investment.

On March 9, 2007, MedPro and Vision entered into a term sheet for an investment transaction pursuant which Vision and other accredited investors would purchase a minimum of ten million dollars of convertible preferred shares of stock in MedPro, such convertible preferred stock being convertible at any time at the option of the holder thereof into common stock of MedPro. The term sheet provided that the investment transaction would be contingent upon a merger of MedPro into a shell company concurrent with the closing of the transactions contemplated thereby.

At the time of the execution of the term sheet referred to above, DSRV was a non-operating shell company whose sole business had been to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, it would consummate a reverse merger transaction in which DSRV would acquire a company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

The merger would satisfy the strategic objectives of each of DSRV, Vision and MedPro. Specifically, the merger would (i) result in the consummation of the Acquisition Strategy pursued by the former board of directors of DSRV; (ii) satisfy Vision's desire to ensure that the transaction with MedPro would result in an investment in a publicly listed company; and (iii) provide MedPro with the investment capital it desired on commercially reasonable terms.

Purpose of the Reverse Stock Split

       The 1-for-4 reverse stock split will reduce the number of the Company's outstanding shares of Common Stock in order to (i) better match the number of shares outstanding with the size of the Company in terms of market capitalization, shareholders' equity, operations and potential earnings and
(ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities such as DSRV Common Stock.

       Assuming the Company achieves profitability, the reverse stock split will result in a share count that is more consistent with the Company's potential economics. Specifically, the lower share count will facilitate more meaningful levels of per share earnings and better enable its shareholders to identify changes in operating results as the Company eventually moves towards profitability.

       Furthermore, the reverse stock split may result in a higher stock price which may encourage investor interest and will improve the marketability of the Company's Common Stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

After the effective date of the reverse stock split, each shareholder will own fewer shares of the Common Stock, but the per-share value of these shares should correspondingly increase. To that end, the reverse stock split will affect all of the Company's shareholders uniformly.

Merger Consideration

       The merger agreement provides that each MedPro stockholder will be entitled to receive one share of New MedPro Common Stock for each 2.0945 shares of MedPro Common Stock outstanding immediately before the effective time of the Reverse Merger.

Effective Date and Time of Merger

       The Merger Agreement provides that the Reverse Merger will be completed on a date as soon as practicable after the satisfaction or waiver of the conditions to the completion of the Reverse Merger. The Reverse Merger will become effective at the time and date specified in the certificate of merger to be filed with the Secretary of State of the State of Nevada.

Conditions to the Merger

       The obligations of MedPro and Dentalserv.com to carry out the Reverse Merger are subject to satisfaction (or, if permissible, waiver) of the following conditions at or before the time the Reverse Merger becomes effective:

  * Approval of the Merger Agreement and the Reverse Merger by the stockholders of MedPro and Dentalserv.com;

  * No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger shall be in effect or pending, and no action must have been taken that makes the consummation of the merger illegal; and

  * All required regulatory approvals, waivers, and consents must have been obtained.

       The obligation of Dentalserv.com to carry out the Reverse Merger is subject to satisfaction (or, if permissible, waiver) of the following additional conditions at or before the time the Reverse Merger becomes effective:

  * The representations and warranties of MedPro in the Merger Agreement must be true and correct in all material respects when made and on the effective date;

  * MedPro must have performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement;

  * The President and Chief Financial Officer of MedPro must execute a certificate on behalf of MedPro certifying the prior two conditions have been fulfilled;

  * Dentalserv.com must have received any required consents of third parties;

  * No temporary restraining order, preliminary or permanent injunction or other order limiting or restricting MedPro's conduct or operation of business shall be in effect or pending; and

  *    No material adverse effect must have occurred to MedPro.

       The obligation of MedPro to carry out the Reverse Merger is subject to satisfaction (or, if permissible, waiver) of the following additional conditions at or before the time the Reverse Merger becomes effective:

  * The representations and warranties of Dentalserv.com in the Merger Agreement must be true and correct in all material respects when made and on the effective date;

  * Dentalserv.com must have performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement;

  * The President and Chief Financial Officer of Dentalserv.com must execute a certificate on behalf of Dentalserv.com certifying the prior two conditions have been fulfilled;

  * No temporary restraining order, preliminary or permanent injunction or other order limiting or restricting Dentalserv.com's conduct or operation of business shall be in effect or pending;

  *    No material adverse effect must have occurred to Dentalserv.com;

  * Dentalserv.com must have provided copies of the resignation its director and officers and appointed certain individuals to the be officers and directors of Dentalserv.com, effective as of closing;

  * Dentalserv.com Common Stock must be quoted on the OTCBB and there must not be an action or proceeding pending or threatened against Dentalserv.com by the NASD to prohibit or terminate the quotation; and

  * Dentalserv.com must be in compliance with the reporting requirements under the Exchange Act and must have timely filed all Exchange Act reports for the 12 months preceding the closing.

Representations and Warranties

       The Merger Agreement contains representations and warranties by Dentalserv.com and MedPro regarding various legal, financial, business and regulatory matters. The representations and warranties will not survive after the merger. The full text of these representations and warranties can be found in the Merger Agreement attached as Appendix B.

       This information statement contains a description of the representations, warranties, and covenants made in the Merger Agreement, and in agreements, some of which are attached to this information statement. These representations, warranties and agreements have been made solely for the benefit of the other party to such agreements, may be subject to important qualifications, exceptions and limitations agreed to by the contracting parties and may not be complete, and such representations, warranties and agreements therefore should not be relied on by any other person. Any such covenants, representations or warranties may have been qualified or superseded by disclosures contained in separate schedules or exhibits not contained in this Information Statement, may reflect the parties' negotiated risk allocation in the particular transaction rather than facts, may be qualified by materiality standards that differ from those that others may consider material, may not be true as of the date of this Information Statement or any other date, and are subject to amendments, changes or waivers by the parties.

Covenants

Each of Dentalserv.com and MedPro has agreed to:

  * Use its best efforts to effectuate the Reverse Merger and to fulfill and cause to be fulfilled the conditions to the closing;

  *    Carry on its business in the ordinary course;

  *    Pay debts and taxes or other obligation when due;

  * Use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations;

  * Use reasonable best efforts consistent with past practice to keep available the services of its present officers and key employees; and

  * Use reasonable best efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.

       Each of Dentalserv.com and MedPro has agreed not to do any of following without the prior written consent of the other:

   * Cause or permit any amendments of its articles or certificate of incorporation or bylaws;

   * Declare any dividends, stock splits or reclassify any of its capital stock, authorize the issuance of any other securities, or repurchase shares of its capital stock except from former employees, directors and consultants in accordance with certain agreements;

   * Alter the period of exercisability or vesting of options or other rights granted under its stock option agreements, if any, or authorize cash payments in exchange for any options or other rights granted under any of such agreements, subject to certain exceptions;

   * Enter into any material contract, or violate, or amend or otherwise modify or waive any of the terms of any of its contracts, except in the ordinary course of business;

   * Issue any shares of capital stock, other than the issuance of shares of its Common Stock pursuant to the conversion of preferred stock, or exercise of stock options, warrants or other rights already outstanding, or as otherwise excepted;

   * Sell, lease, license or otherwise dispose of or encumber any of its material properties or assets except in the ordinary course of business consistent with past practice;

   * Incur any indebtedness in the aggregate of $500,000, except in the ordinary course of business;

   * Pay, discharge or satisfy in an amount in excess of $50,000 any claim, liability or obligation, other than reflected or reserved against in its financial statements;

   * Make any capital expenditures, capital additions, or capital improvements except in the ordinary course of business and consistent with past practice that does not exceed $100,000;

   *   Acquire the equity or assets of another business organization;

   * Make any material election in respect of taxes, change any accounting method, or file any material tax return or settle any tax related claim or assessment;

   * Revalue any of its assets other than in the ordinary course of business;

   *   Make any change to its accounting methods except as required by GAAP;
       and

   * Take any action which would make any of its representations and warranties contained in the Merger Agreement untrue or incorrect, or prevent it from performing or cause it not to perform its covenants.

No Solicitation

       MedPro or any representative of MedPro may not initiate or solicit any inquires or the making of any offer or proposal that constitutes or could be reasonably expected to lead to a proposal or offer relating to any alternative acquisition proposal. MedPro must notify Dentalserv.com of the receipt of any alternative acquisition proposal, the identity of any party making the proposal and terms and conditions of the offer. MedPro must keep Dentalserv.com informed of the status and details of any such inquiry, offer or proposal. Upon the signing of the Merger Agreement MedPro agreed to terminate any existing solicitation, activity, discussion, or negotiation with anyone other than Dentalserv.com.

Waiver, Amendment, Termination, Expenses

       At any time before the effectiveness of the Reverse Merger either party may, to the extent legally allowed:

   * Extend the time for the performance of any of the obligations or other acts of the other party;

   *   Waive any inaccuracies in the representations and warranties; and

   * Waive compliance with any of the agreements or conditions for the benefit of such party contained herein.

       The boards of directors of the parties may also mutually amend the Merger Agreement in writing at any time provided that the amendment must not:

   * Alter or change the amount or kind of consideration to be received on conversion of MedPro common stock;

   * Alter or change any term of the Articles of Incorporation of Dentalserv.com to be effected by the Reverse Merger; or

   * Alter or change any of the terms and conditions of the Merger Agreement if the change would have a materially adverse affect on the holders of MedPro common stock.

    The Merger Agreement may be terminated, and the Reverse Merger may be abandoned:

   *   By the mutual consent of MedPro and Dentalserv.com;

   * By either party, if, without fault of the terminating party the closing has not occurred by on or before December 31, 2007;

   * By MedPro, if Dentalserv.com breaches any of its representations, warranties, or obligations;

   * By Dentalserv.com, if MedPro breaches any of its representations, warranties, or obligations; or

   * By either party if (a) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Reverse merger becomes final and non-appealable or (b) the stockholders of MedPro or Dentalserv.com do not approve the Reverse Merger.

       If the Merger Agreement is terminated pursuant to any of the provisions described above, it will become void and there will be no liability or obligation on the part of MedPro or Dentalserv.com, except to the extent that the termination results from the breach by a party of any of its representations, warranties or covenants. The provisions in the Merger Agreement regarding confidentiality, expenses and termination fees, filing a Form 8-K, indemnification, amendments, and best efforts will remain in full force and effect and survive any termination of the Merger Agreement.

       Each party will pay the expenses it incurs in connection with the Merger Agreement and the Reverse Merger, except that if any party terminates the Merger Agreement as a result of the breach of any representation, warranty or covenants by the other party, the terminating party is entitled to reimbursement for all of the out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the Reverse Merger.

Accounting Treatment

       For accounting purposes, MedPro will be treated as the entity that acquired DSRV. New MedPro will account for the merger using the purchase method of accounting. Under this accounting method, New MedPro would record the acquired identifiable assets and liabilities assumed at their fair market value at the time the merger is completed. Any excess of the cost of DSRV over the sum of the fair values of tangible and identifiable intangible assets less liabilities assumed would be recorded as goodwill. New MedPro's reported income would include the operations of DSRV after the merger. Financial statements of New MedPro issued after completion of the merger would reflect the impact of the merger.

Operations After the Merger

       After the Reverse Merger, New MedPro will continue to operate MedPro's current medical device safety products business. The management of MedPro will become the management of New MedPro, and four persons designated by MedPro will become the directors of New MedPro.

Interest of Certain Persons in the Merger and Related Actions

       As a purchaser of preferred shares and units to be offered by DSRV in its private placement, Vision has a direct interest in the approval of the amendment to authorize DSRV to issue preferred shares.

       None of the directors or executive officers of DSRV has any substantial interest resulting from the private placement or the Reverse Merger that is not shared by all other shareholders in accordance with their respective ownership interests. Our current directors or executive officers will be replaced in those capacities by persons designated by MedPro when the Reverse Merger takes effect.

       In anticipation of the closing of the Reverse Merger and the Private Placement, MedPro has borrowed $1,000,000 from Vision, to be paid back in full upon the closing of the merger or upon the termination of the merger agreement. The loan bears interest at the rate of 8% per year and requires that MedPro pay an origination fee of $50,000. The loan is secured by certain personal property, intangibles and receivables of MedPro.

                    THE VISION CAPITAL INVESTMENT

       In August 2007, DSRV entered into a preferred stock purchase agreement with Vision, pursuant to which the "Vision Investment Group will make a $13 million cash investment in New MedPro. This transaction will close at the effective time of the merger, at which time New MedPro will issue 6,668,230 units to the investors. Each unit is comprised of one share of a new series of convertible preferred stock and a variable series of common stock purchase warrants, as described later in this section. The purchase price will be $1.9495 per unit.

       If each series of the warrants were to be issued and exercised in full for cash consideration, New MedPro would issue up to an additional 25,286,692 shares of its common stock, subject to adjustment if standard anti-dilutive were triggered, for an additional cash investment totaling approximately $51.4 million. To the extent one or more warrant holders utilize the cashless exercise option on the Series A, B and C warrants, and receive upon exercise only the number of shares having a market value equal to the difference between the then-current trading price of the New MedPro common stock and the warrant exercise price, New MedPro will issue fewer shares to, and receive less cash consideration from exercising warrant holders, and New MedPro stockholders will realize a smaller reduction in their beneficial ownership of New MedPro common stock.

      Although this section describes the material terms of the Series A Stock and stock purchase warrants, it is a summary of the certificate of designation and the warrants, which govern the rights of the holders of those securities. Copies of the certificate of designation, the warrants, and related agreements, which are exhibits to the DSRV Current Report on Form 8-K/A-2 filed on November 14, 2007, are incorporated into this Information Statement by reference. See "Incorporation by Reference." We urge you to carefully read those documents.

Description of the Series A Convertible Preferred Stock

      Under the terms of the preferred stock purchase agreement with Vision, the DSRV board of directors will adopt a certificate of designation, authorizing the Company to issue up to 6,668,230 shares of a new series of Series A Convertible Preferred Stock ("Series A Stock") that will be issued to the Vision Investment Group. The following is a summary of the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Series A Stock.

       Stated Value

       The stated value of each share of Series A Stock will be $1.95, subject to adjustment for certain events, including stock splits and stock dividends.

       Ranking

       The Series A Stock will rank senior to New MedPro's Common Stock and other classes of junior stock, but rank junior to New MedPro's indebtedness.

       Dividends

       The holders of Series A Stock are entitled to receive cash dividends at the rate of 5% of the stated liquidation preference amount ($1.95 per share). Dividends will be prorated for shares not outstanding for a full year.

       Dividends are cumulative, and will accrue and be payable upon any liquidation of the Company, as described below. Dividends on Series A Stock will be paid prior to dividends on any junior stock.

       Liquidation Rights

       Upon liquidation, dissolution or winding up of the Company, the holder of Series A Stock is entitled to a liquidation preference of $1.95 per share plus any accrued and unpaid dividends, prior to any amounts being paid on New MedPro Common Stock or any junior stock. If New MedPro's assets are not sufficient to pay in full the liquidation preference, then all of the assets will be distributed among the holders of the Series A Stock.

       Voting Rights

       The Series A Stock holders have no general voting rights. So long as there are 200,000 shares of Series A Stock outstanding, the affirmative vote of 75% of the outstanding shares of Series A Stock is required for New MedPro to take the following actions:

   * To authorize the issuance of a series of stock ranking equal or senior to the Series A Stock with respect to the distribution of assets on liquidation, dissolution, and winding up.

   * To amend provisions of the Series A Stock that will adversely affect any rights of the stock.

   * To repurchase, redeem, or pay dividends on shares of common stock other than de minimus repurchases or contractual redemption obligations.

   * To amend the articles of incorporation or bylaws to materially and adversely affect the rights of Series A Stock.

   * To make any unauthorized distribution to the holders of stock junior to the Series A Stock.

   * To reclassify our outstanding securities in a way that adversely affects Series A Stock rights.

   * To voluntarily file for bankruptcy, liquidate assets or make an assignment for the benefit of New MedPro's creditors.

   * To discontinue involvement in the business of commercializing medical devices.

       Conversion Rights

       The Series A Stock shares are convertible into shares of Common Stock at any time, in whole or in part, at the option of the holder thereof; provided that no fewer than 200,000 shares may be converted at any one conversion.

       For each share of Series A Stock converted, the holder will be entitled to receive a number of shares of Common Stock equal to the quotient of, (1) $1.95 (the liquidation preference amount), divided by, (2) the conversion price in effect as of the date of the delivery of the holder's notice of election to convert.

       The conversion price is initially $1.95 per share, but is subject to adjustment for certain events, including stock splits, stock dividends, distributions, reclassifications or reorganizations. In addition, the conversion price is subject to adjustment if the Company issues additional shares of Common Stock or securities convertible into or exchangeable for

Common Stock, in either case at a price per common share less than the conversion price then in effect. The conversion price adjustment does not apply to the issuance of shares in certain transactions identified in the certificate of designations unless the holder of the Series A Stock waives the restriction.

       A holder cannot convert shares of Series A Stock into Common Stock if the conversion will result in the holder beneficially owning in aggregate more than 9.9% of the New MedPro Common Stock outstanding.

       Buy-In Rights

       If, upon receipt of a notice of conversion, New MedPro fails to transmit to the holder of Series A Stock, certificates representing the shares of Common Stock issuable upon conversion, and the holder is required to purchase shares of Common Stock to deliver in satisfaction of a sale of the shares to have been issued upon the conversion, then New MedPro must pay the holder in cash the amount by which the holder's total purchase price for the Common Stock exceeds the amount obtained by multiplying, (1) the number of shares of Common Stock issuable upon conversion of the Series A Stock that New MedPro was required to deliver times, by (2) the price at which the sell order giving rise to such purchase obligation was executed. In addition, at the option of the holder, New MedPro must either reinstate the shares of Series A Stock and the equivalent number of shares of Common Stock or deliver to the holder the number of shares of Common Stock that would have been issued if New MedPro has timely complied with its conversion and delivery obligations.

       Redemption Rights

       Upon the occurrence of a "major transaction," each holder of Series A Stock shall have the option to require New MedPro to redeem all or a portion of the holder's Series A Stock equal to 100% of the liquidation preference amount plus any accrued but unpaid dividends. New MedPro may elect to pay in shares of Common Stock, in which case the price per share will be based on the conversion price then in effect.

       	A "major transaction" includes certain consolidation or merger transactions, the sale of more than 50% of New MedPro's assets, or the purchase of more than 50% of the outstanding shares of Common Stock,

       	Upon the occurrence of one of the triggering events listed below, each holder of Series A Stock can require New MedPro to redeem all or a portion of the holder's shares of Series A Stock at a price per share equal to 120% of the liquidation preference amount plus any accrued but unpaid dividends and liquidated damages.

        Triggering events include:

1) Lapse of the effectiveness of the registration statement for 20 consecutive trading days, or unavailability of the registration statement for sale of New MedPro Common Stock for 20 consecutive trading days and New MedPro Common Stock cannot be sold in the public securities market, provided that the unavailability is not due to factors solely within the control of the holder of the Series A Stock.

2)	Suspension from listing or trading on any one of, or the failure of
        New MedPro's Common Stock to be listed or traded on at least one of, the OTC Bulletin Board, the Nasdaq Capital Market, the Nasdaq Global

        Market, the New York Stock Exchange, or the American Stock Exchange for 5 consecutive trading days.

3)	Notice of New MedPro's inability to convert Series A Stock into shares of Common Stock.

4)	Failure to comply with a conversion notice for 15 days.

5)	Deregistration of common stock so it is no longer publicly traded.

6)	Consummation of a "going private" transaction so that the Common
        Stock is no longer registered under the Securities Exchange Act of 1934.

7)	Breach of a term of the purchase agreement or the certificate of designation or any other agreement delivered in connection with contemplated transactions that has a materially adverse effect and is not a curable breach of a covenant that continues for more than 10 business days.

       For triggering events (1), (2), (3), and (7), New MedPro has the option to pay in cash or shares of Common Stock (in which case, the price per share shall be based on the conversion price then in effect). For (4), (5), and
(6), New MedPro will redeem the applicable Series A Stock for cash.

       Rights if Unable to Fully Convert

       If Dentalserv.com cannot issue shares of Common Stock for any reason, it will issue as many shares of Common Stock as it can. With respect to the unconverted Series A Stock, the holder can elect within 5 business days of New MedPro's receipt of notice:

   * To redeem the unconverted stock at a price equal to the major transaction redemption price, provided that New MedPro has the option to pay in cash or shares of Common Stock.

   * If New MedPro cannot fully convert because it failed to have a sufficient number of shares of common stock registered for resale under the registration, to require it to issue restricted shares of Common Stock.

   *   To void its conversion notice and retain the shares of Series A Stock.

   *   To exercise its buy-in rights.

       No Preemptive Rights

       Except as noted in the following paragraph, a holder of Series A Stock will not have the right to subscribe for, purchase or receive any part of any new or additional shares of any class of the company's shares, or any of the company's debt securities convertible into its shares, except for the holder's conversion rights. New MedPro's board of directors will have the power to authorize the company to issue shares (other than Series A Stock) or debt securities on such terms and for such consideration as they deem advisable.

       For one year following the effective date of the registration statement covering the resale of shares of New MedPro common stock issuable upon the conversion of Series A Stock or the exercise of the related warrants, each holder of Units will have the option to purchase up to its pro rata portion of all or a portion of the securities being offered in any subsequent financing on the same, absolute terms and conditions as contemplated by such subsequent financing. A subsequent financing means any proposed offer or sale of New MedPro's common stock, or any debt or equity securities convertible, exercisable or exchangeable into its common stock, to any third party. The right would not apply to shares issued to acquire patents for technology, under employee benefit plans and certain other corporate transactions. A Unit holder electing to participate in a subsequent financing would have the right to acquire a percentage of the offered shares in the subsequent financing obtained by dividing (x) the number of shares of Series A Stock purchased by such Unit holder by (y) the total number of shares of Series A Stock purchased by all of the Unit holders who elect to participate in the subsequent financing.

       Restriction on Issuance of Stock

       The affirmative vote of 75% of the outstanding shares of Series A Stock is required to issue shares of the Series A Stock other than in the private placement to the Vision Investment Group.

       Amendments

       The holders of 75% of the outstanding shares of Series A Stock must affirmative vote to change the certificate of designation or the articles of incorporation in a manner that alters the rights of the Series A Stock.

Description of Common Stock Purchase Warrants

       Each Unit is comprised of one share of Series A Stock, one Series A Warrant and one Series B Warrant. If an investor purchases Units in the offering for an aggregate purchase price of $5,000,000 or more, one Series J Warrant and one Series C Warrant will also be included in each Unit purchased. Each Series J Warrant and each series C Warrant may be exercised to purchase one share of authorized, previously unissued of New MedPro Common Stock. The Series C Warrant may only be exercised following exercise of the corresponding Series J Warrant. Each series of warrant may be exercised on the following terms:

       Series A Warrant

       Entitles holder to purchase one (1) share of Common Stock at a purchase price of $1.81 per share, 93% the purchase price per share of Series A Stock.

       Series B Warrant

       Entitles holder to purchase one additional share of Common Stock at a purchase price of $1.99 per share, 102% of the purchase price per share of Series A Stock.

       Series J Warrant

       For investors purchasing an aggregate of at least 2,762,431 Units in the offering, each purchased Unit will also include a Series J Warrant and a Series C Warrant, each to purchase one further additional share of Common Stock at a purchase price of $2.18 per share, 112% of the purchase price per share of Series A Stock.

       Series C Warrant

       For investors receiving Series J Warrants, and Series C Warrants, the Series C Warrants only become exercisable following exercise of the corresponding Series J Warrant.

       Adjustments to the Exercise Price and Number of Shares Available

       The price per share and number of shares available under each series of Warrant is subject to adjustment in the following circumstances:

   *   the recapitalization, reorganization or reclassification of New
       MedPro;

   *   the consolidation, merger or sale of New MedPro;

   *   stock dividends, stock splits or reverse stock splits made by New
       MedPro; or

   * the issuance of additional shares of Common Stock or Common Stock equivalents, or other distributions made to the holders of Common Stock other than permitted issuances.

       Cashless Exercise

       In lieu of exercising their warrants for cash, the holders of Series A, Series B and Series C Warrants may make a cashless exercise of their warrants, and receive a number of shares of Common Stock having an aggregate market value equal to the difference between the market value of the shares of Common Stock for which the warrant is being exercised on the date of exercise and the aggregate exercise price of that number of shares.

       Buy-In Rights

       If New MedPro fails to transmit to the holder of a warrant, certificates representing the shares of Common Stock issuable upon exercise of the warrant, and the holder is required to purchase shares of Common Stock to deliver in satisfaction of a sale of the shares to have been issued upon the exercise of the warrant, then New MedPro must pay the holder in cash the amount by which the holder's total purchase price for the Common Stock exceeds the amount obtained by multiplying (1) the number of shares of Common Stock issuable upon exercise of the warrant that New MedPro was required to deliver times (2) the price at which the sell order giving rise to such purchase obligation was executed.

Registration Rights

       DSRV entered into a registration rights agreement with the Vision Investor Group requiring New MedPro, after the merger, to register the "registrable securities" of the purchasers of units, so those securities can be publicly sold. "Registrable securities" are the shares of New MedPro Common Stock issuable upon (a) the conversion of the Series A Stock and (b) the exercise of the Series A, Series B, Series J and Series C Warrants. The registration statement will cover additional shares of Common Stock issued in connection with stock splits, dividends or other similar transactions with respect to the registrable securities.

       In addition, former MedPro shareholders who are expected to own approximately 32.8% of the shares of Common Stock outstanding upon the completion of the Reverse Merger and will not sign lock-up agreements with the Vision Investor Group may elect to have their New MedPro shares included in the registration statement, which would enable them to sell their shares without compliance with the Rule 144 conditions. Certain directors and executive officers of MedPro, who will own approximately 52.7% of the shares of New MedPro Common Stock outstanding after the Reverse Merger, have entered into lock-up agreements with the Vision Investor Group. The lock-up agreements are described under "Shares Eligible For Sale After the Merger."

       Resale Registration

       New MedPro must file a registration statement within 60 days after closing, subject to certain exceptions, to register all registrable securities. New MedPro must use commercially reasonable efforts to promptly cause the registration statement to become effective and stay continuously effective, including post-effective amendments and additional registration statements, until the earlier of (i) the date when all registrable securities covered under the registration statement have been sold or (ii) the date when the registrable securities can be sold without any restriction pursuant to Rule 144 of the Securities Act.

       Liquidated Damages

       If New MedPro fails to file:

   * The registration statement within 60 days after closing (other than as a result of the Commission being unable to accept the filing or circumstances beyond its control);

   * A request for acceleration of effectiveness of the registration statement within 3 business days after the SEC notifies New MedPro that a registration statement will not be further reviewed; or

   * A subsequent registration statement if the original registration statement ceases to be effective before expiration of the effectiveness period, or

       If New MedPro breaches the disclosure provision discussed above, it will pay liquidated damages to each holder equal to 1.5% of the holder's initial investment in the Series A Stock then held by the holder for each calendar month, or portion thereof, until the failure or breach is cured. Liquidated damages will not exceed an aggregate of 20% of the amount of the holder's initial investment in the Series A Stock.

       Piggy-Back Registrations

       If New MedPro registers shares of its Common Stock for a public sale (other than registrations in connection with the acquisition of a business or in connection with employee benefit plans), then New MedPro must include the shares of Common Stock issuable upon the conversion of Series A stock or the exercise of warrants upon the request of the holder, subject to customary limitations in connection with underwritten stock offerings.

       Demand Registration Rights

       Series A Stock holders may make a written request for registration of shares of Common Stock not previously registered that are issued upon the occurrence of a "major transaction" or "triggering event." New MedPro will use its reasonable best efforts to register the shares no later than 120 days after the holder's request and keep the registration statement continuously effective for as long as the holder shall request, but no later than the date that the shares of Common Stock may be offered for resale to the public without restriction pursuant to Rule 144.

       A "major transaction" includes certain consolidation or merger transactions, the sale of more than 50% of New MedPro's assets, or the purchase of more than 50% of the outstanding shares of Common Stock.

       "Triggering events" include:

       1) Lapse of the effectiveness of the registration statement for 20 consecutive trading days, or unavailability of the registration statement for sale of New MedPro's Common Stock for 20 consecutive trading days and New MedPro's Common Stock cannot be sold in the public securities market, provided that the unavailability is not due to factors solely within the control of the holder of the Series A Stock.

       2) Suspension from listing or trading on any one of, or the failure of New MedPro's common stock to be listed or traded on at least one of, the OTC Bulletin Board, the Nasdaq National Market, the

       Nasdaq Global Market, the New York Stock Exchange, Inc., or the American Stock Exchange, Inc. for 5 consecutive trading days.

       3) Notice of New MedPro's inability to convert Series A Stock into shares of Common Stock.

       4) Breach of a term of the purchase agreement or the certificate of designation or any other agreement delivered in connection with contemplated transactions that has a materially adverse effect and is not a curable breach of a covenant that continues for more than 10 business days.

       Expenses

       New MedPro will bear all expenses of any registration described above, other than any underwriting, discounts, commissions, transfer taxes or fees incurred by the holders of registrable securities in connection with the sale of registrable securities.

       Indemnification

       New MedPro has agreed to indemnify the holders of registrable securities and their officers, directors, managers, partners, members, shareholders, agents, brokers, investment advisors and employees and each person who controls them, against any losses which may arise out of or relating to any violation of securities laws or any untrue statement of material fact, or an omission of a required or necessary material fact contained in any registration statement, prospectus or amendment, other than any untrue statement or omission from a preliminary prospectus if New MedPro furnished an amended prospectus, or if the untrue statements or omissions are based solely upon information regarding the holder provided by the holder.

       The holders of registrable securities have agreed to indemnify
New MedPro and each person who controls New MedPro against all losses arising out of or based solely upon an untrue statement or omission of a required or necessary material fact contained in any registration statement, prospectus or amendment, only to the extent that the holder furnished the information to New MedPro. The amounts owed by the holders shall not exceed the net proceeds received by the holder from the sale of registrable securities under the registration statement.

       Rule 144 Sales

       New MedPro will prepare and furnish all reports required by the Securities Exchange Act of 1934, as long as the holder owns Series A Stock, Warrants or registrable securities. At the holder's request, New MedPro will act to enable the holder to sell conversion shares and warrant shares without registration in accordance with the conditions of Rule 144 under the Securities Act. At the holder's request, New MedPro will deliver the holder a written certification of a duly authorized officer as to whether New MedPro has complied with Rule 144.

       Assignment

       The registration rights of the holders of registrable securities are automatically assignable (and apply to the holders and subsequent successors and assigns) if:

   * The holder agrees in writing with the assignee to assign such rights and gives New MedPro a copy of the agreement within a reasonable time,

   * New MedPro is given written notice of the name and address of the assignee and the securities with respect to which the registration rights are being assigned,

   * The further disposition of the securities by the assignee is restricted unless the securities are registered in a registration statement under the registration agreement or are exempt from registration,

   * If, before New MedPro receives the written notice above, the assignee agrees in writing with New MedPro to be bound by the provisions of the registration agreement, and

   * The transfer will be made in accordance with the applicable requirements of the Series A Stock purchase agreement.

Potential Uses of Authorized, Unissued Preferred Stock

       The proposed amendment to the articles of incorporation will create 10 million authorized shares of "blank check" preferred stock, principally for the purpose of designating the Series A Stock to be sold to the Vision Investment Group. However, more than 3 million preferred shares will remain available for designation and issuance after the sale of the Series A Stock.

       The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights, and features of which are determined by the Board upon issuance. The authorization of blank check preferred will permit the Board to authorize and issue preferred stock from time to time in one or more series. The Board will have the authority, at its discretion, to adopt resolutions to designate new series of preferred stock, to set the number of shares of each series, and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications limitations or restrictions of the series. These include dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation, in each case without any further action or vote by the shareholders. The Board must make any determination to issue additional preferred stock based on its judgment regarding the best interests of the Company and its shareholders.

       The Board believes that having preferred stock available for issuance from time to time with rights and preferences that can be determined by the Board will provide the Company with increased financial flexibility in meeting its present and future capital requirements by allowing the Board to negotiate the terms of a security that can be issued for cash or as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

       Any issuance of preferred stock with voting rights, could, in certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or additional convertible preferred stock could be issued, or rights to purchase such shares could be issued to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of potential benefits that could result from such an attempt. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favored by shareholders generally.

                             DENTALSERV.COM

       Dentalserv.com (the "Company") was formed under the laws of the State of Nevada on December 15, 1999. Dentalserv.com had planned to develop a dental practice software package in the period from 2000 to 2003 but its principal stockholder became involved in other activities. Attempts to develop the package in 2005 proved unworkable and the project was not pursued into 2006. On December 15, 2006, the Company's principal stockholder and two other shareholders sold 5,016,150 shares (90%) of Dentalserv.com Common Stock to Vision Opportunity Master Fund, LLC for $650,000 cash. The stock sale was accompanied by the resignation and replacement of the Company's sole officer and director.

       The Company currently has no full-time employees. It conducts its administrative activities in a portion of the premises occupied by its principal stockholder, Vision Opportunity Master Fund, LLC,("Vision"). Vision has waived payment of any rent for the Company's use of its offices.

Description of Dentalserv.com Capital Stock

       Material Terms of the Common Stock

       The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to stockholders. Shares of Common Stock do not have cumulative voting rights for the election of directors. The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of Dentalserv.com legally available for the payment of dividends. The holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of Dentalserv.com and have no rights to convert their Common Stock into any other securities.

       There are no outstanding options or warrants to purchase shares of Dentalserv.com common stock.

       On any liquidation, dissolution, or winding up of Dentalserv.com, holders of shares of Common Stock are entitled to receive pro rata on all of the assets of Dentalserv.com available for distribution to stockholders.

       The foregoing summary of the material terms of the capital stock of Dentalserv.com does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of Dentalserv.com, attached hereto as Exhibit C.

       Dividends Restrictions

       There are no restrictions in Dentalserv.com's Articles of Incorporation or bylaws that restrict it from declaring dividends. The Nevada Revised Statutes, however, prohibit it from declaring dividends where, after giving effect to the distribution of the dividend:

   * Dentalserv.com would not be able to pay its debts as they become due in the usual course of business; or

   * Dentalserv.com's total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

       Dentalserv.com has never declared nor paid any cash dividends on its capital stock and does not anticipate paying cash dividends in the foreseeable future. The payment by Dentalserv.com of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon Dentalserv.com's earnings, its capital requirements and its financial condition, as well as other relevant factors.

       Transfer Agent

       Nevada Agency and Trust Co. Bank of America Plaza, Suite 880, 50 West Liberty Street, Reno, NV 89501, has been appointed the transfer agent of Dentalserv.com's Common Stock.

Market Information

       Starting in April 2006, DSRV shares of Common Stock began trading in the OTC "Pink sheets." In the Fourth Quarter of 2006 Dentalserv.com shares of Common sSock were included for quotation on the OTC Bulletin Board under the symbol "DSRV." An active trading market for the shares of Dentalserv.com Common Stock has not yet developed, and no assurance can be given that an active trading market for the shares of Dentalserv.com common stock will develop or if developed, will be maintained.

       The following table sets forth the range of high and low prices for Dentalserv.com Common Stock as reported by OTCBB.com since trading began in April 2006, prior to which no transactions occurred. These prices represent reported transactions, do not include retail markups, markdowns or commissions, and may not necessarily represent actual transactions.

                                            Bid Price
                   Period                  High    Low
                   ------                  ----    ---
                   2007:
                   Fourth Quarter          $ .45   $ .31
                   Third Quarter           $ .45   $ .35
                   Second Quarter          $2.00   $ .50
                   First Quarter           $3.50   $2.00

                   2006:
                   Fourth Quarter          $4.00   $3.00
                   Third Quarter           $2.05   $1.20
                   Second Quarter          $2.05   $0.29

	The closing bid and asked prices of Dentalserv.com Common Stock on September 28, 2007 were $.45 and $.60, respectively. However, trading volume has recently been virtually non-existent. There are no outstanding options or warrants to purchase shares of Dentalserv.com common stock.

Holders of Record

       As of September 28, 2007, there were approximately 225 holders of record and beneficial owners of Dentalserv.com Common Stock.

Dividends

       Dentalserv.com has not paid any cash dividends on its Common Stock to date, and Dentalserv.com does not anticipate declaring or paying any dividends in the foreseeable future. Dentalserv.com anticipates that for the foreseeable future New MedPro will follow a policy of retaining earnings, if any, in order to finance the expansion and development of its business. Payment of dividends is within the discretion of the Company's Board of Directors and will depend upon earnings, capital requirements, and operating and financial condition, among other factors.

                      MEDPRO SAFETY PRODUCTS, INC.

Overview

       Founded in 1995, MedPro Safety Products, Inc. has developed and acquired a portfolio of medical device safety products incorporating proprietary needlestick prevention functionalities. Located in Lexington, Kentucky, MedPro has 96 shareholders and five employees.

       MedPro's strategy for the next 24 months focuses on commercializing four products in three related product sectors. MedPro plans to enter into strategic partnership agreements with major medical products distribution partners, which whenever possible, would be fixed "take-or-pay" contracts. MedPro has entered into such a distribution agreement with one such distribution partner for one model of its blood collection devices and is negotiating the terms of distribution arrangements with respect to a second model. Through another strategic relationship, MedPro has acquired rights covering five patents and over fifteen potential products, including a proprietary safety syringe product with a unique "anti-blunting" feature and a prefilled pharmaceutical safety syringe. MedPro is discussing the terms of distribution arrangement for a "take-or-pay" contract for the "anti-blunting" product. MedPro's product development plans also include a safety dental syringe and a needleless intravenous line based on patents and designs it controls.

       MedPro has invested approximately $12 million in its technology to date, including patent, regulatory, compliance, acquisition, and marketing efforts.

Market Opportunity

       MedPro has acquired technology and developed products across multiple medical device safety segments. Initially, MedPro plans to offer four products in the U.S. in three related medical device sectors: blood collection, clinical healthcare syringe market, and intravenous devices.

   *   The Blood Collection Market.   Based on its research and discussions
       with potential distribution partners, MedPro estimates the total annual market for blood collection at 700 million units in the U.S. and 1.5 to 2 billion units worldwide. This market has largely converted to safety devices, with 83% of acute-care facilities using some form of safety blood collection device. The U.S. market is concentrated with two companies, Smiths Medical and Becton Dickenson, representing greater than 80% of the market. Neither of the two major suppliers currently offers a fully passive device.

   * The Intravenous Market. Winged butterfly systems are used for blood collection in the clinical healthcare setting. Of a market for winged butterfly systems estimated at 200 million units per year, only 35% utilize safety features. The MedPro butterfly system will incorporate fully passive safety deployment functionality. MedPro believes that this feature will accelerate the transition to safety devices to the penetration levels seen in other related market segments such as safety syringes.

   * The U.S. Clinical Market. The MedPro "anti-blunting" safety syringe product is positioned for the $2 billion U.S. clinical health care market, the largest worldwide single market for syringes. The market includes 6,000 hospitals, 17,000 nursing homes, 55,000 community pharmacies, 660,000 physicians and 2.2 million nurses.

Products

    MedPro anticipates that it will launch the following four products in the next 18 months.

   * Vacumate Blood Collection Safety Products. The MedPro blood collection products are passive medical devices formatted in two models supported by three issued patents and one pending patent. Currently, there are no fully passive (automatic) blood collection products on the market.

       - The Tube-Activated Product. The product prevents the operator from drawing blood without having first engaged the safety system. MedPro anticipates the United States Food and Drug Administration ("FDA") will issue a 510(k) clearance for this product as soon as December 2007, based in part upon the approval already issued to the skin-activated model.

       - The Skin-Activated Product. Currently the only fully passive product design available. This model has received a 510(k) clearance to market from the FDA.

   * Intravenous Butterfly Valve. The MedPro Needleless Intravenous Butterfly Valve incorporates MedPro's core technology into a collection system that will be similar to current conventional systems in both appearance and operation. The product is a fully passive system and will provide a safety engagement system that will be familiar to operators.

   * Anti-Blunting Safety Syringe. Using a two-stage passive protective system, there are two separate models of this "anti-blunting" safety syringe. One is designed specifically for fillable syringes and the other for prefilled syringes. MedPro has acquired rights for both models through its agreement with SGPF LLC, an affiliate. There are one patent and four U.S. patent applications relating these designs, which we believe gives MedPro a competitive advantage in the market. This product may also be supplied without the anti-=blunting feature, to be used as a fillable safety syringe.

Product Development

       Since the passage of the 2001 Needlestick Prevention Act, MedPro has focused on safety solutions employing inherent passive needles or needleless replacements that require no operator activation of the safety mechanism. MedPro's R&D approach has been to identify and acquire leading edge technology with a view to developing medical device safety products with significant commercial potential. Accordingly, all of MedPro's intellectual property, research, and development has come from either acquisitions or technology agreements with third party inventors. The most significant of these relationships is with Visual Connections, Inc., a California intellectual property company. Visual Connections and its founder have entered into a technology acquisition agreement with SGPF LLC, a limited liability company owned by W. Craig Turner, MedPro's Chairman. The agreement gives SGPF the right to acquire rights to one patent, eight patent applications and the related safety syringe technology, which MedPro has the right to acquire from SGPF. Visual Connections and its founder have developed intellectual property that for needlestick reduction solutions across a wide range of applications. MedPro has had a long-term relationship with Visual Connections, and expects to continue this relationship for the foreseeable future.

    In addition to the four products MedPro plans to launch in the next 18 months, MedPro has several products in the development pipeline that it believes have the potential to provide significant future revenues. These include:

    * Safe-Mate[R] Dental Safety Needles. MedPro owns and is currently distributing a single-patient, multi-injection safety needle designed for use within the dental market. Safe-Mate[R] is an engineered sharps injury protection technology that provides a safe, simple and cost-effective solution to reduce the risk of accidental needlestick injury. Providing a sheathing safety needle designed for multiple uses on a single patient, Safe-Mate[R] is the first and only dental safety needle to fit most standard metal syringes.

    * Key-Lok[TM] Needleless IV System. MedPro's patented latex-free Key-Lok[TM] System will enable health care providers to administer medications free of unprotected needles, essentially eliminating the likelihood of many accidental needlestick injuries, while reducing cross contamination dangers. The product is designed to be cost-competitive and, MedPro believes, functionally superior to the leading product currently on the market.

    * Prefilled Safety Syringe - MedPro's patent pending design allows pharmaceutical companies to fill a medicament cartridge in their existing factories which then snaps into MedPro's pre-assembled safety syringe. This design is fully compatible with existing pharmaceutical manufacturing lines, avoiding the need to change existing assembly processes. The design works with both glass and plastic medicament cartridges.

       As part of its commercialization strategy, MedPro identifies potential marketing partners for a specific technology that MedPro believes offer a combination of market share access, distribution capability, and credibility in the market as a superior supplier of value-added safety technology to medical device consumers.

Strategy

       MedPro aims to create significant shareholder value over the short to medium term by marketing its safety products through alliances with partners capable of worldwide distribution. The key elements of its strategy include:

   * Obtain institutional financing to finance product introductions, which the investment by the Vision Investment Group will provide.

   * Enter the U.S. healthcare market with the introduction of the Vacumate blood collection products through major medical distribution partners.

   * Finish development of the Winged Butterfly device and introduce it to the market.

   * Enter the U.S. clinical market with the introduction of the "Anti-Blunting" Safety Syringe in 1 ml and 3 ml versions. Evaluate offering this product in a syringe size of 5ml or larger, to be used with interchangeable needles.

   * Broaden distribution channels by establishing partnership alliances with more medical product distributors.

   * Complete the development and evaluate the market demand of additional products in the pipeline that appear to have strong market potential.

       Over the next 18 months, MedPro plans to introduce four products through firm "take or pay" contracts with Greiner Bio-One and other distribution partners that provide for specific terms and unit volumes. As of September 28, 2007, MedPro had entered into one such agreement for the distribution of one of its blood collection products. The table below summarizes the products and channel partners included in MedPro's core growth plan.

-------------------------------------------------------------------------------------------
   Product                             Status                   Contract or Proposed Terms
-------------------------------------------------------------------------------------------
Skin-Activated
Blood Collection        In negotiations with two suppliers.     Three-year "take or pay"
                                                                contract.

-------------------------------------------------------------------------------------------

Tube Activated
Blood Collection        Contract signed with Greiner Bio-One.   Five-year "take or pay"
                        Production anticipated to begin in      contract for 110 million
                        first quarter of 2008, subject to       units and $30.8 million.
                        FDA 510(k) clearance.
-------------------------------------------------------------------------------------------

Butterfly Valve         In discussions with three suppliers.    Three-year "take or pay"
                                                                contract.
-------------------------------------------------------------------------------------------

"Anti-Blunting" Safety  In discussions with two suppliers.      Two-year "take or pay"
Syringe                 Term sheet                              contract.
-------------------------------------------------------------------------------------------

Pre-filled Safety       Preliminary discussions with two        No Proposal to date.
Syringe                 suppliers.
-------------------------------------------------------------------------------------------

Intellectual Property and Licenses

       MedPro owns or holds rights to acquire various intellectual property, including patents, patent applications, technology, trade secrets, know-how, copyrights and trademarks in the United States and other countries. MedPro is also licensed under domestic and foreign patents, patent applications, technology, trade secrets, know-how, copyrights and trademarks owned by others. In the aggregate, these intellectual property assets and licenses are of material importance to MedPro's business. MedPro believes, however, that no single patent, technology, trademark, intellectual property asset or license is material in relation to MedPro's business as a whole.

Competition

       MedPro operates in the increasingly complex and challenging medical device marketplace. Technological advances, federal regulations in the United States and some foreign markets, and scientific discoveries have accelerated the pace of change in medical technology, and the regulation of increasingly more sophisticated and complex medical products is increasing. Companies of varying sizes compete in the global medical technology field. Some are more specialized than MedPro with respect to particular markets, and some have greater financial resources than MedPro. New companies have entered the field, particularly in the areas of safety-engineered devices and in life sciences, and established companies have diversified their business activities into the medical technology area. Other firms engaged in the distribution of medical technology products have become manufacturers of medical devices and instruments as well. Acquisitions and collaborations by and among other companies seeking a competitive advantage also affect the competitive environment.

       A company's ability to compete in the medical device market depends on many factors, including price, quality, innovation, service, reputation, distribution, and promotion. In order to increase revenue growth by focusing on products that deliver greater benefits to patients and medical professionals, and to maintain an advantage in the competitive environment in which it operates, MedPro must continue to invest in research and development, quality management, quality improvement, product innovation and productivity improvement. MedPro will compete against companies with substantially more financial resources to invest for these purposes.

Suppliers

       MedPro anticipates no material shortages of equipment, fixtures or other products that are necessary to its operations. Generally, alternate suppliers are available for all of MedPro's raw materials and supplies. MedPro also maintains production relationships with multiple manufacturing partners whenever possible to avoid dependence upon a single production source.

Government Regulation

       MedPro operates in the medical device safety products industry. The development, manufacture and marketing of products sold by MedPro may be subject to extensive regulation by various government agencies, including the FDA and the U.S. Federal Trade Commission, as well as various state and local agencies. These and other agencies regulate production processes, product attributes, packaging, labeling, advertising, storage and distribution and establish and enforce standards for safety, purity and labeling. In addition, other governmental agencies (including the U.S. Occupational Safety and Health Administration), establish and enforce health and safety standards and regulations in the workplace.

Information Technology

	MedPro is in the process of selecting a fully integrated IT platform that will enable it to fully and efficiently satisfy its sales and ordering processes while generating the appropriate level of internal control. MedPro has identified a full service vendor that will be responsible to data integrity, IT security, managed network services, disaster recovery, offsite encrypted data storage, and support of all voice and data communications, both internally and externally. The system will provide a high level of security, backup, and risk management that management believes will significantly reduce the risk of IT failure and resultant negative impact on operations.

Employees

       As of September 30, 2007, MedPro had five employees. None of MedPro's employees are subject to a collective bargaining agreement.

Properties

       MedPro leases its office and storage facility in Lexington, Kentucky, under a non-cancelable operating lease. The lease runs through 2012 at a monthly rent of $6,500, with an option for two five-year extension options.

Website

       MedPro maintains a website at www.medprosafety.net, and provides a linked site to each of its products. Currently, the Safe-Mate and Vacu-Mate products are listed on that site.

Legal Proceedings

       MedPro is not a party to any pending legal proceedings as of this date. Certain Relationships and Related Party Transactions

       MedPro leases its office and storage facility in Lexington, Kentucky, on the terms described under "Properties" above. The Lessor is a partnership in which MedPro's Chairman and CEO holds an interest.

       Bridge Loan

       In anticipation of the closing of the merger and the private placement to the Vision Investment Group, MedPro has borrowed $1,000,000 from Vision, to be paid back in full upon the closing of the merger or upon the termination of the merger (the "Bridge Loan"). The Bridge Loan bears interest at a rate of 8% per year and requires that MedPro pay an origination fee of $50,000. The Bridge Loan is secured by certain personal property, intangibles and receivables of MedPro.

       Vacumate Merger

       On May 22, 2007, Vacumate LLC, a subsidiary in which MedPro owned a 40% interest, merged into MedPro (the "Vacumate Merger"). Vacumate held rights to develop certain medical products, such that MedPro's ownership interest in Vacumate represented a substantial portion of MedPro's total assets. The purpose of the Vacumate Merger was to combine Vacumate and MedPro in a manner that gave the equity owners of each company value in the combined company equivalent to the value held in each of the predecessor companies. In the Vacumate Merger:

   * each of the 60 ownership units of Vacumate held by owners other than MedPro converted automatically into 228,205.33 shares of the common stock of the combined company; and

   * each of the shares of MedPro common stock issued and outstanding immediately before the effective time was reduced to 0.4 shares of the common stock of the combined company.

       In the Vacumate Merger, MedPro's Chairman, W. Craig Turner, and members of his family received approximately 7.5 million shares of the common stock of the combined company for the 33 Vacumate units they owned.

       Technology Development and Option Agreement

       On February 19, 2007, MedPro entered into a Technology Development and Option Agreement (the "Technology Agreement") with SGPF, LLC. W. Craig Turner who is a director or executive officer of MedPro, owns 100% of the equity units of SGPF. The Technology Agreement provides that SGPF will acquire technology and related products known as the "Blunt Technology" comprised of the Safety Syringe System, with and without a Distal Protective Needle, in a Fillable and Pre-filled Configuration. MedPro will manage and direct the development of the Blunt Technology with the objective of fully commercializing the Blunt Technology as quickly as possible. MedPro must pay up to $375,000 towards the cost of developing the Blunt Technology. MedPro will have the option to purchase the Blunt Technology for $2,500,000 in cash, reimbursement for certain development costs, and $2,500,000 in common stock of MedPro based on a value of $1.81 per share. MedPro will also assume the remaining patent payments that are due at the time that it executes its option.

       SGPF's agreement with Visual Connections and its founder gives SGPF the right to acquire rights to the Blunt Technology, including rights to the related patent and patent applications. The agreement provides for the transfer of the rights to the Blunt Technology upon SGPF's making an initial transfer payment of $250,000. Thereafter, SGPF would pay Visual Connections transfer payments totaling $2,750,000 in installments over three years. Beginning in February 2007, SGPF would also pay a royalty of 5% of on the first $250,000 of adjusted gross sales of products using the Blunt Technology in any calendar year, and 4% of the adjusted gross sales of such products for remainder of the year.

       Key-Lok[TM]

       During 2006, MedPro acquired a needless IV system, known as Key-Lok[TM], a product owned by Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by Gary A. Peterson, MedPro's Vice Chairman. In the transaction, MedPro issued 1,600,780 shares of MedPro common stock to Baton Ventures and assumed outstanding legal bills of approximately $10,000. Baton Ventures also elected to convert a total of $452,000 in additional bridge loans to 731,530 shares of MedPro common stock.

       Convertible Notes

	Upon approval of the Merger Agreement, four holders of convertible notes issued by MedPro ("Notes") will receive 476,013.5 shares of MedPro common stock at an assumed price per share of $0.6512 to retire the outstanding principal and interest on the Notes totaling approximately $310,000. A fifth Note holder received $472,983 in cash to retire his Note. To facilitate the cash payment to the Note holder, MedPro issued 1,136,363.6 shares of its common stock to three of its existing stockholders in consideration of cash proceeds totaling $500,000.

	Loans to MedPro

       Certain officers, directors, shareholders, and their
affiliated entities  have  made loans to  MedPro  on  varying  terms,
including interest rates  and conversion features.   As of September 30, 2007,
MedPro's indebtedness to these related parties totaled $4,016,869. Included in this amount is a $2,000,000 promissory note that carries an interest rate of 6% and is payable to CRM Companies, Inc., an entity that is owned by MedPro's Chairman. After the merger, MedPro intends to pay off the current portion of all of the outstanding notes payable to and advances from shareholders.

Stock Price and Dividend Information

       As of October 31, 2007, MedPro had approximately 100 shareholders. No active trading market exists for MedPro common stock, nor has MedPro paid any dividends on its common stock. Transactions involving MedPro common stock occur infrequently and on privately negotiated terms. The following table presents stock price information for transactions reported to MedPro since January 1, 2005. In several of the transactions, MedPro issued shares of its common stock in exchange for assets or to retire obligations. See MedPro Safety Products, Inc. -- Certain Relationships and Related Party Transactions.


              Period      Price Per Share     Number of Shares
              ------      ---------------     ----------------
              2007        $0.44-0.6182            2,016,777
              2006        $0.78                   4,062,850
              2005        $0.52                   5,498,407


       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS OF MEDPRO

Overview

       MedPro Safety Products, Inc. has developed and acquired a portfolio of medical device safety products incorporating proprietary needlestick prevention functionalities. MedPro has generated revenues since 2005 principally from sales of its single-patient, multi-injection safety needle designed for use within the dental market.

       MedPro's strategy for the next 24 months focuses on completing the steps necessary to commence distribution of four additional products in three related product sectors. MedPro plans to enter into strategic partnership agreements with major medical products distribution partners, which whenever possible, would be fixed "take-or-pay" contracts. MedPro has entered into one such agreement with a distribution partner for one model of its blood collection devices and is negotiating the terms of distribution arrangements with respect to a second model. In addition, MedPro is discussing the terms of a similar distribution arrangement with potential partners for a proprietary safety syringe product with a unique "anti-blunting" feature and a prefilled pharmaceutical safety syringe. MedPro's product development plans also include a safety dental syringe and a needleless intravenous line based on patents and designs it controls.

       MedPro has invested approximately $12 million in its technology to date, including patent, regulatory, compliance, acquisition, and marketing efforts.

Critical Accounting Estimates and Judgments

        Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The preparation of our financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The significant accounting policies that are believed to be the most critical to fully understanding and evaluating the reported financial results include revenue recognition, inventory valuations for slow moving items, and impairment of goodwill, and the recovery of deferred income tax assets.

       We recognize sales and associated cost of sales when delivery has occurred and collectability is probable. There have been minimal returns for credit, so no reserve for product returns has been established. We provide for probable uncollected amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on our assessment of the current status of individual accounts. We currently believe all accounts receivable are collectible and no allowance is necessary.

       We determine our inventory value at the lower of cost (first-in, first-out method) or market value. In the case of slow moving items, we may write down or calculate a reserve to reflect a reduced marketability for the item. The actual percentage reserved depends on the total quantity on hand, its sales history, and expected near term sales prospects. When we discontinue sales of a product, we will write down the value of inventory to an amount equal to its estimated net realizable value less all applicable disposition costs.

       Our intangible assets consist principally of intellectual properties such as regulatory product approvals and patents. We amortize our intangible assets over their estimated period of benefit, ranging from one to ten years upon being placed in full production. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or indicate that impairment exists.

       As part of the process of preparing our consolidated financial statements, we must estimate our actual current tax liabilities together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. We must assess the likelihood that the deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, a valuation allowance must be established. To the extent we establish a valuation allowance or increase or decrease this allowance in a period, the impact will be included in the tax provision in the statement of operations.


Results of Operations

Comparison of the Six Month Periods Ended June 30, 2007 and 2006

       MedPro recorded losses for both the nine month periods ended September 30, 2007 and September 30, 2006 of $(1,981,011) and $(2,414,368), respectively.
Losses from operations were $(1,981,357) and $(2,416,179) for those periods of 2007 and 2006. The net losses for the periods included net other income of $346 and $1,811.

       Sales for the first nine months of 2007 were $58,784 compared to $71,743 for the first nine months of 2006, principally due to sales of the Safemate(tm) device. Inventory levels have increased to accommodate expected demand and MedPro does not expect to experience supply problems during the balance of 2007 and future periods. Management expects to use some of the net proceeds of the investment by the Vision Investment Group for an advertising campaign to reintroduce the Safemate(tm) product in the marketplace.

       The gross margins for the product sales during the first nine months of 2007 and 2006 were as follows:

                  2007        %           2006        %
                --------   -------      --------   -------
Sales           $ 58,784   100.00%      $ 71,743   100.00%
Cost of Sales     10,182    17.32%        16,676    23.24%
Gross Margin    $ 48,602    82.68%      $ 55,067    76.76%


       Management wrote down the Needlyzer(tm) device to net realizable value in 2004. The margin on this device was relatively small after the write down. Sourcing the Safemate(tm) device offshore in 2006 reduced costs and improved the margin. Due to relatively low sales levels, the effect of minor inventory adjustments in 2007 and higher sales prices for the Needlyzer(tm) in 2007 have influenced the higher than expected gross margin in the first nine months of 2007. Management estimates the gross margin on future sales to be approximately 40%.


       Total operating expenses of $2,029,960 during the first nine months of 2007 reflected the renewed activity in product development for the Vacu-Mate(tm) blood collection device, higher salary expense, more significant interest costs, and higher professional fees in connection with the new product and the reintroduction of the dental needle. Operating expenses during the first nine months of 2006 were $2,471,246, or $441,286 higher than the corresponding period of 2007. The largest component of increased costs in 2006 related to the cost to acquire and develop the Vacu-Mate(tm) patent. Other income and expenses in both periods were immaterial.

       Total assets were $5,564,110 as of September 30, 2007 and $5,227,559 as of September 30, 2006. These figures were relatively flat from year to year. The major additions to assets related to the Key Lok(tm) intellectual property (approximately $489,000) and manufacturing equipment (approximately
$500,000).

       Total liabilities declined from $12,435,874 to $12,299,373 (a change of $(136,501)) as a result of the discharge of debt by the principal shareholder, the conversion of debt to common stock by Baton and the reduction of debt from payments. The money to liquidate these debts and to fund the operating losses also came from net new capital of $3,263,401, including the previously listed conversion and new capital infusion. Additional debt of $1,000,000 from Vision Capital and a new bank loan and line of credit, replacing existing debt and partially funding current operating losses, in the amounts of $5,000,000 in term debt and $1,500,000 ($1,492,500 outstanding at September 30, 2007) in a working capital line, were secured in 2007.

       The accumulated deficit went from $(14,919,843) as of September 30, 2006 to $(16,512,671) as of September 30, 2007, due to the net effect of 2007 and 2006 operating losses (for the entire year) and the impact of the discharge of debt on the last half of 2006. The full year loss for 2006 was $(1,393,087), less than the loss for the first nine months of 2006.


Comparison of Years Ended December 31, 2006 and 2005

       MedPro incurred losses of $(1,021,281) for 2006 and $(3,286,549) for 2005. Losses from operations were $(1,342,941) and $(336,221), respectively.

The net losses for the periods included net other income and (expense) of $321,660 and $(2,950,328).

       Sales of the Safemate(tm) dental needle were $60,803 for 2006 and $48,054 for 2005. Sales of the Needlyzer(tm) for the same periods were $20,565 and $10,741, respectively. The Needlyzer(tm) device has not proven to be commercially viable in the United States but we have seen some limited interest in third world countries for use in limiting transmission of blood borne pathogens through needle sharing or reuse. Sales of the Safemate(tm) device were adversely affectively by limited marketing, as management focused on development of the Vacu-Mate(tm) blood collection device, and the effects of the interruption of supplies due to difficulty with a former supplier.

       The gross margins for the product sales in 2006 and 2005 were as follows:

                  2006        %           2005        %
                --------   -------      --------   -------
Sales           $ 81,368   100.00%      $ 58,795   100.00%
Cost of Sales     38,016    46.72%        41,609    70.76%
Gross Margin    $ 43,352    53.28%      $ 17,186    29.24%


       Management wrote down the Needlyzer(tm) device to net realizable value in 2004. The margin on this device was expected to be relatively small after the write down. Sourcing the Safemate(tm) device offshore in 2006 reduced costs and improved the margin on this device.

       Total operating expenses increased by $1,032,886 in 2006 to $1,386,293, reflecting renewed activity in product development for the Vacu-Mate(tm) device, additional employees, and renewed travel activity in connection with the new product and the reintroduction of the dental needle. These expenses totaled $353,407 in 2005. Interest expense was $985,202 and $2,972,174 for the two years. MedPro borrowed money at risk adjusted rates that exceeded rates available to more commercially successful companies. The impact of the discharge of indebtedness by the Company's principal shareholder resulted in an income item of $1,294,526 late in 2006.

       Total assets grew from $3,402,380 in 2005 to $4,640,512 in 2006.  The most significant changes were in fixed assets and intellectual property additions. The major additions to assets relate to the Key Lok(tm) intellectual property (approximately $489,000) and manufacturing equipment (approximately $500,000).

       Total liabilities declined from $11,504,406 to $10,061,564 (a change of $(1,442,842)) as a result of the discharge of debt by the principal shareholder, the conversion of debt to common stock by Baton and the reduction of debt from payments. The money to liquidate these debts and to fund the operating losses also came from net new capital of $3,702,255, including the previously listed conversion and new capital infusion.

       The accumulated deficit went from $(14,163,932) in 2005 to $(15,185,213) in 2006 due to the operating loss in 2006 of $(1,021,281).

Liquidity and Capital Resources

       As described under "Use of Proceeds," we estimate the net proceeds from the investment by the Vision Investment Group will total $11,640,000 after payment of the placement fee and offering expenses. Immediately after the Reverse Merger, we expect to use approximately $3,000,000 of the net proceeds to repay a bridge loan from Vision, the current portion of shareholder loans, and financing fees to our bank. The remaining $8,500,000 will be working capital and the principal source of funding for New MedPro's operations through December 31, 2008. Other sources of funds include revenues from the sale of our medical safety products, including anticipated revenues from the sale of the blood collection product we expect to launch in 2008, and the commitment for funding made by our Chairman.

       We have entered into a "take or pay" agreement with a worldwide medical products company for distribution of our tube-activated blood collection system. We anticipate a January 2008 launch of this product, subject to the receipt of FDA 510(k) clearance and the completion of production arrangements. Assuming no delay in the launch, New MedPro could receive revenues from the sale of the collection tube activated product beginning in the first quarter of 2008. Our agreement requires our distributor to purchase a minimum of $1.4 million of the product during the year beginning when we make the first commercial shipment of the product to the distributor.

       CRM Companies, Inc., an entity that is owned by MedPro's Chairman, W. Craig Turner, has funded MedPro's recent operations through loans. Mr. Turner has also committed to continue to cover any cash deficits that New MedPro incurs through December 31, 2008, and has also personally guaranteed up to $5.5 million of MedPro's bank debt. See "MedPro Safety Products, Inc.
- Certain Relationships and Related Party Transactions." MedPro's indebtedness under its credit agreement bears interest at the prime rate plus 2%, calls for monthly payments of approximately 139,000 beginning in August 2008, and matures on August 1, 2011.

       We estimate we will need approximately $10,000,000 to fund our operations through the end of 2008. Our primary cash requirements will be to fund (a) launching our blood collection products for distribution, (b) continuing development of our safety syringe products and other medical device safety products based on the technology for which we hold rights, and
(c) increasing our administrative capability as needed to support expanded day-to-day operations. In addition, we expect to reserve up to approximately $3,000,000 of our anticipated working capital to take advantage of opportunities to acquire technology or distribution rights for products that complement or expand our product portfolio.

       We may require additional funding to complete the development of and launch all of the safety products for which we currently own intellectual property rights. In addition, development or production costs may increase beyond the amounts on which we have based our current funding assumptions. The Vision Investment Group has the right to fund our future financing needs by exercising stock purchase warrants, although we have no assurance they would do so and any such exercise may depend on the then-prevailing trading price for New MedPro common stock.

       Although we plan to continue to outsource our developmental and manufacturing resource needs, we also plan to expand our in-house capabilities. We expect to employ a senior product development officer and project engineer to direct the development of our portfolio of products and to work directly with our external product development firm. This will allow our current management personnel to focus on production and marketing as our products complete the regulatory approval process and distribution can begin.

       During the next year, we expect to add additional administrative support personnel and infrastructure as necessary to support the planned expansion of our operations. New MedPro will need to add personnel and substantially increase the related administrative expenses to continue product development, increase sales and marketing activities, and comply with period reporting and internal control requirements. We expect to purchase computer systems and related equipment for approximately $90,000 to support our data and communications requirements. In addition, we recently engaged a full service IT support firm to ensure appropriate support of our systems, telephone, and backup of corporate records for a total of approximately $24,000 over the next twelve months. New MedPro will also need to purchase product inspection equipment for approximately $100,000 in connection with the launch of its blood collection product.

       We anticipate spending a minimum of $200,000 through the end of 2008 for legal, accounting and other compliance-related expenses arising from New MedPro's reporting and other obligations under the Securities Exchange Act and its commitment during the six months following the Reverse Merger to register shares beneficially owned by the Vision Investment Group for possible resale under the Securities Act of 1933. In addition, under the terms of its stock purchase agreement with the Vision Investment Group, New MedPro has committed to spend $240,000 for investor relations and corporate marketing activities during the twelve months following the Reverse Merger.

       While we expect MedPro to realize significant revenue from the launch of the first of two models of the blood collection product, the amount of revenue realized in 2008 will depend upon our ability to procure regulatory approval and other factors that could delay the launch. MedPro will also continue to develop products from its portfolio. As a result, we do not expect MedPro to show an operating profit in the current fiscal year, or over the next twelve months. We believe there is a well defined market for MedPro's products, and supported by federal Needlestick Prevention Act, which requires the use of products similar to those MedPro is developing. We are optimistic about the prospects for our blood collection products based upon our pre-marketing activities over the past two years, general interest in the skin activated product, and our minimum volume distribution contract. At current production cost estimates, we expect MedPro to have operating margins of approximately 40%, although margins could be adversely affected by continued increases in the cost of necessary raw materials used. We will monitor MedPro's cash flow carefully and will maintain limited, but necessary, employment levels required to sustain operations.

       Our current sales estimates are exclusively for product sales in the United States. We do not anticipate revenue from the marketing of the tube activated blood collection device in Europe, although its distributor has received preliminary favorable interest from pre-launch marketing and demonstration activates. Our ability to generate future European and other foreign sales will depend upon regulatory approvals for MedPro's products.

       MedPro's growth will depend upon our ability to enter into sales and distribution agreements for its other technologies, as they become available for distribution

                        FINANCIAL INFORMATION

	You can find financial statements and other financial information of DSRV in its 2006 Annual Report on Form 10-KSB and its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007, which accompany this Notice and the Information Statement.

	This Information Statement also includes the financial statements of MedPro listed under "Index to Financial Statements," below.


                     INCORPORATION BY REFERENCE

	The SEC allows us to "incorporate by reference" certain information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement. We incorporate by reference the documents listed below.

   * DSRV Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

   * DSRV Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007; and

   * DSRV Current Reports on Form 8-K/A filed September 10, and Form 8-K/A-2 filed November 14, 2007.

       Copies of the DSRV Annual Report and Quarterly Report listed above accompany this Information Statement. You may request a copy of the Current Report on form 8-K/A-2, at no cost, by telephoning us at (212) 849-8248 or by writing us at the following address:

                                Dentalserv.com
                                20 West 55th Street, Fifth Floor
                                New York, New York 10019

                                #####################

                                By Order of the Board of Directors:

                                DentalServ.Com

                                By: /s/ Lawrence Chimerine
                                   ---------------------------------
                                   Lawrence Chimerine, President and
                                   Chief Executive Officer
New York, New York
November___, 2007

               INDEX TO FINANCIAL STATEMENTS OF MEDPRO

                      MedPro Safety Products, Inc.

                                                                    Page
                                                                    ----

Balance Sheet as of September 30, 2007 (Unaudited)                  F-1

Statements of Operations for the Nine Months Ended
  September 30, 2007 and 2006 (Unaudited)                           F-2

Statements of Cash Flows for the Nine Months Ended
  September 30, 2007 and 2006 (Unaudited)                           F-3

Notes to Financial Statements                                       F-4

Opinion of Registered Public Accounting Firm                        F-13

Balance Sheet as of December 31, 2006                               F-14

Statements of Operations for the Years Ended
  December 31, 2006 and 2005                                        F-16

Statements of Changes in Stockholders' Equity for the Years         F-17
  Ended December 31, 2006 and 2005

Statements of Cash Flows for the Years Ended
  December 31, 2006 and 2005                                        F-18

Notes to Financial Statements                                       F-19

                       MEDPRO SAFETY PRODUCTS, INC.

                         BALANCE SHEET (Unaudited)


                                                            As of
                                                         30-Sep-07
                                                       -------------
ASSETS

 Current Assets
   Cash                                                      877,215
   Receivables                                                 9,264

 Other Current Assets
   Inventory                                                 546,944
   Deferred Costs                                            178,373
                                                       -------------
      Total Current Assets                                 1,611,796


 Fixed Assets
   Equipment and Leasehold Improvements                       89,885
   Accumulated Depreciation                                  (76,910)
                                                       -------------
      Total Fixed Assets                                      12,975

 Other Assets
   Intellectual Property and Acquired Equipment            3,939,338
                                                       -------------
      Total Other Assets                                   3,939,338

           TOTAL ASSETS                                    5,564,109


LIABILITIES

 Current Liabilities
   Payables                                                  736,741
   Payroll Liabilities                                        24,866
   Current Portion of Bank Debt                               83,991
   Related Party Loans and Accrued Interest                3,856,947
                                                       -------------
      Total Current Liabilities                            4,702,545

 Long Term Liabilities
   Notes and Accrued Interest                              7,105,746
   Convertible Notes                                         491,083
                                                       -------------
      Total Long Term Liabilities                          7,596,829


           Total Liabilities                              12,299,374

STOCKHOLDERS' EQUITY

   Capital Stock                                             248,794
   Paid in Capital                                         9,528,614
   Retained Earnings                                     (16,512,671)
                                                       -------------
      Total Stockholders' Equity                          (6,735,263)

           TOTAL EQUITY AND LIABILITIES                    5,564,111



See Notes to Financial Statements.

                   MEDPRO SAFETY PRODUCTS, INC.

                STATEMENTS OF OPERATIONS (Unaudited)



                                                Jan-Sept 2007   Jan-Sept 2006
                                                -------------   -------------
INCOME/EXPENSE
   Income
   Sales                                               58,784          71,743
   Cost of Goods Sold                                 (10,182)        (16,676)
                                                -------------   -------------
      Gross Profit                                     48,602          55,067

Expense
   Selling Expenses                                   284,505         226,149
   Bank Charges                                         8,317             573
   Insurances                                          28,396          24,947
   Interest Expense                                   674,652       1,265,969
   Lease                                               13,500          13,988
   Professional Fees                                  490,485         177,351
   Capital Advisory Fees                               20,000               -
   Labor                                              262,341          26,734
   Taxes                                               22,698          11,622
   Product Development                                225,066         723,914
                                                -------------   -------------
      Total Expense                                 2,029,960       2,471,247

Net Ordinary Income                                (1,981,358)     (2,416,180)

Other Income/Expense
   Other Income                                        46,083          21,447
   Other Expense                                      (45,737)        (19,635)
                                                -------------   -------------
Total Other Income                                        346           1,812

NET INCOME (LOSS)                                  (1,981,012)     (2,414,368)



See Notes to Financial Statements.

                    MEDPRO SAFETY PRODUCTS, INC.

                STATEMENTS OF CASH FLOWS (Unaudited)


                                                Jan-Sept 2007   Jan-Sept 2006
                                                -------------   -------------
OPERATING ACTIVITIES
 Net Income                                        (1,981,011)     (2,414,368)
 Adjustments to reconcile Net Income
   to net cash provided by operations:
   Receivables                                       (122,008)         (4,406)
   Prepaid Items                                       45,654               -
   Inventory                                          (31,932)         16,676
   Deferred Costs                                    (183,333)              -
   Payables                                            35,700         (62,647)
   Payroll Liabilities                                 14,879         (43,623)
   Accrued Expenses                                    92,851          23,441
                                                -------------   -------------

      Net Cash from Operations                     (2,129,200)     (2,484,927)

Investing Activities
   Depreciation                                         4,465          (3,920)
   Investments and M&A                             (2,650,216)       (989,122)
                                                -------------   -------------
      Net Cash from Investing Activities           (2,645,751)       (993,042)

Financing Activities
   Loans                                            7,641,642       2,587,075
   Assumption of Vacu-Mate
       Acquisition Deficit                         (2,514,899)              -
   Capital Stock AND Paid In Capital                  500,000       1,187,622
                                                -------------   -------------
Net Cash from Financing                             5,626,743       3,774,697


           NET CASH FOR PERIOD                        851,792         296,728

Beginning Period Cash                                  25,423           3,811
                                                -------------   -------------

Ending Cash Balance                                   877,215         300,539

See Notes to Financial Statements.

           MedPro Safety Products, Inc, and Subsidiary
      Notes to Consolidated Financial Statements, Unaudited
      For the Nine Months Ended September 30, 2007 and 2006


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

Nature of Business - MedPro Safety Products, Inc ("MedPro") was originally incorporated in Kentucky in 1995 and later in Delaware in 1999. VACUMATE, LLC ("VACUMATE"), a subsidiary of MedPro Safety Products, Inc at September 30, 2007 and 2006, was formed as a Kentucky Limited Liability Company in March of 2003. VACUMATE, LLC, was created in order to fund the acquisition of a safety blood collection system. The technology purchase was completed by VACUMATE, LLC, during 2004. MedPro Safety Products ("MPS") and VACUMATE, LLC (the "Company") are located in Lexington, Kentucky and are engaged in the business of selling medical equipment that protects the public from needle stick injuries and enhances the safety of patients and medical professionals in the healthcare industry. The Company has developed and /or acquired proprietary and unique technology that management believes will deliver the highest level of risk reduction technology to the industry.

Principles of Consolidation -The Company applies FIN 46(R), "Consolidation of Variable Interest Entities," and FASB 141 in its principles of consolidation. FIN 46 (R) addresses arrangements where a company does not hold a majority of the voting or similar interests of a variable interest entity (VIE). Under FIN 46 (R) a company must consolidate a VIE if it is determined that it is the primary beneficiary.

For the nine months ended September 30, 2007 and 2006, substantially all of the equity interests of MedPro and VACUMATE were represented by common ownership and MedPro had a direct equity ownership of 40 percent of VACUMATE. From inception until January 10, 2007, MedPro provided all management functions for VACUMATE under an agency agreement. On January 10, 2007 a merger was effected whereby MedPro issued approximately 13.7 million of its post-split shares (see Note
10) to acquire all of the then outstanding interests of the non-MedPro owners of VACUMATE. Upon the effective date of the merger, the non-MedPro owners of VACUMATE controlled 60% of the resulting company and the pre-merger shareholders of MedPro controlled 40% of the resulting company which continued under the name of MedPro Safety Products, Inc. The merger agreement was approved in principal by MedPro's Board of Directors and the Members of VACUMATE on August 24, 2006 and approved by the shareholders of MedPro on January 10, 2007.

As a result of the above relationships, including common management, ownership, and operations, these consolidated financial statements include the accounts of both MedPro and VACUMATE. Inter-company balances and transactions have been eliminated in consolidation.

Basis of Presentation - The accompanying consolidated financial statements (unaudited) have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring losses from operations accumulating to $(16,512,671) at September 30,

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

2007, resulting in negative cash flows from operations. The Company has historically depended on borrowings to fund operations. See Notes 4, 5, and 6 for details of the Company's debt. At September 30, 2007, current liabilities exceeded current assets by $3,090,748 and total liabilities exceeded totals assets by $6,735,263. Management's plan for the Company to meet its cash flow needs through the end of 2007 and to ultimately achieve profitability is discussed below.

The Company has obtained from its Chairman and majority shareholder a commitment to provide it the necessary funding to meet its cash flow needs through the end of 2007. Also, the Company's Chairman and majority shareholder has personally guaranteed up to $5.5 million of the Company's bank debt. In return for the guarantee, the Chairman and majority shareholder are to receive a fee of $250,000 plus 6 percent interest on the $250,000 fee from January 1, 2007 until it is paid and the Chairman's personal guarantee is released by the bank.

Additionally, the Company has secured a contract with a major European-based multinational medical company for the supply of its blood collection safety devices over a five-year period. The contract is for more than 100 million units or approximately $30 million of product. The Company has obtained conditional financing commitments from third party lenders in amounts the Company believes will be sufficient to permit it to fulfill the contract requirements. There can be no assurances that the Company will meet the conditions to the financing commitments; that the financing arrangements will be sufficient to fulfill the requirements of the contract; or that fulfilling the contract will ultimately be profitable to the Company.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Costs Recognition - The Company derives its revenues from the sales of protective needle equipment. Revenues and accounts receivable are currently derived from the sale of the Needlyzer(tm) (needle destruction device) and Safe-Mate(r) (safety dental needle) products. Revenues and accounts receivable are recognized when delivery has occurred and collectability is probable. The Company anticipates generating revenue from its tube-activated Vacu-Mate device by the end of the fourth quarter of 2007. Cost of goods sold includes all direct production costs and shipping and handling costs. General and administrative costs are charged to the appropriate expense as incurred.

Accounts Receivable - As is customary in the industry, the Company does not require collateral from customers in the ordinary course of business. Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to the allowance for doubtful

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

accounts based on its assessment of the current status of individual accounts. Management believes that all accounts receivables are collectible, and an allowance for doubtful accounts is not necessary at September 30, 2007 and 2006. The Company does not accrue finance charges on its past due accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.

Inventory - Inventory consists of Safe-Mate(r) safety needles and Needlyzer(tm) devices and is carried at the lower of cost or market value on a first-in first-out basis. The Company took an inventory write down for its Needlyzer(tm) device, reflecting its policy to liquidate these inventories and discontinue efforts to market the device (See also Note 3).

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization for assets placed in service is provided using the straight-line method over their estimated useful lives. The cost of normal maintenance and repairs is charged against earnings. Expenditures which significantly increase asset values or extend useful lives are capitalized. The gain or loss on the disposition of property and equipment is recorded in the year of disposition.

Intangible Assets - Intangible assets consist principally of intellectual properties such as regulatory product approvals and patents. Intangible assets are amortized using the units-of-production method over their estimated period of benefit, ranging from one to ten years upon being placed in full production. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No material impairments of intangible assets have been identified during any of the periods presented. Amortization was immaterial for all periods presented.

Research and Development Costs - Research and development costs are charged to expense as incurred. These expenses do not include an allocation of salaries and benefits for the personnel engaged in these activities. Although not expensed as research and development, all salaries and benefits for the periods ended September 30, 2007 and 2006, have been expensed. The Company incurred no research and development costs during the period ended September 30, 2007 and 2006, respectively.

Advertising - Advertising costs are expensed as incurred. The Company incurred $21,514 and $59,494 of such costs during the period ended September 30, 2007 and 2006, respectively.

Income Taxes -Income tax expense is provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the effects of net operating loss carry forwards and differing basis, depreciation methods, and lives of depreciable assets. The deferred

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

tax assets represent the future tax return consequences of those differences, which will be deductible when the assets are recovered.

Cash and Cash Equivalents - For the purposes of the Statements of Cash Flows, the Company considers cash and cash equivalents to be cash in all bank accounts, including money market and temporary investments that have an original maturity of three months or less.

Concentration of Credit Risk - From time to time during the periods ended September 30, 2007 and 2006, certain bank account balances were in excess of federally insured limits. The company has not experienced losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Recent Accounting Pronouncements

In June 2006, FIN 48, "Accounting for Uncertainty in Income Taxes, "an
interpretation of SFAS No. 109,    clarifies the accounting for
uncertainties in income taxes recognized in an enterprise's financial statements. The Interpretation requires that we determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the more likely than not recognition criteria, FIN 48 requires the tax position be measured at the largest amount of benefit greater than fifty percent (50%) likely of being realized upon ultimate settlement. This accounting standard is effective for fiscal years beginning after December 15, 2006. The effect, if any, of adopting FIN 48 is not expected to have a material effect on our financial position and results of operations.

In September 2006, the Staff of the SEC issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. SAB 108 is effective for the Company's fiscal year 2007 annual financial statements. The adoption of SAB 108 is not expected to have an impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS 157"). This standard defines fair value, establishes the framework for measuring fair value in accounting principles generally accepted in the United States and expands disclosure about fair value measurements. This pronouncement applies under other accounting standards that require or permit fair value measurements.

Accordingly, this statement does not require any new fair value measurement. This statement is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently evaluating the requirements of SFAS No. 157 and have not yet determined the impact on our financial statements.

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115 ("SFAS No.159"). SFAS No. 159 allows companies to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and will be applied prospectively. We are currently evaluating the impact of adopting SFAS No. 159 on our financial position, results of operations or cash flows.

NOTE 2 - ACQUISITION

During 2006, the Board of Directors authorized the acquisition of Key-Lok(tm) Needleless IV system. The effect of this acquisition is reflected in the September 30, 2007 financial statements. This entity was owned by Baton Ventures, LLC, which is managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman.
The Company has evaluated the product for approximately two years, during which the Company established a strategic plan for developing this product. The product has previously been manufactured, and it received a 510(k) clearance to market from the United States Food and Drug Administration (USFDA).

Key-Lok(tm) was initially pre-marketed through a number of potential customers and/or distributors, and through these efforts it was determined that the product required minor modifications to achieve acceptance in the marketplace. These modifications have been engineered but not integrated into existing tooling. The acquisition included all materials, production equipment tooling, assembly equipment, supplies, and a packaging machine. The Company agreed to purchase Key-Lok(tm) from Baton Ventures, LLC for 1,600,780 shares of common stock or approximately $989,000.

NOTE 3 - INVENTORY

The Company's legacy product, Needlyzer(tm), has not experienced the success anticipated by the Company. The Company has made a decision to discontinue its selling strategy regarding this product, and plans to liquidate its inventory completely. It is currently in negotiations with a customer that has expressed interest in purchasing the remaining inventories. This customer purchased 72 devices and related equipment from the Company in 2006 for approximately $315 per unit, and has indicated that they are working on a proposal to purchase the remaining inventory that the company has on hand. The Company has reduced the value of this inventory from its original cost to an amount that is equivalent to its estimated net realizable value less all applicable disposition costs. The write down of the inventory from its original cost occurred in December 31, 2004, and amounted to $394,474.

NOTE 4 - NOTES PAYABLE TO AND ADVANCES FROM SHAREHOLDERS

Notes payable to and advances from shareholders represent loans and advances received from officers, directors, shareholders, and entities in which they exert significant control over. They are comprised of the following:

                                                   September 30, 2007     September 30, 2006
                                                   ------------------     ------------------
Short-term advances with no stated terms
  settled in the ordinary course of business       $        3,536,847     $        3,584,980

Demand and Promissory Notes with
  interest rates and conversion features                      320,100                570,100

Other shareholder loans, advances and
  accrued expenses payable to shareholders                    159,922
                                                   ------------------     ------------------
                                                   $        4,016,869     $        4,155,080
                                                   ==================     ==================

The promissory notes generally contained interest rates ranging to 20% per annum plus penalty interest when they reached maturity and remained unpaid. At September 30, 2006 they included $570,100 in notes that by their terms were convertible at approximately $3.70 per share. The Company has made an offer to the holders of these convertible notes whereby they may convert their notes into shares of the Company's common stock at a rate of $0.65 per share. At September 30, 2007, the Company had retired $250,000 of these notes.

At September 30, 2007 and 2006, an additional $200,000 in promissory notes were payable to a Director of the Company. The notes are non-interest bearing until July 1, 2007 at which time interest accrues at 6% per annum. The Company has also offered to convert these notes into shares of the Company's common stock at a rate of $0.65 per share.

At September 30, 2007, the balance of the promissory notes was represented by a $2,000,000 note to a company controlled by the Company's Chairman. Interest on the outstanding principal balance will be calculated at 6.0%, beginning on January 1, 2007, on the then unpaid principal balance until the balance has been retired.
Principal and all accrued interest on the note must be repaid on the date the Company completes an equity or debt financing resulting in gross proceeds to the Company of at least $6,000,000. The note also allows for various penalty provisions in the form of additional interest, as defined in the note, if all principal and accrued interest is not repaid by December 31, 2007. The note is callable if not repaid by December 31, 2008. The balance of this debt, in open note form, was $1,584,980 at September 30, 2006.

During 2006, approximately $2.6 million of the 2005 balance of promissory notes was repaid from the proceeds of the $5,000,000 term note discussed in Note 6. Also during 2006 another approximately $1.6 million of the 2005 balance of promissory notes were converted into shares of the Company stock.

NOTE 5 - RELATED PARTY TRANSACTIONS

The $2,000,000 demand note payable discussed in Note 4 above is to CRM Companies, Inc. ("CRM") an entity that is owned by the Company's Chairman, CEO, and majority stockholder. The note originated on September 1, 2006 as part of a corporate debt restructuring of the Company. CRM has continually loaned money to the Company, provided services for the Company, paid various Company related expenses directly, guaranteed Company loans, and subsidized the office lease expense on behalf of the Company, which is located in a building, owned by a partnership in which the Chairman is a partner. CRM agreed to forgive amounts otherwise owed or accruable to it under its loan agreements with the Company in exchange for 2,950,000 shares of common stock valued at $1,822,805 and a promissory note payable from the Company in the amount of $2,000,000. The Company recognized a gain of $1,294,526 in the last half of calendar year in connection with the debt forgiveness from CRM.

Prior to September 1, 2006, all monies advanced by CRM were considered advances with no definitive repayment terms. The balance of these advances totaled $1,657,581 at September 30, 2006.

In addition to the transactions discussed above and in Note 4, the company incurred interest expense on the indebtedness to shareholders totaling approximately $95 thousand for the nine months ended September 30, 2007. Accounts payable to officers and employees of the Company totaled approximately $297 thousand and $272 thousand at September 30, 2007 and 2006, respectively.

NOTE 6 - LONG-TERM DEBT

Long-term debt at September 30, 2007 and 2006 consists of the following:

                                                   September 30, 2007     September 30, 2006
                                                   ------------------     ------------------
Payable to Fifth Third Bank, Term Loan interest
payable at prime plus 2%, monthly payments of
$138,889 beginning August 2008, maturing
August 2011, collateralized by assignment of
intellectual properties                            $        5,000,000                      0

                                                   September 30, 2007     September 30, 2006
                                                   ------------------     ------------------
Payable to Fifth Third Bank, Revolving Line
of Credit, Interest at prime, payable monthly
NOTE 6 - LONG-TERM DEBT (continued)

beginning April 2007, due August 1, 2008                    1,492,500                      0


Payable to Whitaker Bank, Draw Loan, interest
payable at 7.5%, monthly payments of principal
and interest of $10,000, due through July 23,
2010, secured by certain inventory of the
Company.                                                      373,246                518,095
                                                   ------------------     ------------------
                                                   $        6,865,746     $          518,095
                                                   ==================     ==================

The revolving line of credit, as amended in May 2007, permits the Company to draw up to $1,500,000.

  Maturities of long-term debt are summarized as follows:

                               2007             $    21,561
                               2008               1,839,357
                               2009               1,476,724
                               2010               1,734,234
                               2011               1,589,327
                                                -----------
                                                $ 6,661,203
                                                ===========

NOTE 7 - SHAREHOLDERS' EQUITY

The Company maintains two classes of stock. Common stock with a par value of $0.01 per share, and Preferred Class A Stock with a par value of $.01 per share. The Company was authorized to issue 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Class A Stock. The Company had outstanding 24,879,333 and 22,974,583 shares of Common Stock at September 30, 2007 and 2006, respectively, and no Preferred Class A Stock. In addition there were also options to acquire common stock that were outstanding at September 30, 2007 and 2006, in the amounts of 10,000 and 25,000, respectively. The options that were outstanding at September 30, 2007 and 2006, were not issued as part of a plan, but were issued as inducements for investors and shareholders to provide funding.

The Preferred Class A Stock is cumulative with liquidation preferences and is convertible, at the option of the holder, at any time into shares of common stock. The Preferred Class A Stock also carries an automatic conversion feature in the event that the Company raises at least $20 million dollars in a public offering.

During the year ended December 31, 2005:

Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman, converted its Convertible Note, in the amount of $1,000,000, and executed a total of 1,618,313 options associated with this note. In return for interest earned on its Convertible Note made to the Company through December 2005 and subsequently converted (above), the Company settled the interest amount and issued 798,372 shares of Common Stock to Baton Ventures, LLC and its participating investors for the total accrued interest amount of $493,336.

Also, Baton Ventures, LLC converted additional loans totaling $50,000 made to the Company, and executed a total of 80,915 options associated with those loans. For interest earned on this additional investment of $50,000, the Company settled the accrued interest of $24,667 and issued an additional 39,919 shares of Common Stock to Baton Ventures, LLC.

In return for loans totaling $117,320 made to the Company by Baton Development, Inc., an entity owned by the Company's Vice Chairman, from April 2003 through December 2005, the Company issued 312,853 shares of Common Stock to Baton Development, Inc.

During the year ended December 31, 2006:

In recognition for service to the Company, the Board of Directors granted a total of 450,000 shares of stock to its Board members and Corporate Secretary. Each person received a grant of 25,000 shares each year for the years 2003, 2004, and 2005, as the Board had not issued any shares or compensation to its Board during that period.

In return for the execution of a debt reduction agreement with the Company, CRM agreed to waive all associated warrants, current loans, accrued interest payable, and all other considerations in return for the note payable of $2,000,000 discussed in Note 4 and a grant of 2,950,000 shares of common stock. At the time of the agreement, CRM had loans in excess of $3,000,000, associated warrants for the issuance of these loans, accrued management fees payable, and estimated accrued interest due in excess of $1,500,000. CRM agreed to eliminate or forgive all debt, interest payable, warrants, options, and any other associated compensation due in exchange for the common shares and the note payable. This completes consideration of notes, payments, and all other activities executed by CRM during the period from January 1999 through September 2006, see note 5 for more details.

The Company elected to acquire a needleless IV system, known as Key-Lok(tm), a product owned by Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman. The purchase was accomplished with stock, and was acquired for a total of 1,600,780 shares and the assumption of outstanding legal bills of approximately $10,000.

In addition, Baton Ventures, LLC elected to convert a total of $452,000 in additional bridge loans to capital stock. These loans were capitalized with the issuance of 731,510 shares of common stock.

An entity that had previously performed accounting and tax services for the Company, elected to convert its outstanding receivable with the Company. A Board member and corporate Treasurer, was a member of this firm. The total outstanding payable of $37,099 was capitalized with the issuance of 60,040 shares of Common Stock to the firm's three partners, including the Board member, in equal number of shares.

Also during 2006, three shareholders converted notes/accounts payable to shares of common stock. Two note holders converted $98,500 in outstanding notes payable to 159,462 shares of common stock, and one shareholder/employee converted $100,000 of the Company's account payable to him into 161,838 shares of common stock.

NOTE 8 - INCOME TAXES

The company incurred no current or net deferred income tax expense or benefit for the six months periods ended September 30, 2007 and 2006. Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Please see the footnotes to the audited statements for deferred tax analysis as of the years ended December 31, 2006 and 2005.

NOTE 9 - LEASE COMMITMENT WITH RELATED PARTY

The Company leases its office and storage facility in Lexington, Kentucky, under a non-cancelable operating lease with a related party. On January 10, 2007, the Company signed a lease addendum that among other things extended the term of the April 16, 1998 lease. The addendum allowed for an extension of the original lease through August 2012 in accordance with renewal language in the 1998 lease. The addendum also contains two five year extension options. The addendum also acknowledged that the company was in good standing and was not in arrears on lease payments or in default of any provisions within the lease or subsequent addendums. The addendum calls for payments of $3,500 each month for the period from January 1, 2007, through July 31, 2007.

Monthly lease payments will increase to $6,500 beginning August 1, 2007, and continuing for the remainder of the initial five year lease term.

Total lease expense was $13,500 and $13,988 for the nine months ended June 30, 2007 and 2006, respectively. Future minimum annual lease payments at September 30, 2007, are as follows:

                          2007             $    19,500
                          2008                  78,000
                          2009                  78,000
                          2010                  78,000
                          2011                  78,000
                          2012                  52,000

NOTE 10 - SUBSEQUENT EVENTS

As discussed in Note 1, on January 10, 2007 the Company affected the share exchange in connection with its merger with VACUMATE, LLC. This merger was approved by the Board of Directors in 2006, and approved by its shareholders at the Annual Shareholders Meeting. The merger was a stock for stock merger that provided MedPro shareholders with a post-merger ownership of 40.0% and the non-MedPro members of VACUMATE, LLC, an ownership of 60.0% in the newly merged company. All members of VACUMATE, LLC, were existing Company shareholders. The transaction was completed utilizing a reverse stock split whereby then existing MedPro shareholders received .4 newly issued shares for each share then held and post-split shares were issued to the non-MedPro members of VACUMATE, LLC. Following the reverse stock split and merger, the company had approximately 22.8 million post-split shares issued and outstanding. The Company also amended its charter to authorize up to 25 million shares of its common stock.

     Report of Independent Registered Public Accounting Firm



To the Board of Directors and
Shareholders of MedPro Safety Products, Inc.:

We have audited the accompanying consolidated balance sheets of MedPro Safety Products, Inc. and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MedPro Safety Products, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rodefer Moss & Co., PLLC
----------------------------
Knoxville, Tennessee
August 13, 2007

               MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
                     Consolidated Balance Sheets
                      December 31, 2006 and 2005

                                            2006           2005
                                         ----------     ----------
ASSETS

Current Assets
  Cash                                   $   59,954     $    3,811
  Accounts receivable                         4,576          6,273
  Inventory                                 515,013        551,128
  Other current assets                       45,654              -
                                         ----------     ----------

    Total current assets                    625,197        561,212
                                         ----------     ----------

Property and Equipment
  Equipment and tooling                     500,000              -
  Leasehold improvements                     44,764         44,764
  Furniture and fixtures                     37,025         33,730
  Trade show booth                            7,341          3,421
                                         ----------     ----------
                                            589,130         81,915

Less: accumulated depreciation               71,695         66,172
                                         ----------     ----------

Property and equipment, net                 517,435         15,743
                                         ----------     ----------

Other Assets
  Intellectual properties                 3,314,547      2,825,425
  Deferred financing costs                  183,333              -
                                         ----------     ----------

    Total other assets                    3,497,880      2,825,425
                                         ----------     ----------

    Total assets                         $4,640,512     $3,402,380
                                         ==========     ==========








See notes to consolidated financial statements.

               MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
                     Consolidated Balance Sheets
                      December 31, 2006 and 2005


                                            2006           2005
                                         ----------     ----------
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current Liabilities
  Accounts payable and accrued expenses  $  831,031     $  782,780
  Accrued interest payable                  576,222      2,760,339
  Current portion of long term debt          83,991         77,484
  Notes payable to and advances from
    shareholders                          2,961,216      7,365,708
                                         ----------     ----------

      Total current liabilities           4,452,460     10,986,311
                                         ----------     ----------
Long-Term Liabilities
  Notes payable - long term portion       5,609,104        518,095
                                         ----------     ----------

Total liabilities                        10,061,564     11,504,406
                                         ----------     ----------

Shareholders' Deficiency
  Common stock
    $.01 par value; 25,000,000 shares
    authorized; 22,795,529 and
    16,681,899 shares issued and
    outstanding                             227,955       166,819
  Additional paid-in capital              9,536,206     5,895,087
  Accumulated deficit                   (15,185,213)  (14,163,932)
                                         ----------     ----------

     Total shareholders' deficiency      (5,421,052)   (8,102,026)
                                         ----------     ----------

     Total liabilities and
     shareholders' deficiency            $4,640,512     $3,402,380
                                         ==========     ==========






See notes to consolidated financial statements.

               MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
                 Consolidated Statements of Operations
              For the Years Ended December 31, 2006 and 2005


                                            2006           2005
                                        -----------    -----------
Sales
  Needlyzer                             $    20,565    $    10,741
  SafeMate                                   60,803         48,054
                                        -----------    -----------

     Total sales                             81,368         58,795

Cost of Goods Sold                           38,016         41,609
                                        -----------    -----------

     Gross profit                            43,352         17,186
                                        -----------    -----------

Operating Expenses
  Salaries, wages, and payroll taxes        496,322            182
  Product development costs                 352,952        114,100
  Professional and insurance                156,294        140,803
  General and administrative                271,473         74,379
  Travel and entertainment                  103,729         14,628
  Depreciation and amortization               5,523          9,315
                                        -----------    -----------

     Total operating expenses             1,386,293        353,407

     Loss from operations                (1,342,941)      (336,221)
                                        -----------    -----------

Other Income (Expenses)
  Interest expense                         (985,202)    (2,972,174)
  Income from debt forgiveness with
    related party                         1,294,526              -
  Interest income                            22,289              -
  Other                                      (9,953)        21,846
                                        -----------    -----------

     Total other income (expenses)          321,660     (2,950,328)
                                        -----------    -----------

Provision for income taxes                        -              -
                                        -----------    -----------

     Net loss                           $(1,021,281)   $(3,286,549)
                                        ===========    ===========





See notes to consolidated financial statements.

               MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
                 Consolidated Statements of Changes in Stockholders' Equity
              For the Years Ended December 31, 2006 and 2005


                                                Common Stock         Additional
                                          ------------------------    Paid-In      Accumulated
                                            Shares        Amount      Capital      Deficiency         Total
                                          ----------   -----------   -----------  ------------    ------------

Balance, January 1, 2005                  11,183,492   $   111,835   $ 2,435,363  $ (10,877,383)  $ (8,330,185)

Shares issued in conversion of debt        5,498,407        54,984     3,342,551                     3,397,535

Capital contributed through payment of
  expenses by the Company's
  shareholders                                    -              -       117,173                       117,173

Net loss                                 (3,286,549)    (3,286,549)
                                         ----------    -----------   -----------  ------------    ------------

Balance, December 31, 2005               16,681,899    $   166,819   $ 5,895,087  $(14,163,932)   $ (8,102,026)


Shares issued in conversion of debt       4,062,850         40,629     2,394,450                     2,435,079

Shares issued for equipment and
  intangibles                             1,600,780         16,008       973,114                       989,122

Shares issued in payment of services        450,000          4,500       273,555                       278,055

Net loss                                                                            (1,021,281)     (1,021,281)
                                         ----------    -----------   -----------  ------------    ------------

Balance, December 31, 2006               22,795,529    $   227,955   $ 9,536,206  $(15,185,213)   $ (5,421,052)
                                         ==========    ===========   ===========  ============    ============














See notes to consolidated financial statements.

               MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
                 Consolidated Statements of Cash Flows
              For the Years Ended December 31, 2006 and 2005


                                                      2006           2005
                                                   -----------    -----------

Cash Flows From Operating Activities
  Net loss                                         $(1,021,281)  $ (3,286,549)
  Adjustments to reconcile net loss to net cash
    flows from operating activities:
      Depreciation                                       5,523          9,315
      Amortization of financing costs                   16,667              -
      Stock issued for services                        278,055              -
      Gain on retirement of debt                    (1,294,526)             -
      Payment of expenses by shareholders in
        contribution of capital                              -        117,173
      Changes in operating assets and liabilities
        Accounts receivable                              1,697         (5,761)
        Inventory                                       36,115        (57,018)
        Other current assets                           (45,654)             -
        Accounts payable and accrued expenses         (101,749)        (3,021)
        Accrued interest payable                      (103,759)        456,513
                                                   -----------    -----------

Net cash flows from operating activities            (2,228,912)    (2,769,348)

Cash Flows From Investing Activities
Purchases of property and equipment                     (7,216)             -
                                                   -----------    -----------

Net cash flows from investing activities                (7,216)             -
                                                   -----------    -----------

Cash Flows From Financing Activities
  Proceeds from bank borrowings                      5,175,000              -
  Proceeds from issuance of notes to and
    advances from shareholders                         200,000      2,832,340
  Payments on notes payable and advances
    from shareholders                               (3,082,729)       (69,596)
                                                   -----------    -----------

Net cash flows from financing activities             2,292,271      2,762,744
                                                   -----------    -----------

Net increase (decrease) in cash                         56,143         (6,604)

Cash at the Beginning of the Year                        3,811         10,415
                                                   -----------    -----------

Cash at the End of the Year                        $    59,954    $     3,811
                                                   ===========    ===========

Supplemental Disclosures of Cash Flow
  Information

Cash paid for interest                             $ 1,076,213    $    50,404
                                                   ===========    ===========

Supplemental Disclosure of Non-Cash Investing and Financing Activities

    Issuance of common stock for equipment
      and tooling and intellectual properties      $   989,121    $         -
                                                   ===========    ===========
    Issuance of common stock in settlement of
      debt                                         $ 2,435,079    $ 3,397,535
                                                   ===========    ===========





See notes to consolidated financial statements.

         MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
   Notes to Consolidated Financial Statements (continued)
                   December 31, 2006 and 2005


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

Nature of Business - MedPro Safety Products, Inc ("MedPro") was originally incorporated in Kentucky in 1995 and later in Delaware in 1999. VACUMATE, LLC ("VACUMATE"), a subsidiary of MedPro Safety Products, Inc at December 31, 2006 and 2005, was formed as a Kentucky Limited Liability Company in March of 2003. VACUMATE, LLC, was created in order to fund the acquisition of a safety blood collection system. The technology purchase was completed by VACUMATE, LLC, during 2004. MedPro Safety Products ("MPS") and VACUMATE, LLC (the "Company") are located in Lexington, Kentucky and are engaged in the business of selling medical equipment that protects the public from needle stick injuries and enhances the safety of patients and medical professionals in the healthcare industry. The Company has developed and /or acquired proprietary and unique technology that management believes will deliver the highest level of risk reduction technology to the industry.

Principles of Consolidation - The Company applies FIN 46(R), "Consolidation of Variable Interest Entities," and FASB 141 in its principles of consolidation. FIN 46 (R) addresses arrangements where a company does not hold a majority of the voting or similar interests of a variable interest entity (VIE). Under FIN 46 (R) a company must consolidate a VIE if it is determined that it is the primary beneficiary.

For the years ended December 31, 2006 and 2005, substantially all of the equity interests of MedPro and VACUMATE were represented by common ownership and MedPro had a direct equity ownership of 40 percent of VACUMATE. From inception until January 10, 2007, MedPro provided all management functions for VACUMATE under an agency agreement. On January 10, 2007 a merger was effected whereby MedPro issued approximately 13.7 million of its post-split shares (see Note
10) to acquire all of the then outstanding interests of the non-MedPro owners of VACUMATE. Upon the effective date of the merger, the non-MedPro owners of VACUMATE controlled 60% of the resulting company and the pre-merger shareholders of MedPro controlled 40% of the resulting company which continued under the name of MedPro Safety Products, Inc. The merger agreement was approved in principal by MedPro's Board of Directors and the Members of VACUMATE on August 24, 2006 and approved by the shareholders of MedPro on January 10, 2007. As a result of the above relationships, including common management, ownership, and operations, these consolidated financial statements include the accounts of both MedPro and VACUMATE. Inter-company balances and transactions have been eliminated in consolidation.

Basis of Presentation - The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring losses from operations accumulating to $(15,185,213) at December 31, 2006, resulting in negative cash flows from operations. The Company has historically depended on borrowings to fund operations. See Notes 4, 5, and 6 for details of the Company's debt. At December 31, 2006, current liabilities exceeded current assets by $3,827,263 and total liabilities exceeded totals assets by $5,421,052. Management's plan for the Company to meet its cash flow needs through the end of 2007 and to ultimately achieve profitability is discussed below.

The Company has obtained from its Chairman and majority shareholder a commitment to provide it the necessary funding to meet its cash flow needs through the end of 2007. Also, the Company's Chairman and majority shareholder has personally guaranteed up to $5.5 million of the Company's bank debt. In return for the guarantee, the Chairman and majority shareholder are to receive a fee of $250,000 plus 6 percent interest on the $250,000 fee from January 1, 2007 until it is paid and the Chairman's personal guarantee is released by the bank.

         MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
   Notes to Consolidated Financial Statements (continued)
                   December 31, 2006 and 2005


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

Additionally, the Company has secured a contract with a major European-based multinational medical company for the supply of its blood collection safety devices over a five-year period. The contract is for more than 100 million units or approximately $30 million of product. The Company has obtained conditional financing commitments from third party lenders in amounts the Company believes will be sufficient to permit it to fulfill the contract requirements. There can be no assurances that the Company will meet the conditions to the financing commitments; that the financing arrangements will be sufficient to fulfill the requirements of the contract; or that fulfilling the contract will ultimately be profitable to the Company.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Costs Recognition - The Company derives its revenues from the sales of protective needle equipment. Revenues and accounts receivable are currently derived from the sale of the Needlyzer(tm) (needle destruction device) and Safe-Mate(r) (safety dental needle) products. Revenues and accounts receivable are recognized when delivery has occurred and collectability is probable. The Company anticipates generating revenue from its tube-activated Vacu-Mate device by the end of the third quarter of 2007.

Cost of goods sold includes all direct production costs and shipping and handling costs. General and administrative costs are charged to the appropriate expense as incurred.

Accounts Receivable - As is customary in the industry, the Company does not require collateral from customers in the ordinary course of business. Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on its assessment of the current status of individual accounts. Management believes that all accounts receivables are collectible, and an allowance for doubtful accounts is not necessary at December 31, 2006 and 2005.
The Company does not accrue finance charges on its past due accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.

Inventory - Inventory consists of Safe-Mate(r) safety needles and Needlyzer(tm) devices and is carried at the lower of cost or market value on a first-in first-out basis. The Company took an inventory write down for its Needlyzer(tm) device, reflecting its policy to liquidate these inventories and discontinue efforts to market the device (See also Note 3).

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization for assets placed in service is provided using the straight-line method over their estimated useful lives. The cost of normal maintenance and repairs is charged against earnings. Expenditures which significantly increase asset values or extend useful lives are capitalized. The gain or loss on the disposition of property and equipment is recorded in the year of disposition.

Intangible Assets - Intangible assets consist principally of intellectual properties such as regulatory product approvals and patents. Intangible assets are amortized using the units-of-production method over their estimated period of benefit, ranging from one to ten years upon being placed in full production. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject

         MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
   Notes to Consolidated Financial Statements (continued)
                   December 31, 2006 and 2005


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

to amortization. No material impairments of intangible assets have been identified during any of the periods presented. Amortization was immaterial for all periods presented.

Research and Development Costs - Research and development costs are charged to expense as incurred. These expenses do not include an allocation of salaries and benefits for the personnel engaged in these activities. Although not expensed as research and development, all salaries and benefits for the years ended December 31, 2006 and 2005, have been expensed. The Company incurred no research and development costs during the years ended December 31, 2006 and 2005, respectively.

Advertising - Advertising costs are expensed as incurred.  The
Company incurred $71,277 and $66 of such costs during the years ended December 31, 2006 and 2005, respectively.

Income Taxes -Income tax expense is provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the effects of net operating loss carry forwards and differing basis, depreciation methods, and lives of depreciable assets. The deferred tax assets represent the future tax return consequences of those differences, which will be deductible when the assets are recovered.

Cash and Cash Equivalents - For the purposes of the Statements of Cash Flows, the Company considers cash and cash equivalents to be cash in all bank accounts, including money market and temporary investments that have an original maturity of three months or less.

Concentration of Credit Risk - From time to time during the years ended December 31, 2006 and 2005, certain bank account balances were in excess of federally insured limits. The company has not experienced losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Recent Accounting Pronouncements

In June 2006, FIN 48, "Accounting for Uncertainty in Income Taxes,"
an interpretation of SFAS No. 109,    clarifies the accounting for
uncertainties in income taxes recognized in an enterprise's financial statements. The Interpretation requires that we determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the more likely than not recognition criteria, FIN 48 requires the tax position be measured at the largest amount of benefit greater than fifty percent (50%) likely of being realized upon ultimate settlement. This accounting standard is effective for fiscal years beginning after December 15, 2006. The effect, if any, of adopting FIN 48 is not expected to have a material affect on our financial position and results of operations.

In September 2006, the Staff of the SEC issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. SAB 108 is effective for the Company's fiscal year 2007 annual financial statements. The adoption of SAB 108 is not expected to have an impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS 157"). This standard defines fair value, establishes the framework for measuring fair value in accounting principles generally accepted in the United States and expands disclosure about fair value measurements. This pronouncement applies under other accounting standards that require or permit fair value measurements.

         MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
   Notes to Consolidated Financial Statements (continued)
                   December 31, 2006 and 2005


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

Accordingly, this statement does not require any new fair value measurement. This statement is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently evaluating the requirements of SFAS No. 157 and have not yet determined the impact on our financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115 ("SFAS No.159"). SFAS No. 159 allows companies to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and will be applied prospectively. We are currently evaluating the impact of adopting SFAS No. 159 on our financial position, results of operations or cash flows.

NOTE 2 - ACQUISITION

During 2006, the Board of Directors authorized the acquisition of Key-Lok(tm) Needleless IV system. This entity was owned by Baton Ventures, LLC, which is managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman. The Company has evaluated the product for approximately two years, during which the Company established a strategic plan for developing this product. The product has previously been manufactured, and it received a 510(k) clearance to market from the United States Food and Drug Administration (USFDA). Key-Lok was initially pre-marketed through a number of potential customers and/or distributors, and through these efforts it was determined that the product required minor modifications to achieve acceptance in the marketplace. These modifications have been engineered but not integrated into existing tooling. The acquisition included all materials, production equipment tooling, assembly equipment, supplies, and a packaging machine. The Company agreed to purchase Key-Lok from Baton Ventures, LLC for 1,600,780 shares of common stock or approximately $989,000.

NOTE 3 - INVENTORY

The Company's legacy product, Needlyzer(tm), has not experienced the success anticipated by the Company. The Company has made a decision to discontinue its selling strategy regarding this product, and plans to liquidate its inventory completely. It is currently in negotiations with a customer that has expressed interest in purchasing the remaining inventories. This customer purchased 72 devices and related equipment from the Company in 2006 for approximately $315 per unit, and has indicated that they are working on a proposal to purchase the remaining inventory that the company has on hand. The Company has reduced the value of this inventory from its original cost to an amount that is equivalent to its estimated net realizable value less all applicable disposition costs. The write down of the inventory from its original cost occurred in December 31, 2004, and amounted to $394,474.

         MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
   Notes to Consolidated Financial Statements (continued)
                   December 31, 2006 and 2005

NOTE 4 - NOTES PAYABLE TO AND ADVANCES FROM SHAREHOLDERS

Notes payable to and advances from shareholders represent loans and advances received from officers, directors, shareholders and entities in which they exert significant control over. They are comprised of the following:

                                                      2006            2005
                                                 -------------   -------------
Short-term advances with no stated terms
  settled in the ordinary course of business     $     191,116   $     331,320

Demand and Promissory Notes with
  interest rates and conversion features             2,770,100       7,034,388
                                                 -------------   -------------

                                                 $   2,961,216   $   7,365,708
                                                 =============   =============


The promissory notes generally contained interest rates ranging to 20% per annum plus penalty interest when they reached maturity and remained unpaid. At December 31, 2006 and 2005 they included $570,100 in notes that by their terms were convertible at approximately $3.70 per share. The Company has made an offer to the holders of these convertible notes whereby they may convert their notes into shares of the Company's common stock at a rate of $0.65 per share. At December 31, 2006 and 2005, an additional $200,000 in promissory notes were payable to a Director of the Company. The notes are non-interest bearing until July 1, 2007 at which time interest accrues at 6% per annum. The Company has also offered to convert these notes into shares of the Company's common stock at a rate of $0.65 per share. At December 31, 2006, the balance of the promissory notes was represented by a $2,000,000 note to a company controlled by the Company's Chairman as described in the next paragraph.

Interest on the outstanding principal balance will be calculated at 6.0%, beginning on January 1, 2007, on the then unpaid principal balance until the balance has been retired. Principal and all accrued interest on the note must be repaid on the date the Company completes an equity or debt financing resulting in gross proceeds to the Company of at least $6,000,000. The note also allows for various penalty provisions in the form of additional interest, as defined in the note, if all principal and accrued interest is not repaid by December 31, 2007. The note is callable if not repaid by December 31, 2008.

During 2006, approximately $2.6 million of the 2005 balance of promissory notes was repaid from the proceeds of the $5,000,000 term note discussed in Note 6. Also during 2006, another approximately $1.6 million of the 2005 balance of promissory notes were converted into shares of the Company stock.

Subsequent to December 31, 2006, the Company has repaid $250,000 of the convertible promissory notes discussed above.

NOTE 5 - RELATED PARTY TRANSACTIONS

The $2,000,000 demand note payable discussed in Note 4 above is to CRM Companies, Inc. ("CRM") an entity that is owned by the Company's Chairman, CEO, and majority stockholder. The note originated on September 1, 2006 as part of a corporate debt restructuring of the Company. CRM has continually loaned money to the Company, provided services for the Company, paid various Company related expenses directly, guaranteed Company loans, and subsidized the office lease expense on behalf of the Company, which is located in a building, owned by a partnership in which the Chairman is a partner. CRM agreed to forgive amounts otherwise owed or accruable to it under its loan agreements with the Company in exchange for 2,950,000 shares of common stock valued at $1,822,805 and a promissory note payable from the Company in the amount of $2,000,000. The Company recognized a gain of $1,294,526 in connection with the debt forgiveness from CRM.

         MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
   Notes to Consolidated Financial Statements (continued)
                   December 31, 2006 and 2005

NOTE 5 - RELATED PARTY TRANSACTIONS (continued)

Prior to September 1, 2006, all monies advanced by CRM were considered advances with no definitive repayment terms. The balance of these advances totaled $3,188,363 at December 31, 2005.

In addition to the transactions discussed above and in Note 4, the company incurred interest expense on the indebtedness to shareholders totaling approximately $415 thousand and $2.8 million for the years ended December 31, 2006 and 2005, respectively. Accounts payable to officers and employees of the Company totaled approximately $195 thousand and $295 thousand at December 31, 2006 and 2005, respectively.

NOTE 6 - LONG-TERM DEBT

 Long-term debt at December 31, 2006 and 2005 consists of the following:

                                                      2006            2005
                                                 -------------   -------------
Payable to Fifth Third Bank, Term Loan, interest
  payable at prime plus 2%, monthly payments of
  $138,889 beginning August 2008, maturing
  August 1, 2011, collateralized by an
  assignment of intellectual properties          $   5,000,000   $           -

Payable to Fifth Third Bank, Revolving Line of
  Credit, interest at prime, monthly beginning
  April 2007, due August 1, 2008                       175,000               -

Payable to Whitaker Bank, Draw Loan, interest
  payable at 7.5%, monthly payments of
  principal and interest of $10,000, due
  through July 23, 2010, secured by certain
  inventory of the Company                             518,095         595,579
                                                 -------------   -------------

                                                     5,693,095         595,579

Less:  current portion                                  83,991          77,484
                                                 -------------   -------------

Long-term portion                                $   5,609,104   $     518,095
                                                 =============   =============

The revolving line of credit, as amended in March 2007, permits the Company to draw up to $1,000,000.

  Maturities of long-term debt are summarized as follows:

                                        2008                959,956
                                        2009              1,764,205
                                        2010              1,912,721
                                        2011                972,222
                                                        -----------
                                                        $ 5,609,104
                                                        ===========

         MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
   Notes to Consolidated Financial Statements (continued)
                   December 31, 2006 and 2005


NOTE 7 - SHAREHOLDERS' EQUITY

The Company maintains two classes of stock. Common stock with a par value of $0.01 per share, and Preferred Class A Stock with a par value of $.01 per share. The Company was authorized to issue 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Class A Stock. The Company had outstanding 22,795,529 and 16,681,899 shares of Common Stock at December 31, 2006 and 2005, respectively, and no Preferred Class A Stock. In addition there were also options to acquire common stock that were outstanding at December 31, 2006 and 2005, in the amounts of 25,000 and 103,337, respectively. The options that were outstanding at December 31, 2006 and 2005, were not issued as part of a plan, but were issued as inducements for investors and shareholders to provide funding. Of the 103,337 options outstanding at December 31, 2005, 78,337 options expired unexecuted during the year ended December 31, 2006.

The Preferred Class A Stock is cumulative with liquidation preferences and is convertible, at the option of the holder, at any time into shares of common stock. The Preferred Class A Stock also carries an automatic conversion feature in the event that the Company raises at least $20 million dollars in a public offering.

During the year ended December 31, 2005:

Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman, converted its Convertible note, in the amount of $1,000,000, and executed a total of 1,618,313 options associated with this note.

In return for interest earned on its Convertible Note made to the Company from April 2003 through December 2005 and subsequently converted (above), the Company settled the interest amount and issued 798,372 shares of Common Stock to Baton Ventures, LLC and its participating investors for the total accrued interest amount of $493,336. In return for loans totaling $312,853 made to the Company from April 2003 through December 2005, the Company issued 312,853 shares of Common Stock to Baton Development, Inc., an entity owned by the Company's Vice Chairman. Also, for additional loans totaling $50,000 made to the Company from April 2003 through December 2005, the company issued an additional 80,915 shares to Baton Development, Inc. For interest earned on this additional investment of $50,000 the Company settled the accrued interest of $24,667 and issued an additional 39,919 shares to Baton Development, Inc.

In return for loans totaling $993,013 made to the Company from April 2003 through December 2005, the Company issued 2,648,035 shares to CRM, an entity owned by the Company's Chairman. Issuance of these shares was made and approved by the Board of Directors.

During the year ended December 31, 2006:

In recognition for service to the Company, the Board of Directors granted a total of 450,000 shares of stock to its Board members and Corporate Secretary. Each person received a grant of 25,000 shares each year for the years 2003, 2004, and 2005, as the Board had not issued any shares or compensation to its Board during that period.

In return for the execution of a debt reduction agreement with the Company, CRM agreed to waive all associated warrants, current loans, accrued interest payable, and all other considerations in return for the note payable of $2,000,000 discussed in Note 4 and a grant of 2,950,000 shares of common stock. At the time of the agreement, CRM had loans in excess of $3,000,000, associated warrants for the issuance of these loans, accrued management fees payable, and estimated accrued interest due in excess of $1,500,000. CRM agreed to eliminate or forgive all debt, interest payable, warrants, options, and any other associated compensation due in exchange for the common shares and the note payable. This completes consideration of notes, payments, and all other activities executed by CRM during the period from January 1999 through September 2006, see note 5 for more details.

         MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
   Notes to Consolidated Financial Statements (continued)
                   December 31, 2006 and 2005

The Company elected to acquire a needleless IV system, known as Key-Lok(tm), a product owned by Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman. The purchase was accomplished with stock, and was acquired for a total of 1,600,780 shares and the assumption of outstanding legal bills of approximately $10,000. In addition, Baton Ventures, LLC elected to convert a total of $452,000 in additional bridge loans to capital stock. These loans were capitalized with the issuance of 731,510 shares of common stock.

An entity that had previously performed accounting and tax services for the Company, elected to convert its outstanding receivable with the Company. A Board member and corporate Treasurer, was a member of this firm. The total outstanding payable of $37,099 was capitalized with the issuance of 60,040 shares of Common Stock to the firm's three partners, including the Board member, in equal number of shares.

Also during 2006, three shareholders converted notes/accounts payable to shares of common stock. Two note holders converted $98,500 in outstanding notes payable to 159,462 shares of common stock, and one shareholder/employee converted $100,000 of the Company's account payable to him into 161,838 shares of common stock.

NOTE 8 - INCOME TAXES

The company incurred no current or net deferred income tax expense or benefit for the years ended December 31, 2006 and 2005. Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

The tax effects of temporary differences that give rise to significant portions of the deferred assets at December 31, 2006 and 2005 are presented below:

                                                      2006            2005
                                                 -------------   -------------

Deferred tax assets (liabilities):
  Fixed assets                                   $       3,152   $       7,627
  Accounts receivable                                        -        (226,100)
  Inventory                                            124,754         129,226
  Accrued interest payable                             180,636         670,100
  State deferred tax asset                             588,958         551,596
  Net operating loss carryforwards                   3,028,886       2,544,856
  Less: valuaton allowance                          (3,926,386)     (3,677,305)
                                                 -------------   -------------
  Net deferred tax assets                        $           -   $           -
                                                 =============   =============


The Company has deferred tax liabilities as of December 31, 2006 and 2005 of $0 and $226,100, respectively, and the majority of its deferred tax asset consists of a net operating loss carryforward (tax effect) of $3,028,886 and $2,544,856, respectively, directly related to its total net operating loss carryforwards of $8,908,489 and $7,484,872, respectively. These net operating loss carryforwards begin expiring in 2015, and are entirely offset by a valuation allowance of $(3,926,386) and $(3,677,305) as of December 31, 2006
and 2005, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
   Notes to Consolidated Financial Statements (continued)
                   December 31, 2006 and 2005


NOTE 9 - LEASE COMMITMENT WITH RELATED PARTY

The Company leases its office and storage facility in Lexington, Kentucky, under a non-cancelable operating lease with a related party. On January 10, 2007, the Company signed a lease addendum that among other things extended the term of the April 16, 1998 lease.
The addendum allowed for an extension of the original lease through August 2012 in accordance with renewal language in the 1998 lease. The addendum also contains two five year extension options. The addendum also acknowledged that the company was in good standing and was not in arrears on lease payments or in default of any provisions within the lease or subsequent addendums. The addendum calls for payments of $3,500 each month for the period from January 1, 2007, through July 31, 2007. Monthly lease payments will increase to $6,500 beginning August 1, 2007, and continuing for the remainder of the initial five year lease term.

Total lease expense was $24,488 and $0 for the years ended December 31, 2006 and 2005, respectively.

Future minimum annual lease payments at December 31, 2006, are as follows:

                                       2007        $     57,000
                                       2008              78,000
                                       2009              78,000
                                       2010              78,000
                                       2011              78,000
                                       2012              45,000


NOTE 10 - SUBSEQUENT EVENTS

As discussed in Note 1, on January 10, 2007 the Company affected the share exchange in connection with its merger with VACUMATE, LLC. This merger was approved by the Board of Directors in 2006, and approved by its shareholders at the Annual Shareholders Meeting. The merger was a stock for stock merger that provided MedPro shareholders with a post-merger ownership of 40.0% and the non-MedPro members of VACUMATE, LLC, an ownership of 60.0% in the newly merged company. All members of VACUMATE, LLC, were existing Company shareholders. The transaction was completed utilizing a reverse stock split whereby then existing MedPro shareholders received .4 newly issued shares for each share then held and post-split shares were issued to the non-MedPro members of VACUMATE, LLC. Following the reverse stock split and merger, the company had approximately 22.8 million post-split shares issued and outstanding. Subsequent to December 31, 2006 the Company also amended its charter to authorize up to 25 million shares of its common stock.

                                                             [EXHIBIT A]

=================================================================


                       Articles of Amendment
                                of
                    Articles of Incorporation
                                of
                          DENTALSERV.COM


























=================================================================


                        STATE OF NEVADA

                     ARTICLES OF AMENDMENT

                              OF

                   ARTICLES OF INCORPORATION

                              OF

                         DENTALSERV.COM

DENTALSERV.COM, a Nevada corporation (the "Corporation"), does hereby certify that:

First:   That the Board of Directors of DentalServ.Com  (the
"Corporation") by unanimous written consent dated as of August 13, 2007, adopted resolutions setting forth proposed amendments to the Articles of Incorporation of the Corporation as hereinafter amended, declaring such amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

Resolved, that the Articles of Incorporation of the Corporation be amended by changing Article I so that, as amended, said Article shall be and read as follows:

         ARTICLE I   NAME

 The name of this corporation is: "MEDPRO SAFETY PRODUCTS, INC."

Resolved, that the Articles of Incorporation of the Corporation be amended by changing Article VI so that, as amended, said Article shall be and read as follows:

         ARTICLE VI    AUTHORIZED CAPITAL STOCK

         (a) The total number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of Ninety Million (90,000,000) shares of Common Stock, par value $0.001 per share, (hereafter called the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share, (hereinafter called the "Preferred Stock")

         (b) As of 5:00 PM, Eastern Standard time, on the date on which this Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada (the "Effective Time"), each four (4) outstanding shares of common stock, par value $.001 per share ("Old Common Stock"), without further action on the part of the Corporation or any of the stockholders, shall automatically be changed into one (1) share of Common
Stock (the "New Common Stock") (referred to herein as the
"Reverse Split"). At the Effective Time, as a result of the Reverse Split, each holder of Old Common Stock shall automatically become the holder of one share of New Common Stock for every four shares of Old Common Stock held by such holder prior thereto. Further, at the Effective Time, each certificate formerly representing a stated number of shares of Old Common Stock shall, as a result of the Reverse Split, represent one share of New Common Stock for each four shares of Old Common Stock represented immediately prior to the Reverse Split.

         (c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuance of such series of Preferred Stock.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors will, from time to time determine. Stockholders will not have pre-emptive rights to acquire unissued shares of the stock of this corporation."

Second: That thereafter, pursuant to Section 78.320 of the Private Corporations law, Nevada Revised Statutes, written consents approving the amendments set forth above were signed by holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendments were duly adopted in accordance with the provisions of Sections 78.1955, 78.2055, 78.315 & 78.320 of the Private Corporations law, Nevada Revised Statutes.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendments.


                        By: /s/ Lawerence Chimerine
                            ----------------------------
                        Name: Lawrence Chimerine, President, CEO
                             -----------------------------------
                              (Authorized Officer)

                                                             [EXHIBIT B]


                                   MEDPRO SAFETY PRODUCTS, INC.
                                    Pro Forma Balance Sheet
                                             as of
                                       December 31, 2006


                                       MedPro      DentalServ     Pro forma Adjustments     Combined
                                      31 DEC 06    31 DEC 06       Debit        Credit      Total
                                      ----------   ----------    ---------    ----------  ----------

ASSETS
  Current Assets
  Cash                                    59,954            -[1] 10,549,143             -  10,609,097
  Accounts Receivable                      4,576            -             -             -       4,576
  Inventory                              515,013            -             -             -     515,013
  Other Current Assets                    45,654            -             -             -      45,654
                                      ----------   ----------    ----------    ----------  ----------
Total Current Assets                     625,197            -    10,549,143             -  11,174,340
                                      ----------   ----------    ----------    ----------  ----------

Property and Equipment
  Equipment and Tooling                  500,000            -             -             -     500,000
  Leasehold Improvements                  44,764            -             -             -      44,764
  Furniture and Fixtures                  37,025            -             -             -      37,025
  Trade Show Booth                         7,341            -             -             -       7,341
                                      ----------   ----------    ----------    ----------  ----------
                                         589,130            -             -             -     589,130

Less: Accumulated Depreciation            71,695            -             -             -      71,695
                                      ----------   ----------    ----------    ----------  ----------
Property and Equipment, net              517,435            -             -             -     517,435
                                      ----------   ----------    ----------    ----------  ----------

Other Assets
  Intellectual Properties              3,314,547            -                           -   3,314,547
  Deferred Financing Costs               183,333            -             -             -     183,333
                                      ----------   ----------    ----------    ----------  ----------
Total Other Assets                     3,497,880            -             -             -   3,497,880
                                      ----------   ----------    ----------    ----------  ----------

Total Assets                           4,640,512            -    10,549,143             -  15,189,655
                                      ==========   ==========    ==========    ==========  ==========



Explanation of Adjustments:

[1] Addition to cash after all adjustments, issuance costs and pro forma deemed payments.


See Notes to Financial Statements.


                                  EXH B - 1

                           MEDPRO SAFETY PRODUCTS, INC.
                              Pro Forma Balance Sheet
                                       as of
                                 December 31, 2006

                                       MedPro      DentalServ     Pro forma Adjustments        Combined
                                      31 DEC 06    31 DEC 06       Debit        Credit         Total
                                      ----------   ----------    ---------    ----------     ----------

LIABILITIES AND SHAREHOLDERS'
(DEFICIT)/EQUITY

Current Liabilities
  Accounts Payable and Accrued
    Expenses                             831,031            -      121,110[2]          -        709,921
  Accrued Interest Payable               576,222            -       92,253[3]          -        483,969
  Current Portion of Long Term Debt       83,991            -            -             -         83,991
  Notes Payable to and Advances
    from Shareholders                  2,961,216            -    1,282,320[4]          -      1,678,896
                                      ----------   ----------    ---------    ----------     ----------
Total Current Liabilities              4,452,460            -    1,495,683             -      2,956,777
                                      ----------   ----------    ---------    ----------     ----------

Long-Term Liabilities
Notes Payable - Long Term Portion      5,609,104            -            -             -      5,609,104
                                      ----------   ----------    ---------    ----------     ----------

Total Liabilities                     10,061,564            -    1,495,683             -      8,565,881
                                      ----------   ----------    ---------    ----------     ----------

Shareholders' (Deficit)/Equity
Common Stock                             227,955[5]     5,574[6]   220,254[7]          -         13,275

DSRV Preferred Class A, $0.01 Par
  Value, 10,000,000 Shares
  Authorized, 6,668,230
  Issued and Outstanding                       -            -            -        66,682[8]      66,682
Additional Paid-in Capital             9,536,206       21,898       27,472[11]   153,571[9]   9,684,203
Accumulated Deficit                  (15,185,213)     (27,472)           -       432,298[10] 14,780,387
                                      ----------   ----------    ---------    ----------     ----------
Total Shareholders'
   (Deficit)/Equity                   (5,421,052)           -      247,726       652,552     (5,016,226)
                                      ----------   ----------    ---------    ----------     ----------

Total Liabilities and
  Shareholders' Deficiency             4,640,512            -    1,743,409       652,552      3,549,655
                                      ==========   ==========    =========    ==========     ==========


Explanation of Adjustments:

[2]  Payoff accrued expenses and accounts payable.
[3]  Payoff accrued interest.
[4] Pay off certain Shareholder Loans and conversion of Shareholder debt. [5] MedPro common stock, $0.01 par value; 25,000,000 shares authorized,
     22,795,529 issued and outstanding.

[6] DSRV common stock, $0.001 par value; 90,000,000 shares authorized, 5,612,750 shares issued and outstanding.

[7] Reflects (a) 1 for 4 reverse stock split of DSRV common shares immediately before the merger; (b) conversion of MedPro common shares into 11,284,686 DSRV common shares in the merger; (c) issuance of 593,931 DSRV common shares as advisory fee in connection with the merger.
[8]  Represents par value of newly issued DSRV preferred shares.
[9] Reallocation of capital stock to Paid In Capital based on combination of DSRV common shares in reverse stock split and conversion of MedPro common shares to lower par value DSRV common shares in the merger. In addition, issuance of preferred stock for purchase price of $13 million, less par value.
[10] Effect on Accumulated Deficit of interest expense reduction and write off of DentalServ Deficit for purchase accounting adjustments.
[11] Close out of DentalServ deficit to Additional Paid in Capital.



See Notes to Financial Statements.


                                  EXH B - 2

                          MEDPRO SAFETY PRODUCTS, INC.
                           Pro Forma Income Statement
                               for the Year Ended
                               December 31, 2006


                                            MedPro       DentalServ    Pro forma Adjustments         Combined
                                           31 DEC 06     31 DEC 06      Debit        Credit           Total
                                           ----------    ----------   ---------    ----------      ----------

INCOME STATEMENT
Sales
  Needlyzer                                    20,565             -           -             -          20,565
  SafeMate                                     60,803             -           -             -          60,803
                                           ----------    ----------   ---------    ----------      ----------
Total Sales                                    81,368             -           -             -          81,368

Cost of Goods Sold                             38,016             -           -             -          38,016
                                           ----------    ----------   ---------    ----------      ----------

Gross Profit                                   43,352             -           -             -          43,352
                                           ----------    ----------   ---------    ----------      ----------
Operating Expenses
  Salaries, Wages, and Payroll Taxes          496,322             -           -             -         496,322
  Product Development Costs                   352,952             -           -             -         352,952
  Professional and Insurance                  156,294             -           -             -         156,294
  General and Administrative                  271,473         6,359           -             -         277,832
  Travel and Entertainment                    103,729             -           -             -         103,729
  Depreciation and Amortization                 5,523             -           -             -           5,523
                                           ----------    ----------   ---------    ----------      ----------
Total Operating Expenses                    1,386,293         6,359           -             -       1,392,652
                                           ----------    ----------   ---------    ----------      ----------

Loss from Operations                       (1,342,941)       (6,359)          -             -      (1,349,300)
                                           ----------    ----------   ---------    ----------      ----------

Other Income (Expenses)
  Interest Expense                           (985,202)            -           -       404,826[12]    (580,376)
  Income from Debt Forgiveness with
    Related Party                           1,294,526             -           -             -       1,294,526
  Interest Income                              22,289             -           -             -          22,289
  Other                                        (9,953)            -           -             -          (9,953)
                                           ----------    ----------   ---------    ----------      ----------

Total Other Income (Expenses)                 321,660             -           -       404,826         726,486
                                           ----------    ----------   ---------    ----------      ----------

Provision for Income Taxes                          -             -           -             -               -
                                           ----------    ----------   ---------    ----------      ----------

Net (Loss)                                 (1,021,281)       (6,359)          -       404,826        (622,814)
                                           ==========    ==========   =========    ==========      ==========


Explanation of Adjustments:

[12] Reduction of interest expense and fees due to deemed debt repayments.



See Notes to Financial Statements.


                                  EXH B - 3

                          MEDPRO SAFETY PRODUCTS, INC.
                             Pro Forma Balance Sheet
                                      as of
                                    30-Sep-07


                                       MedPro      DentalServ     Pro forma Adjustments       Combined
                                      30 Sep 07    30 Sep 07       Debit        Credit         Total
                                      ----------   ----------    ----------    ----------   ------------

ASSETS
Current Assets
Cash                                     877,215       12,769    11,640,000[1]  2,482,328[2]  10,047,656
Accounts Receivable                        9,264            -                                      9,264
Inventory                                546,944            -             -             -        546,944
Other Current Assets                           -            -             -             -              -
                                      ----------   ----------    ----------    ----------   ------------
Total Current Assets                   1,433,423       12,769    11,640,000     2,482,328     10,603,864
                                      ----------   ----------    ----------    ----------   ------------

Property and Equipment
Equipment and Tooling                    500,005            -             -             -        500,005
Leasehold Improvements                    44,764            -             -             -         44,764
Furniture and Fixtures                    37,776            -             -             -         37,776
Trade Show Booth                           7,341            -             -             -          7,341
                                      ----------   ----------    ----------    ----------   ------------
                                         589,886            -             -             -        589,886

Less: Accumulated Depreciation            76,910            -             -             -         76,910
                                      ----------   ----------    ----------    ----------   ------------

Property and Equipment, net              512,976            -             -             -        512,976

Other Assets
Intellectual Properties                3,439,338            -             -             -      3,439,338
Deferred Financing Costs                 178,373            -             -             -        178,373
                                      ----------   ----------    ----------    ----------   ------------

Total Other Assets                     3,617,711            -             -             -      3,617,711
                                      ----------   ----------    ----------    ----------   ------------

Total Assets                           5,564,110       12,769    11,640,000     2,482,328     14,734,551
                                      ==========   ==========    ==========    ==========   ============


Explanation of Adjustments

[1] Addition to cash from merger and Vision Capital infusion net of issuance costs and fees.
[2] Payoff Bridge Loan, Shareholder Loans and Convertible Debt, and Related Interest.


See Notes to Financial Statements.


                                  EXH B - 4

                          MEDPRO SAFETY PRODUCTS, INC.
                        Pro Forma Balance Sheet (Contd.)
                                      as of
                                    30-Sep-07


                                           MedPro     DentalServ     Pro forma Adjustments        Combined
                                         30 Sep 07    30 Sep 07       Debit        Credit          Total
                                         ----------   ----------    ----------    ----------    ------------

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current Liabilities
Accounts Payable and Accrued Expenses       761,609       22,838             -             -         784,447
Accrued Interest Payable                    421,160            -             -             -         421,160
Current Portion of Long Term Debt            83,991            -             -             -          83,991
Notes Payable to and Advances from
  Shareholders                            4,016,869       45,000     1,420,100[3]          -       2,641,769
                                         ----------   ----------    ----------    ----------    ------------

Total Current Liabilities                 5,283,629       67,838     1,420,100             -       3,931,367
                                         ----------   ----------    ----------    ----------    ------------

Long-Term Liabilities
Notes Payable - Long Term Portion         7,015,745            -     1,200,000[4]          -       5,815,745
                                         ----------   ----------    ----------    ----------    ------------

Total liabilities                        12,299,374       67,838     2,620,100             -       9,747,112
                                         ----------   ----------    ----------    ----------    ------------
Shareholders' (Deficit)/Equity
Common Stock                                248,794[5]     5,606[6]    241,120[7]          -          13,280

DSRV Preferred Class A, $0.01 Par
  Value, 10,000,000 Shares Authorized,
  6,668,230 Issued and Outstanding                -            -             -        66,682[8]       66,682
Additional Paid-in Capital                9,526,245       45,178       105,853[9] 11,841,813[10]  21,307,383
Accumulated Deficit                     (16,510,303)    (105,853)            -       216,249[11] (16,399,907)
                                         ----------   ----------    ----------    ----------    ------------

Total Shareholders' (Deficit)/Equity     (6,735,264)     (55,069)      346,973    12,124,744       4,987,438
                                         ----------   ----------    ----------    ----------    ------------

Total Liabilities and Shareholders'
  Deficiency                              5,564,110       12,769     2,967,073    12,124,744       14,734,551
                                         ==========   ==========    ==========    ==========    ============

Explanation of Adjustments

[3]  Shareholder Note Payment and Convertible Notes Payoff.
[4]  Payoff Bank Fee and Bridge Loan.
[5] MedPro common stock, $0.01 par value; 25,000,000 shares authorized, 24,879,363 will be issued and outstanding at the merger.
[6] DSRV common stock, $0.001 par value; 90,000,000 shares authorized, 5,612,750 shares issued and outstanding.
[7] Reflects (a) 1 for 4 reverse stock split of DSRV common shares immediately before the merger; (b) issuance of shares of MedPro common for KeyLok acquisition, 1,600,780 pre merger shares;
     (c) conversion of MedPro common shares into 11,284,686 DSRV common shares in the merger; (d) issuance of 593,931 DSRV common shares as advisory fee in connection with the merger.
[8]  Issue preferred shares at issue price.
[9] Effect on Paid In Capital from close out of DentalServ deficit for purchase accounting adjustments.
[10] Net Effect of Reallocation of Capital Stock and the Effect of the New
     Capital Infusion from the Merger.
[11] Adjustment to Eliminate DentalServ Deficit and the Credit the Effect of the Reduction of Interest Expense From the Deemed Payment of Debt.


See Notes to Financial Statements.

                                  EXH B - 5

                      MEDPRO SAFETY PRODUCTS, INC.
                       Pro Forma Income Statement
                        for the Nine Months Ended
                                30-Sep-07

                                           MedPro     DentalServ     Pro forma Adjustments        Combined
                                         30 Sep 07    30 Sep 07       Debit        Credit          Total
                                         ----------   ----------    ----------   -----------    ------------

INCOME STATEMENT
Sales                                             -            -             -             -               -
Needlyzer                                    10,845            -             -             -          10,845
SafeMate                                     47,939            -             -             -          47,939
                                         ----------   ----------    ----------    ----------    ------------
Total Sales                                  58,784            -             -             -          58,784

Cost of Goods Sold                           10,182            -             -             -          10,182
                                         ----------   ----------    ----------    ----------    ------------

Gross Profit                                 48,602            -             -             -          48,602
                                         ----------   ----------    ----------    ----------    ------------

Operating Expenses
Salaries, Wages, and Payroll Taxes          262,341            -             -             -         262,341
Product Development Costs                   225,067            -             -             -         225,067
Professional and Insurance                  518,881            -             -             -         518,881
General and Administrative                  284,814       78,381             -             -         363,195
Travel and Entertainment                     59,740            -             -             -          59,740
Depreciation and Amortization                 4,465            -             -             -           4,465
                                         ----------   ----------    ----------    ----------    ------------

Total Operating Expenses                  1,355,308       78,381             -             -       1,433,689
                                         ----------   ----------    ----------    ----------    ------------

Loss from Operations                     (1,306,706)     (78,381)            -             -      (1,385,087)

Other Income (Expenses)
Interest Expense                           (674,652)           -        72,328[12]   182,724[13]    (564,256)
Income from Debt Forgiveness with
  Related Party                                   -            -             -
Interest Income                                 892            -             -             -             892
Other                                          (545)           -             -             -            (545)
                                         ----------   ----------    ----------    ----------    ------------

Total Other Income (Expenses)              (674,305)           -        72,328       182,724        (563,909)

Provision for Income Taxes                        -            -             -             -               -
                                         ----------   ----------    ----------    ----------    ------------

Net (Loss)                               (1,981,011)     (78,381)       72,328       182,724      (1,948,996)
                                         ==========   ==========    ==========    ==========    ============


Explanation of Adjustments

[12] Interest Deemed Paid on Convertible Notes.
[13] Reduction of Interest Expenses on the Deemed Payment of Debt.


See Notes to Financial Statements.

                               EXH B - 6

           MedPro Safety Products, Inc, And Subsidiary
       Notes to Pro forma Consolidated Financial Statements
           For the Nine Months Ended September 30, 2007 and the Year Ended December 31, 2006



The attached pro forma Consolidated Balance Sheets and Consolidated Statements of Operation for MedPro Safety Products, Inc. (and its
Subsidiary, Vacumate, LLC) and DentalServ.com were prepared on an unaudited basis using the audited financial statements for December 31, 2006 and the unaudited financial statements for the interim period ended September 30, 2007. Pro forma adjustments for each period were made as if the current transaction had been executed on the first day of the reporting period for these two sets of financial statements.

Pursuant to purchase accounting rules, MedPro Safety Products, Inc. will be deemed to be the accounting survivor and DentalServ.com will be the acquired corporation. The only assets of DentalServ.com at the time of the merger (reverse takeover) will be cash. It has no other identifiable intangible assets. Pursuant to purchase accounting rules, the deficit of DentalServ.com is absorbed against MedPro's consolidated Additional Paid in Capital. This resulted in a reduction of Additional Paid in Capital of $105,853 and $27,472 for September 30, 2007 and December 31, 2006,
respectively.

The pro forma adjustments included a net increase in Capital Stock and Additional Paid in Capital for $13,000,000 of new capital infusion, net of $1,360,000 of issuance costs. This resulted in 13,274,627 shares of $0.001 par value common stock with a carrying value of $13,275 as of December 31, 2006 and a capital account of $13,454 as of September 30, 2007 on 13,274,756 shares. The pro forma adjustments also included the deemed issuance of 6,688,230 of Class A Preferred shares with a par value of $0.01 for a total of $66,682. The balance of the original capital and remaining new capital infusion was credited to Additional Paid in Capital for a total increase of $11,841,639 and $11,793,571 for June 30, 2007 and December 31, 2006, respectively. The respective balance sheets for each period were adjusted to reflect additional cash from the new capital infusion, net of the deemed payment of debt and related interest charges of $2,620,100 in 2007 and $1,495,683 in 2006. The related interest expense deemed paid in each period was $110,396 in 2007 and $404,826 in 2006. The increase in cash in 2007 was $9,157,672 and $10,549,143 for the 2006 pro forma balance sheet.

On a pro forma basis, the restated deficit as of September 30, 2007 would have been $(16,399,907). The reduction in the deficit as of that date was as a result of a deemed closing of the current transaction as of January 1, 2007, and an expected (pro forma) reduction of certain debt (totaling $2,620,100) and related interest accruals for the period ended September 30, 2007, thus resulting in a reduction of the loss for the period from $(2,059,392) to $(1,948,996), for a difference of $110,396. The remainder of the change in the actual versus the pro forma deficit for the nine months ended September 30, 2007 related to absorption of the DentalServ.com deficit into Additional Paid in Capital of $105,853.

Similar pro forma adjustments have been made for the year ended December 31, 2006, as if the current transaction closed on January 1, 2006. The actual deficit of $(15,212,685) as of December 31, 2006 was reduced by $404,826 and $27,472 to $(14,780,387) as a result of the deemed reduction of debt as of January 1, 2006 and the absorption of the DentalServ.com deficit of $27,472 into Additional Paid in Capital. The pro forma debt reduction was $1,495,683 and the corresponding reduction of interest accruals for the period ending December 31, 2006 was $404,826.



                                  EXH B-7

                                                            [EXHIBIT C]

                          AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF MERGER

                                BETWEEN

                       MEDPRO SAFETY PRODUCTS, INC.

                                  AND

                             DENTALSERV.COM

                            November 7, 2007

______________________________________________________________________

                        Table of Contents

                                                                   Page
                                                                   ----

ARTICLE I THE MERGER                                                 1

  1.1     The Merger                                                 1

  1.2     Closing; Effective Time                                    1

  1.3     Effect of the Merger                                       2

  1.4     Conversion of MedPro Common Stock                          2

  1.5     Surrender of Certificates                                  2

  1.6     No Further Ownership Rights in MedPro Common Stock         3

  1.7     Lost, Stolen or Destroyed Certificates                     3

  1.8     Tax Consequences                                           4

  1.9     Withholding Rights                                         4

  1.10    Taking of Necessary Action; Further Action                 4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF DENTALSERV.COM          4

  2.1     Organization, Standing and Power                           4

  2.2     Capital Structure                                          5

  2.3     Authority                                                  5

  2.4     Financial Statements                                       6

  2.5     Absence of Certain Changes                                 6

  2.6     Absence of Undisclosed Liabilities                         7

  2.7     Litigation                                                 7

  2.8     Restrictions on Business Activities                        7

  2.9     Governmental Authorization                                 7

  2.10    Title to Property                                          7

                                                                   Page
                                                                   ----

  2.11    Intellectual Property                                      7

  2.12    Taxes                                                      8

  2.13    Labor Matters                                              8

  2.14    Compliance With Laws                                       8

  2.15    Minute Books                                               8

  2.16    Brokers' and Finders' Fees                                 8

  2.17    Vote Required                                              8

  2.18    Board Approval                                             9

  2.19    Over-the-Counter Bulletin Board Quotation                  9

  2.20    Representations Complete                                   9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF MEDPRO                 9

  3.1     Organization, Standing and Power                           9

  3.2     Capital Structure                                         10

  3.3     Authority                                                 10

  3.4     Financial Statements                                      11

  3.5     Absence of Certain Changes                                11

  3.6     Absence of Undisclosed Liabilities                        11

  3.7     Litigation                                                12

  3.8     Restrictions on Business Activities                       12

                                                                   Page
                                                                   ----
  3.9     Taxes                                                     12

  3.10    Labor Matters                                             13

  3.11    Intellectual Property                                     13

  3.12    Interested Party Transactions                             13

  3.13    Compliance With Laws                                      13

  3.14    Broker's and Finders' Fees                                13

  3.15    Minute Books                                              14

  3.16    Vote Required                                             14

  3.17    Board Approval                                            14

  3.18    Representations Complete                                  14

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME                     14

  4.1     Conduct of Business                                       14

  4.2     Restrictions on Conduct of Business                       15

ARTICLE V ADDITIONAL AGREEMENTS                                     17

  5.1     Effectiveness of Merger                                   17

  5.2     Access to Information                                     17

  5.3     Confidential Information; Non-Solicitation or Negotiation 17

  5.4     Public Disclosure                                         18

  5.5     Consents                                                  18

  5.6     Legal Requirements                                        19

  5.7     Blue Sky Laws                                             19

  5.8     Form 8-K                                                  19

  5.9     Indemnification                                           19

  5.10    Tax Treatment                                             20

  5.11    Best Efforts and Further Assurances                       21

ARTICLE VI CONDITIONS TO THE MERGER                                 21

  6.1     Conditions to Obligations of Each Party to Effect         21
          the Merger

  6.2     Additional Conditions to Obligations of Dentalserv.com    21

  6.3     Additional Conditions to the Obligations of MedPro        22

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER                       23

  7.1     Termination                                               23

  7.2     Effect of Termination                                     24

  7.3     Expenses and Termination Fees                             24

  7.4     Amendment                                                 25

  7.5     Extension; Waiver                                         25

ARTICLE VIII GENERAL PROVISIONS                                     25

  8.1     Non-Survival at Effective Time                            25

  8.2     Notices                                                   25

  8.3     Interpretation                                            26

  8.4     Counterparts                                              27

  8.5     Entire Agreement; Nonassignability; Parties in Interest   27

  8.6     Severability                                              27

  8.7     Remedies Cumulative                                       27

  8.8     Governing Law                                             27

  8.9     Rules of Construction                                     27


______________________________________________________________________



                        TABLE OF CONTENTS
                        -----------------


EXHIBITS


A - Certificate of Merger


B - Amended and Restated Articles of Incorporation


SCHEDULES
---------

Dentalserv.com Disclosure Schedule
MedPro Disclosure Schedule





_____________________________________________________________________

         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the
                                             ---------
"Agreement") is made and entered into as of September 5, 2007, by and among Dentalserv.com, a Nevada corporation ("Dentalserv.com") and
                                                 --------------
MedPro Safety Products Inc., a Delaware corporation ("MedPro").
                                                      ------

                         R E C I T A L S
                         ---------------

     A. The Boards of Directors of Dentalserv.com and MedPro believe it is in the best interests of their respective companies and the stockholders of their respective companies that Dentalserv.com and MedPro combine into a single Dentalserv.com through the statutory merger of Dentalserv.com and MedPro (the "Merger") and, in furtherance thereof, have approved the Merger.
 ------
     B. Pursuant to the Merger, among other things, the outstanding shares of MedPro common stock, $.01 par value ("MedPro Common Stock"), shall be converted into shares of
  -------------------
Dentalserv.com Common Stock, $.001 par value ("Dentalserv.com
                                               --------------
Common Stock").
------------
     C. Dentalserv.com and MedPro desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                       ----
and to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.


     E. In respect of the foregoing, the parties entered into an Agreement and Plan of Merger on September 5, 2007 (the "
Original Agreement").

     F. In order to clarify certain matters, principally the Exchange Ratio (as set forth in Section 1.4 hereof) and the Final Date (as set forth in Section 7.1(b) hereof), the parties hereto are entering into this Agreement which amends, restates and replaces the Original Agreement, effective as of the date first written above.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I
                           THE MERGER
                           ----------

     1.1     The Merger. At the Effective Time (as defined in
             ----------
Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Certificate of Merger substantially in the form attached hereto as Exhibit A and in accordance with the applicable provisions of the Nevada Revised Statutes ("Nevada
                                                       ------
Law") and the Delaware General Corporation Law ("Delaware Law"),
----                                             ------------
MedPro shall be merged with and into Dentalserv.com, the separate corporate existence of the MedPro shall cease and Dentalserv.com shall continue as the surviving corporation and shall take the name "MedPro Safety Products, Inc.". Dentalserv.com as the
surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                    ---------------------
     1.2     Closing; Effective Time. The closing of the
             -----------------------
transactions contemplated hereby (the "Closing") shall take place
                                       -------
as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other
                               ----------
time as the parties hereto agree (the "Closing Date"). The
                                       ------------
Closing shall take place at the offices of Lord, Bissell &
Brook LLP, 885 Third Avenue, 26th Floor, New York, NY 10022,
or at such other location as the parties hereto
agree. In connection with the Closing, the parties hereto
shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Nevada, in accordance with the relevant provisions of Nevada Law (the time of such filing being the "Effective Time").  Promptly after the Closing,
                          --------------
a certified copy of the Certificate of Merger as filed with the Secretary of State of the State of Nevada shall be filed with the Secretary of State of the State of Delaware.

     1.3      Effect of the Merger. At the Effective Time, the
              --------------------
effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Nevada Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time:

          (a) all debts, liabilities and duties of MedPro shall become the debts, liabilities and duties of the Surviving Corporation;

          (b) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation attached to the Certificate of Merger as filed with the Secretary of State of the State of Nevada, until thereafter amended as provided by law and such Articles of Incorporation;

          (c) the Bylaws of MedPro, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be MedPro Safety Products, Inc., until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws; and

          (d)  the persons  designated by MedPro on Schedule 6.2(e)
                                                    ---------------
shall become, in the manner set forth in Section 6.3(e), the
                                         --------------
directors and officers of the Surviving Corporation from and after the Effective Time, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.


     1.4      Conversion of MedPro Common Stock. At the Effective
              ---------------------------------
Time, by virtue of the Merger and without any action on the part of the holders of MedPro Common Stock or the holders of the Dentalserv.com Common Stock, each of the 24,879,363 shares of MedPro Common Stock, which will then constitute all of the issued and outstanding shares of the capital stock of MedPro, shall be converted into 11,284,696 fully paid and nonassessable shares of Dentalserv.com Common Stock (the "Exchange Ratio").
                                  --------------

     1.5    Surrender of Certificates.
            -------------------------
          (a)  Exchange Agent.  The transfer agent of
               --------------
Dentalserv.com shall act as exchange agent (the "Exchange Agent")
                                                 --------------
in the Merger.

          (b)  Dentalserv.com to Provide Common Stock. Promptly
               --------------------------------------
after the Effective Time, Dentalserv.com shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Dentalserv.com may adopt, the shares of Dentalserv.com Common Stock into which the shares of MedPro Common Stock outstanding immediately prior to the Effective Time were converted pursuant to Section 1.4.
                                              -----------
          (c)  Exchange Procedures. Promptly after the Effective
               -------------------
Time, the Surviving Corporation shall cause the Exchange
Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to
                   ------------
the Effective Time represented outstanding shares of MedPro
Common Stock whose shares were converted into the right to
receive shares of Dentalserv.com Common Stock as set forth
in Section 1.4, pursuant to (i) a letter of transmittal and
   -----------
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates or agreements representing shares of MedPro Common Stock. Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving
Corporation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Dentalserv.com
Common Stock and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of MedPro Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Dentalserv.com Common Stock into which such shares of MedPro Common Stock were otherwise converted at the Effective Time.

          (d)  Transfers of Ownership. If any certificate for
               ----------------------
shares of Dentalserv.com Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered be accompanied by a duly completed and validly executed letter of transmittal in proper form for transfer and that the person requesting such exchange will have paid to MedPro or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Dentalserv.com Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of the Surviving Corporation or any agent designated by it that such tax has been paid or is not payable.

     1.6     No Further Ownership Rights in MedPro Common Stock.
             --------------------------------------------------
All shares of Dentalserv.com Common Stock issued upon the surrender of Certificates pursuant to Section 1.5(c) shall be
                                      --------------
deemed to have been issued in full satisfaction of all rights pertaining to such securities, and there shall be no further registration of transfers on the records of MedPro of shares of MedPro Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.7     Lost, Stolen or Destroyed Certificates. If any
             --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Dentalserv.com Common Stock as may be required pursuant to Section 1.4.
                                     -----------

     1.8     Tax Consequences. It is intended by the parties
             ----------------
hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

     1.9     Withholding Rights.  The Surviving Corporation shall
             ------------------
be entitled to deduct and withhold from the number of shares of Dentalserv.com Common Stock otherwise deliverable under this Agreement, such amounts as the Surviving Corporation is required, and MedPro acknowledges and agrees is required, to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the former holder of shares of MedPro Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     1.10    Taking of Necessary Action; Further Action. If, at
             --------------------------
any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of MedPro, the officers and directors of MedPro and Dentalserv.com are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement



                           ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF DENTALSERV.COM
        ------------------------------------------------

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any person
                           --------
means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material
                                                         --------
Adverse Effect" with respect to any person means any event,
--------------
change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole.

     Except as disclosed in that section of the document dated as of the date of this Agreement and delivered by Dentalserv.com to MedPro prior to the execution and delivery of this Agreement (the "Dentalserv.com Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Dentalserv.com Disclosure Schedule unless it is reasonably apparent to MedPro from the nature of the disclosure that it is applicable to another Section of this Agreement, Dentalserv.com represents and warrants to MedPro as follows:

     2.1    Organization, Standing and Power. Dentalserv.com is a
            --------------------------------
corporation duly organized, validly existing and in good
standing under the laws of the State of Nevada. Dentalserv.com has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do
business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Dentalserv.com. Dentalserv.com has delivered or made available to MedPro a true and correct copy of the Articles of Incorporation (the "Articles of Incorporation"), and the Bylaws,
                    -------------------------
or other charter documents, as applicable, of Dentalserv.com, as amended to date. Dentalserv.com is not in violation of any of the provisions of its charter or bylaws. Dentalserv.com does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.
Schedule 2.1 of the Dentalserv.com Disclosure Schedule lists, and
- ------------------------------------------------------
Dentalserv.com has delivered to MedPro copies of, the charters of each committee of Dentalserv.com's Board of Directors and any code of conduct or similar policy adopted by Dentalserv.com.

     2.2    Capital Structure. The authorized capital stock of
            -----------------
Dentalserv.com consists of 90,000,000 shares of common stock, $0.001 par value, of which there were issued and outstanding as of the close of business as of the date hereof, 1,401,438 shares of Dentalserv.com Common Stock, along with 28,888,186 warrants to purchase shares of Dentalserv.com Common Stock, and 10,000,000 shares of preferred stock, $0.001 par value (the "Dentalserv.com
                                                  --------------
Preferred Stock"), of which 6,668,230 were issued and outstanding
---------------
as of the close of business as of the date hereof. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of Dentalserv.com Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Dentalserv.com or any agreement to which Dentalserv.com is a party or by which it is bound.

     2.3    Authority.  Dentalserv.com has all requisite corporate
            ---------
power and authority to enter into this Agreement and to
consummate the transactions contemplated hereby, subject only to the adoption of this Agreement by Dentalserv.com's stockholders holding a majority of the outstanding shares of Dentalserv.com
Common Stock.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Dentalserv.com, subject only to the adoption of this Agreement by Dentalserv.com's stockholders holding a majority of the outstanding shares of Dentalserv.com Common Stock. This
Agreement has been duly executed and delivered by Dentalserv.com and constitutes the valid and binding obligation of
Dentalserv.com enforceable against Dentalserv.com in accordance with its terms, except as enforceability may be limited by
bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by Dentalserv.com does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or
acceleration of any obligation or loss of any benefit under (i)
any provision of the Articles of Incorporation or Bylaws of Dentalserv.com, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Dentalserv.com or any of its properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of subsection (ii) above could not have had and could not reasonably be expected to have a Material Adverse Effect on Dentalserv.com. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity")
                                            -------------------
is required by or with respect to Dentalserv.com in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of
Merger as provided in Section 1.2; (ii) the filing
                      -----------
with the SEC of Form D; (iii) the filing of a Form 8-K with the
SEC within four (4) business days after the Closing Date; (iv)
such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (v) such filings, if any, as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (vi) such other consents, authorizations, filings,
  ---
approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Dentalserv.com and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     2.4    Financial Statements. Dentalserv.com has provided to
            --------------------
MedPro a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of Dentalserv.com for the fiscal year ended December 31, 2006 (the "Financial Statements"). The Financial Statements were prepared
 --------------------
in accordance with generally accepted accounting principles of the United States ("GAAP") applied on a consistent basis
                    ----
throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Dentalserv.com at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

     2.5    Absence of Certain Changes. Since June 30, 2007 (the
            --------------------------
"Dentalserv.com Balance Sheet Date"), Dentalserv.com has
 ---------------------------------
conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition that has resulted in, or is reasonably likely to result in, or to the best of Dentalserv.com's knowledge any event beyond Dentalserv.com's control that is reasonably likely to result in, a Material Adverse Effect to Dentalserv.com; (ii) any acquisition, sale or transfer of any material asset of Dentalserv.com other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices by Dentalserv.com ; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Dentalserv.com, or any direct or indirect redemption, purchase or other acquisition by Dentalserv.com of any of its shares of capital stock; (v) any material contract entered into by Dentalserv.com, other than in the ordinary course of business, or any amendment or termination of, or default under, any material contract to which Dentalserv.com is a party; (vi) any amendment or change to Dentalserv.com's Articles of Incorporation or Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Dentalserv.com to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Dentalserv.com's past practices. Dentalserv.com has not agreed since June 30, 2007 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to take any of the actions described in the preceding clauses (i) through (vii) (other than negotiations with MedPro and its representatives regarding the transactions contemplated by this Agreement).

     2.6    Absence of Undisclosed Liabilities.  Dentalserv.com
            ----------------------------------
has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Financial Statements (the "Dentalserv.com Balance Sheet"), (ii)
                           ----------------------------
those incurred in the ordinary course of business and not required to be set forth in Dentalserv.com Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since Dentalserv.com Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Dentalserv.com; and (iv) those incurred in connection with the execution of this Agreement.

     2.7    Litigation. There is no private or governmental
            ----------
action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Dentalserv.com, threatened against Dentalserv.com of its officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Dentalserv.com. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Dentalserv.com or its assets or business, or, to the knowledge of Dentalserv.com any of its directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Dentalserv.com. Schedule 2.7 of
                                           ---------------
Dentalserv.com Disclosure Schedule lists all actions, suits,
- ----------------------------------
proceedings, claims, arbitrations, audits and investigations pending before any agency, court or tribunal that involve Dentalserv.com.

     2.8    Restrictions on Business Activities. There is no
            -----------------------------------
agreement, judgment, injunction, order or decree binding upon Dentalserv.com which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Dentalserv.com, any acquisition of property by Dentalserv.com or the conduct of business by Dentalserv.com.

     2.9    Governmental Authorization. Dentalserv.com has
            --------------------------
obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Dentalserv.com currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Dentalserv.com's business or the holding of any such interest ((i) and (ii) herein collectively called "Dentalserv.com
                                          --------------
Authorizations"), and all of such Dentalserv.com Authorizations
--------------
are in full force and effect, except where the failure to obtain or have any of such Dentalserv.com Authorizations or where the failure of such Dentalserv.com Authorizations to be in full force and effect could not reasonably be expected to have a Material Adverse Effect on Dentalserv.com.

     2.10   Title to Property. Dentalserv.com has good and valid
            -----------------
title to all of its properties, interests in properties and assets, real and personal, reflected in Dentalserv.com Balance
Sheet.

     2.11   Intellectual Property. Dentalserv.com owns, or is
            ---------------------
licensed or otherwise possesses legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, maskworks, schematics, trade secrets, computer software programs (in both source code, except in circumstances where Dentalserv.com only possesses a license to the object code form, and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business
           ---------------------
of Dentalserv.com ("Dentalserv.com Intellectual Property").
                    ------------------------------------
     2.12    Taxes. Dentalserv.com properly completed and timely
             -----
filed all Tax Returns (as defined below) required to be filed by them and have paid all Taxes (as defined below) required to be paid, whether or not shown on any Tax Return. All unpaid Taxes of Dentalserv.com and its subsidiaries for periods through December
30, 2006, are reflected in Dentalserv.com Balance Sheet.

     "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or addition attributable thereto or attributable to any failure to comply with any requirement Tax Returns.

     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto and including any amendment thereof.

     2.13   Labor Matters. Dentalserv.com is not a party to any
            -------------
collective bargaining agreement or other labor union contract applicable to persons employed by Dentalserv.com nor does Dentalserv.com know of any activities or proceedings of any labor union to organize any such employees.

     2.14   Compliance With Laws. To Dentalserv.com's knowledge,
            --------------------
Dentalserv.com has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Dentalserv.com.

     2.15   Minute Books. The minute books of Dentalserv.com made
            ------------
available to MedPro contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Dentalserv.com during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.16    Brokers' and Finders' Fees. Dentalserv.com has not
             --------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby except as disclosed on Schedule 2.16.

     2.17     Vote Required. The affirmative vote of
              -------------
Dentalserv.com's stockholders holding a majority of the outstanding shares of Dentalserv.com Common Stock is the only vote of the holders of any of Dentalserv.com's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.18    Board Approval. The Board of Directors of
             --------------
Dentalserv.com has (i) approved this Agreement and the Merger,
(ii) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of Dentalserv.com and are on terms that are fair to such stockholders and (iii) intends to recommend that the stockholders of Dentalserv.com approve this Agreement and consummation of the Merger.

     2.19    Over-the-Counter Bulletin Board Quotation.
             -----------------------------------------
Dentalserv.com Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding
                 ------
pending or, to Dentalserv.com's knowledge, threatened against Dentalserv.com by Nasdaq or NASD, Inc. ("NASD") with respect to
                                         ----
any intention by such entities to prohibit or terminate the quotation of Dentalserv.com Common Stock on the OTC BB.

     2.20    Representations Complete. None of the
             ------------------------
representations or warranties made by Dentalserv.com herein or in any Schedule hereto, including the Dentalserv.com Disclosure Schedule, or certificate furnished by Dentalserv.com pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF MEDPRO
            ----------------------------------------

     Except as disclosed in that section of the document dated as of the date of this Agreement and delivered by MedPro to
Dentalserv.com prior to the execution and delivery of this
Agreement (the "MedPro Disclosure Schedule") corresponding to the
                --------------------------
Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the MedPro Disclosure Schedule if it is reasonably applicable to MedPro on the face of the disclosure that it is applicable to another Section of this Agreement, MedPro represents and warrants to Dentalserv.com as follows:

     3.1    Organization, Standing and Power. MedPro is a
            --------------------------------
corporation duly organized, validly existing and in good
standing, and no certificates of dissolutions have been filed under the laws of its jurisdiction of organization.  MedPro and its subsidiaries have the corporate power to own its properties and to carry on its business as now being conducted and as
proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material
Adverse Effect on MedPro.  MedPro has delivered or made available to Dentalserv.com a true and correct copy of the Certificate of Incorporation (the "Certificate of Incorporation"), and the
                    ----------------------------
Bylaws, or other charter documents, as applicable, of MedPro, as amended to date. MedPro is not in violation of any of the provisions of its charter or bylaws or equivalent organizational documents. MedPro is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Except as disclosed in Schedule 3.1 of
                                                  ---------------
the MedPro Disclosure Schedule, MedPro does not directly or
- ------------------------------
indirectly own any equity or similar interest in,
or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Schedule 3.1
                                                       ------------
of the MedPro Disclosure Schedule lists, and MedPro has delivered to
---------------------------------
Dentalserv.com copies of, the charters of each committee of MedPro's Board of Directors and any code of conduct or similar policy adopted by MedPro.

     3.2    Capital Structure.  The authorized capital stock of
            -----------------
MedPro consists of 25,000,000 shares of common stock, $.01 par value, of which 22,820,529 shares of MedPro Common Stock were issued and outstanding as of the close of business on the date hereof and 5,000,000 shares of preferred stock, $.01 par value, none of which were issued and outstanding as of the close of business on the date hereof. MedPro has (a) convertible notes outstanding which MedPro expects to be converted in accordance with their terms, into 476,013.50 shares of MedPro Common Stock before the Effective Time; and (b) agreements to convert debt and other obligations of MedPro into 1,582,820.50 shares of MedPro Common Stock before the Effective Time. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of MedPro Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of MedPro or any agreement to which MedPro is a party or by which it is bound.

     3.3   Authority. MedPro has all requisite corporate power
           ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject only to the adoption of this Agreement by MedPro's stockholders holding a majority of the outstanding shares of MedPro Common Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of MedPro, subject only to the adoption of this Agreement by MedPro's stockholders holding a majority of the outstanding shares of MedPro Common Stock. This Agreement has been duly executed and delivered by MedPro and constitutes the valid and binding obligation of MedPro enforceable against MedPro in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of MedPro or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MedPro or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of subsection
(ii) above could not have had and could not reasonably be expected to have a Material Adverse Effect on MedPro. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to MedPro or any of its subsidiaries in connection with the execution and delivery of this Agreement by MedPro or the consummation by MedPro of the transactions contemplated hereby, except for (i) the filing of the

Certificate of Merger as provided in Section 1.2; (ii) any filings
                                     -----------
as may be required under applicable state securities laws and the securities laws of any foreign country; (v) any filings required with the OTC BB with respect to the shares of MedPro Common Stock issuable upon exchange of Dentalserv.com Common Stock in the Merger; and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on MedPro and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

     3.4     Financial Statements.  The financial statements of
             --------------------
MedPro provided to Dentalserv.com, including the notes thereto (the "MedPro Financial Statements") were complete and correct in
      ---------------------------
all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The MedPro Financial Statements fairly present the consolidated financial condition and operating results of MedPro and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

     3.5     Absence of Certain Changes.  Since June 30, 2007
             --------------------------
(the "MedPro Balance Sheet Date"), MedPro has conducted its
      -------------------------
business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, or to the best of MedPro's knowledge any event beyond MedPro's control that is reasonably likely to result in, a Material Adverse Effect to MedPro; (ii) any acquisition, sale or transfer of any material asset of MedPro or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by MedPro or any revaluation by MedPro of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of MedPro, or any direct or indirect redemption, purchase or other acquisition by MedPro of any of its shares of capital stock; (v) any material contract entered into by MedPro or any of its subsidiaries, other than in the ordinary course of business, or any amendment or termination of, or default under, any material contract to which MedPro or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to MedPro's Certificate of Incorporation or Bylaws except as required by the transactions contemplated hereby; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by MedPro to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with MedPro's past practices. MedPro has not agreed since June 30, 2007 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to take any of the actions described in the preceding clauses (i) through (vii) (other than negotiations with Dentalserv.com and its representatives regarding the transactions contemplated by this Agreement).

     3.6    Absence of Undisclosed Liabilities.  MedPro has no
            ----------------------------------
material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) the Balance Sheet set forth on Schedule 3.6 of the MedPro Disclosure Schedule,
             ----------------------------------------------
dated as of December 31, 2006 (the "MedPro Balance Sheet"), (ii)
                                    --------------------
those incurred in the ordinary course of business and not required to be set forth in the MedPro Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the MedPro Balance Sheet date and not reasonably likely to have a Material Adverse Effect on MedPro, and (iv) those incurred in connection with this Agreement.

     3.7    Litigation. There is no private or governmental
            ----------
action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of MedPro or any of its subsidiaries, threatened against MedPro or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on MedPro. There is no injunction, judgment, decree, order or regulatory restriction imposed upon MedPro or any of its subsidiaries or any of their respective assets or business, or, to the knowledge of MedPro and its subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on MedPro. Schedule 3.7 of the MedPro
                                   --------------------------
Disclosure Schedule lists all actions, suits, proceedings,
- -------------------
claims, arbitrations, audits and investigations pending before any agency, court or tribunal that involve MedPro or any of its subsidiaries.

     3.8    Restrictions on Business Activities. There is no
            -----------------------------------
agreement, judgment, injunction, order or decree binding upon MedPro or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of MedPro or any of its subsidiaries, any acquisition of property by MedPro or any of its subsidiaries or the conduct of business by MedPro or any of its subsidiaries.

     3.9   Taxes.
           -----
          (a) MedPro and any consolidated, combined, unitary or aggregate group for Tax purposes of which MedPro is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes required to be paid, whether or not shown on any Tax Return. All unpaid Taxes of MedPro for periods through December 31, 2006, are reflected in the MedPro Balance Sheet. MedPro has no liability for unpaid Taxes accruing after December 31, 2006, other than Taxes arising in the ordinary course of its business subsequent to December 31, 2006.

          (b) There is (i) no claim for Taxes that is a lien against the property of MedPro or is being asserted against MedPro other than liens for Taxes not yet due and payable;
     (ii) no audit of any Tax Return of MedPro that is being conducted by a Tax authority that is currently pending or threatened, and MedPro has not been notified of any proposed Tax claims or assessments against MedPro; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by MedPro and that is currently in effect; and (iv) no agreement, contract or arrangement to which MedPro is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. MedPro has not been or will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

          (c) There are no Tax sharing or Tax allocation agreements to which MedPro is a party or to which it is bound. MedPro has not filed any disclosures under
     Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. MedPro has never been a member of a consolidated, combined or unitary group of which MedPro was not the ultimate MedPro corporation. MedPro has in its possession receipts for any Taxes paid to foreign Tax authorities.

          (d) MedPro has withheld (and paid over to the appropriate governmental authorities) with respect to either its employees or any third party all Taxes required to be withheld, including, but not limited to, FICA and FUTA.

          (e)    MedPro subsidiaries has never been a United
     States real property holding corporation within the meaning of Section 897 of the Code.

     3.10   Labor Matters. MedPro is not a party to any
            -------------
collective bargaining agreement or other labor union contract applicable to persons employed by MedPro nor does MedPro know of any activities or proceedings of any labor union to organize any such employees.

     3.11   Intellectual Property.  MedPro owns, or is licensed
            ---------------------
or otherwise possesses legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, maskworks, schematics, trade secrets, computer software programs (in both source code, except in circumstances where MedPro only possesses a license to the object code form, and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business
           ---------------------
of MedPro ("MedPro Intellectual Property"). MedPro owns and
            ----------------------------
possesses source code for all software owned by MedPro and owns or has valid licenses and possesses source code for all products owned, distributed and presently supported by MedPro.

     3.12   Interested Party Transactions. Except as disclosed in
            -----------------------------
Schedule 3.12 of the MedPro Disclosure Schedule, MedPro is not
-----------------------------------------------
indebted to any director or officer of MedPro (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to MedPro.

     3.13   Compliance With Laws. MedPro has complied with, is
            --------------------
not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on MedPro.

     3.14   Broker's and Finders' Fees. MedPro has not incurred,
            --------------------------
nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby other than payments to SC Capital Partners.

     3.15   Minute Books. The minute books of MedPro made
            ------------
available to Dentalserv.com contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of MedPro during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     3.16   Vote Required. The affirmative vote of MedPro's
            -------------
stockholders holding a majority of the outstanding shares of MedPro Common Stock is the only vote of the holders of any of MedPro's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.17   Board Approval. The Board of Directors of MedPro has
            --------------
(i) approved this Agreement and the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of MedPro and are on terms that are fair to such stockholders and (iii) intends to recommend that the stockholders of MedPro approve this Agreement and consummation of the Merger.

     3.18   Representations Complete. None of the representations
            ------------------------
or warranties made by MedPro herein or in any Schedule hereto, including the MedPro Disclosure Schedule, or certificate furnished by MedPro pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                           ARTICLE IV
               CONDUCT PRIOR TO THE EFFECTIVE TIME
               -----------------------------------

     4.1   Conduct of Business. During the period from the date
           -------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of MedPro and Dentalserv.com agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on its and its subsidiaries' business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of MedPro and Dentalserv.com agrees to promptly notify the other of any material event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event that would have a Material Adverse Effect on MedPro or Dentalserv.com.

     4.2   Restrictions on Conduct of Business. During the period
           -----------------------------------
from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, neither MedPro nor Dentalserv.com shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

          (a)   Charter Documents. Cause or permit any amendments
                -----------------
     to its Certificate of Incorporation or Bylaws;

          (b)   Dividends; Changes in Capital Stock. Declare or
                -----------------------------------
     pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

          (c)   Stock Option Agreements, Etc. Take any action to
                ----------------------------
     accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock option agreements or authorize cash payments in exchange for any options or other rights granted under any of such agreements, except changes that would allow accelerated vesting if holders of Dentalserv.com rights or options are terminated without cause within 12 months after the Effective Time;

          (d)   Material Contracts. Enter into any contract or
                ------------------
     commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice;

          (e)  Issuance of Securities. Except as set forth on
               ----------------------
     Schedule 4.2(e) and with respect to the private placement offering of up to $13,000,000.00 of Dentalserv.com Preferred Stock and warrants to purchase Dentalserv.com Common Stock, or the issuance of MedPro Common Stock in connection with the agency agreement between MedPro and SGPF, LLC, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the conversion of preferred stock, or exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

          (f)  Dispositions. Sell, lease, license or otherwise
               ------------
     dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

          (g)   Indebtedness. Except in its ordinary course of
                ------------
     business, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others in excess of $500,000.00 in the aggregate;

          (h)   Payment of Obligations. Pay, discharge or satisfy
                ---------------------
     in an amount in excess of $50,000.00 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the MedPro Financial Statements or Dentalserv.com Financial Statements, as applicable;

          (i)    Capital Expenditures. Make any capital
                 --------------------
     expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $100,000.00 individually or in the aggregate;

          (j)   Acquisitions. Except with respect to the issuance
                ------------
     of MedPro Common Stock in connection with the agency agreement between MedPro and SGPF, LLC, acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization;

          (k)    Taxes.  Other than in the ordinary course of
                 -----
     business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (l)    Revaluation. Revalue any of its assets,
                 -----------
     including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (m)   Accounting Policies and Procedures.  Make any
                ----------------------------------
     change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

          (n)   Other. Take or agree in writing or otherwise to
                -----
     take, any of the actions described in Sections 4.2(a)
                                           ---------------
     through (m) above, or any action which would make any of its
     -----------
     representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                            ARTICLE V
                      ADDITIONAL AGREEMENTS
                      ---------------------

     5.1   Effectiveness of the Merger. Dentalserv.com shall
           ---------------------------
promptly after the date hereof take all action necessary in accordance with Nevada Law and its Certificate of Incorporation and Bylaws to approve the Merger within 45 days of the date of this Agreement.

     5.2   Access to Information.
           ---------------------

          (a) Except as prohibited by applicable law, each of MedPro and Dentalserv.com shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such party's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party and its subsidiaries as the other party may reasonably request. Each of MedPro and Dentalserv.com agree to provide to the other and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of MedPro and Dentalserv.com shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or
                                    -----------
     be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3    Confidential Information; Non-Solicitation or Negotiation.
            ---------------------------------------------------------

          (a)  Confidential Information. Except in connection
               ------------------------
     with any dispute between the parties and subject to any obligation to comply with (i) any applicable law, (ii) any rule or regulation of any governmental authority or securities exchange, or (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its stockholders, directors, officers, managers, employees, agents and attorneys to hold such information confidential.
     Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information received by a party from a source not known by such party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the other party, nor to any information obtained by a party which is generally known to others engaged in the trade or business of such party. In the event a party to this Agreement becomes legally compelled to disclose any such information, it shall promptly provide the others with written notice of such requirement so that the other parties to this Agreement may seek a protective order or other remedy. If this Agreement shall be terminated for any reason, the parties shall return or cause to be returned to the others all written data, information, files, records and copies of documents, worksheets and other materials obtained by such parties in connection with this Agreement.

          (b)    No Solicitation or Negotiation. Unless and until
                 ------------------------------
     this Agreement is terminated, MedPro shall not cause, suffer or permit its directors, officers, stockholders, employees, representatives, agents, investment bankers, advisors, accountants or attorneys to initiate or solicit, directly or indirectly, any inquiries or the making of any offer or proposal that constitutes or could be reasonably expected to lead to an a proposal or offer (other than by Dentalserv.com) for a stock purchase, asset acquisition, merger, consolidation or other business combination involving MedPro or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of the assets of MedPro (an "Alternative Proposal") from any person and/or entity, or engage in negotiations or discussions relating thereto or accept any Alternative Proposal, or make or authorize any statement, recommendation or solicitation in support of any Alternative Proposal. MedPro shall notify Dentalserv.com orally and in writing of the receipt of any such inquiries, offers or proposals (including the terms and conditions of any such offer or proposal, the identity of the person and/or entity making it and a copy of any written Alternative Proposal), as promptly as practicable and in any event within 48 hours after the receipt thereof, and shall keep Dentalserv.com informed of the status and details of any such inquiry, offer or proposal. MedPro shall immediately terminate any existing solicitation, activity, discussion or negotiation with any person and/or entity hereafter conducted by any officer, employee, director, stockholder or other representative thereof with respect to the foregoing.

     5.4    Public Disclosure. Unless otherwise permitted by this
            -----------------
Agreement, MedPro and Dentalserv.com shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by the SEC or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

     5.5    Consents.
            --------

     Each of MedPro and Dentalserv.com shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR.
The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

     5.6    Legal Requirements. Each of MedPro and Dentalserv.com
            ------------------
will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.7    Blue Sky Laws. MedPro shall use its reasonable best
            -------------
efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the MedPro Common Stock in connection with the Merger. Dentalserv.com shall use its reasonable best efforts to assist MedPro as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of MedPro Common Stock in connection with the Merger.

     5.8   Form 8-K. At least five (5) days prior to Closing,
           --------
Dentalserv.com shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by Dentalserv.com and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC ("Merger Form 8-K"), which shall be in a form
                     ---------------
reasonably acceptable to MedPro. Prior to Closing, MedPro and Dentalserv.com will prepare the press release announcing the consummation of the Merger hereunder ("Press Release").
                                       -------------
Simultaneously with the Closing, MedPro shall file and distribute the Press Release. Within four (4) business days after the Closing, the Surviving Corporation shall file the Merger Form 8-K with the SEC.

     5.9   Indemnification.
           ---------------

          (a) After the Effective Time, the Surviving Corporation will fulfill and honor in all respects (i) the obligations of Dentalserv.com pursuant to the indemnification provisions of Dentalserv.com's Articles of Incorporation and Bylaws or any indemnification agreement with Dentalserv.com officers and directors to which Dentalserv.com is a party, and (ii) the obligations of MedPro pursuant to the indemnification provisions of MedPro's Certificate of Incorporation and Bylaws or any indemnification agreement with MedPro officers and directors to which MedPro is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. All such indemnification agreements are forth on Schedule 5.9 of the Dentalserv.com Disclosure
              ---------------------------------------------
     Schedule or Schedule 5.9 of the MedPro Disclosure Schedule,
     --------    ----------------------------------------------
     as applicable. Without limitation of the foregoing, in the event any person so indemnified (an "Indemnified Party") is
                                          -----------------
     or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Dentalserv.com or MedPro (as the case may be) shall pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith to the fullest extent permitted by the Law . Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon
                                         -----------
     learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Dentalserv.com, MedPro, or the Surviving Corporation (as the case may be, the "Indemnifying Party") of such claim.

          (b) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director, officer, employee, fiduciary or agent of either Dentalserv.com or MedPro occurring before the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period lasting until the expiration of five years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is indemnified under this Section 5.9, such
                                     -----------
     Indemnified Party shall be entitled to be represented by counsel, which counsel shall be selected by the Indemnifying Party (provided that if use of such counsel would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of the Indemnifying Party, the Indemnified Party shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to the Indemnifying Party) and following the Effective Time, the the Indemnifying Party shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and the Indemnifying Party will cooperate in the defense of any such matter; provided, however, that the Indemnifying Party shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made prior to the expiration of such five year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties.

          (c)   The provisions of this Section 5.9 are intended
                                       -----------
     to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     5.10   Tax Treatment. For U.S. federal income tax purposes,
            -------------
it is intended that the Merger qualify as a reorganization within the meaning of the Code, and the parties hereto intend that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). the Surviving Corporation will report the Merger on its income tax returns in a manner consistent with treatment of the Merger as a Code Section 368(a) reorganization. Neither MedPro, Dentalserv.com nor any of there respective affiliates has taken any action, nor will they take any action, that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization under
Section 368 of the Code.

     5.11   Best Efforts and Further Assurances. Each of the
            -----------------------------------
parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                           ARTICLE VI
                    CONDITIONS TO THE MERGER
                    ------------------------

     6.1   Conditions to Obligations of Each Party to Effect the
           -----------------------------------------------------
Merger. The respective obligations of each party to this
- ------
Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a)    Stockholder Approval. This Agreement and the
                 --------------------
     Merger shall have been approved and adopted by the requisite vote of the stockholders of Dentalserv.com under Nevada Law and by the requisite vote of the stockholders of MedPro under Delaware Law.

          (b)    No Injunctions or Restraints; Illegality. No
                 ----------------------------------------
     temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

          (c)    Governmental Approvals. MedPro, Dentalserv.com
                 ----------------------
     and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

     6.2     Additional Conditions to Obligations of
             ---------------------------------------
Dentalserv.com. The obligations of Dentalserv.com to consummate
--------------
and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Dentalserv.com:

          (a)   Representations, Warranties and Covenants. (i)
                -----------------------------------------
     The representations and warranties of MedPro in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective
     Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) MedPro shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b)   Certificate of MedPro. Dentalserv.com shall have
                ---------------------
     been provided with a certificate executed on behalf of MedPro by its President and Chief Financial Officer certifying that the conditions set forth in Section 6.2(a) shall have been fulfilled.

          (c)   Third Party Consents. Dentalserv.com shall have
                --------------------
     been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of MedPro set forth on Schedule 6.2(c) of the MedPro Disclosure Schedule.

          (d)   Injunctions or Restraints on Conduct of Business.
                ------------------------------------------------
     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting MedPro's conduct or operation of the business of MedPro and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (e)   No Material Adverse Changes. There shall not have
                ---------------------------
     occurred any Material Adverse Effect on MedPro, or any change that has a Material Adverse Effect on MedPro.

          6.3   Additional Conditions to the Obligations of
                -------------------------------------------
     MedPro. The obligations of MedPro to consummate and effect
     ------
     this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by MedPro:

          (a)   Representations, Warranties and Covenants. (i)
                -----------------------------------------
     The representations and warranties of Dentalserv.com in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) Dentalserv.com shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)   Certificate of Dentalserv.com.  MedPro shall have
                -----------------------------
     been provided with a certificate executed on behalf of Dentalserv.com by its President and Chief Financial Officer certifying that the conditions set forth in Section 6.3(a) shall have been fulfilled.

          (c)   Injunctions or Restraints on Conduct of Business.
                ------------------------------------------------
     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Dentalserv.com's conduct or operation of the business of Dentalserv.com following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (d)   No Material Adverse Changes. There shall not have
                ---------------------------
     occurred any Material Adverse Effect on Dentalserv.com, or any change that has a Material Adverse Effect on Dentalserv.com.

          (e)  Officers and Directors of Dentalserv.com.
               ----------------------------------------
     Dentalserv.com shall have obtained and delivered to MedPro copies of the resignations of those persons listed on
     Schedule 6.3(e) from their positions as officers and
     ---------------
     directors of Dentalserv.com, and shall have taken all necessary action for the appointment of the persons listed on Schedule 6.2(e) to the positions set forth opposite their
        ---------------
     names, all effective at and as of the Closing. Immediately prior to the effectiveness of the resignations of the directors of Dentalserv.com, the directors of Dentalserv.com shall have appointed persons designated by MedPro to fill vacancies on Dentalserv.com's board of directors, including, if applicable, vacancies created by the resignations described herein.

          (f)   Stock Quotation. Dentalserv.com Common Stock at
                ---------------
     Closing shall be quoted on the OTC BB, and there will be no action or proceeding pending or threatened against Dentalserv.com by the NASD to prohibit or terminate the quotation of Dentalserv.com Common Stock on the OTC BB.

          (g)  SEC Compliance. Immediately prior to the Closing,
               --------------
     Dentalserv.com shall be in compliance with the reporting requirements under the Exchange Act, and shall have timely filed all Exchange Act reports for the twelve month period preceding the Closing.

                           ARTICLE VII
                TERMINATION, AMENDMENT AND WAIVER
                ---------------------------------

     7.1    Termination. At any time prior to the Effective Time,
            -----------
whether before or after approval of the matters presented in connection with the Merger by the stockholders of Dentalserv.com, this Agreement may be terminated:

          (a)  by mutual consent of MedPro and Dentalserv.com;

          (b) by either MedPro or Dentalserv.com, if, without fault of the terminating party, the Closing shall not have occurred on or before December 31, 2007, or such later date as may be agreed upon in writing by the parties hereto (the "Final Date");
      ----------

          (c) by MedPro, if Dentalserv.com breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in
     Section 6.3(a) not to be satisfied and such breach shall not
     --------------
     have been cured within ten (10) business days of receipt by Dentalserv.com of written notice of such breach (and MedPro has not willfully breached any of its covenants hereunder, which breach is not cured);

          (d) by Dentalserv.com, if MedPro breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in
     Section 6.2(a) not to be satisfied and such breach shall not
     --------------
     have been cured within ten (10) business days of receipt by MedPro of written notice of such breach (and Dentalserv.com has not willfully breached any of its covenants hereunder, which breach is not cured); or

          (e) by either MedPro or Dentalserv.com if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) any required approval of the stockholders of MedPro or Dentalserv.com shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof (provided that the right to terminate this Agreement under this subsection (ii) shall not be available to MedPro or Dentalserv.com where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of MedPro or Dentalserv.com and such action or failure constitutes a breach by MedPro or Dentalserv.com of this Agreement).

     7.2   Effect of Termination. In the event of termination of
           ---------------------
this Agreement as provided in Section 7.1, this Agreement shall
                              -----------
forthwith become void and there shall be no liability or obligation on the part of MedPro or Dentalserv.com or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.3 (Confidentiality),
                        -----------
Section 7.3 (Expenses and Termination Fees), this Section 7.2 and
-----------                                       -----------
Section 8.1 (Non-Survival at Effective Time) shall remain in full
-----------
force and effect and survive any termination of this Agreement. Nothing herein shall relieve any party from liability in connection with a breach by such party of the representations, warranties or covenants of such party to this Agreement.

     7.3    Expenses and Termination Fees.
            -----------------------------

          (a)  Subject to subsections (b) and (c) of this
     Section 7.3, whether or not the Merger is consummated, all
     -----------
     costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby
     (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

          (b)  If MedPro terminates this Agreement pursuant to
     Section 7.1(c) then Dentalserv.com shall promptly reimburse
     --------------
     MedPro for all of the out-of-pocket costs and expenses incurred by MedPro in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

          (c)  If Dentalserv.com terminates this Agreement
     pursuant to Section 7.1(d) MedPro shall promptly reimburse
                 --------------
     Dentalserv.com for all of the out-of-pocket costs and expenses incurred by Dentalserv.com in connection with this Agreement and the transactions contemplated hereby
     (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

     7.4    Amendment. The Boards of Directors of the parties
            ---------
hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of MedPro shall not
(i) alter or change the amount or kind of consideration to be received on conversion of MedPro Common Stock, (ii) alter or change any term of the Articles of Incorporation of Dentalserv.com to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of MedPro Common Stock.

     7.5    Extension; Waiver. At any time prior to the Effective
            -----------------
Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                          ARTICLE VIII
                       GENERAL PROVISIONS
                       ------------------

     8.1   Non-Survival at Effective Time. The representations,
           ------------------------------
warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.3 (Confidentiality), 5.8 (Form 8-K),
                    -----------                    ---
5.9 (Indemnification), 5.11 (Best Efforts and Further
---                    ----
Assurances), 7.3 (Expenses and Termination Fees), 7.4
             ---                                  ---
(Amendment), and this Article VIII shall survive the Effective Time.
                      ------------
     8.2    Notices. All notices and other communications
            -------
hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a)  if to MedPro, to:


               MedPro Safety Products, Inc.
               817 Winchester Road

               Lexington, KY 40505
               Attention: Chief Executive Officer
               Facsimile No.: (859) 225-5347
               Telephone No.: (859) 225-5375


               with a copy (which shall not constitute notice to MedPro) to:

               Frost Brown Todd LLC
               250 West Main, Suite 2700
               Lexington, Kentucky
               Attention: Paul E. Sullivan, Esq.
               Facsimile No.: (859) 231-0011
               Telephone No.: (859) 231-0000

          (b)  if to Dentalserv.com, to:

               Dentalserv.com
               20 W. 55th Street
               5th Floor
               New York, NY 10010
               Tel. No.:(212) 849-8248
               Fax No.: (212) 867-1416


               with a copy (which shall not constitute notice to Dentalserv.com) to:

               Law Office of Eugene Michael Kennedy
               517 SW First Avenue
               Ft. Lauderdale, FL 33301
               Attn: Eugene Michael Kennedy, Esq.
               Tel. No.:  (954) 524-4155
               Fax No.:  (954) 525-4169



     8.3    Interpretation. When a reference is made in this
            --------------
Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 7, 2007. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4   Counterparts. This Agreement may be executed in one or
           ------------
more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5   Entire Agreement; Nonassignability; Parties in
           ----------------------------------------------
Interest. This Agreement and the documents and instruments and
--------
other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including Dentalserv.com Disclosure Schedule and the MedPro Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     8.6   Severability. If any provision of this Agreement, or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7    Remedies Cumulative. Except as otherwise provided
            -------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.8    Governing Law. This Agreement shall be governed by
            -------------
and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9    Rules of Construction. The parties hereto agree that
            ---------------------
they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


                    [SIGNATURE PAGE FOLLOWS]

                 Merger Agreement Signature Page

     IN WITNESS WHEREOF, MedPro and Dentalserv.com have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                 DENTALSERV.COM


                                 By:__________________________




                                 _____________________________




                                 MEDPRO SAFETY PRODUCTS, INC.


                                 By:__________________________

                            Exhibit A
                            ---------

                      CERTIFICATE OF MERGER

                               Of

                  MedPro Safety Products, Inc.

                    (a Delaware corporation)

                          with and into

                         DENTALSERV.COM

                     (a Nevada corporation)

Under Section 78.416 of the Private Corporations law, Nevada Revised Statutes

  The undersigned corporation, Dentalserv.com, hereby certifies that:

          FIRST:    The name and state of incorporation of each
of the constituent corporations is: MedPro Safety Products, Inc., a Delaware corporation (the "Disappearing Corporation"), and
                             ------------------------
Dentalserv.com, a Nevada corporation (the "Surviving Corporation").
                                           ---------------------
          SECOND:   An agreement of merger has been approved,
adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of the Private Corporations law, Nevada Revised Statues.

          THIRD:   The name of the Surviving Corporation is
Dentalserv.com.

          FOURTH:  The Amended and Restated Articles of
Incorporation, in the form of attached Exhibit A, shall be the
                                       ---------
Articles of Incorporation of the Surviving Corporation, which shall change its name to MedPro Safety Products, Inc. upon the effectiveness of this Certificate.

          FIFTH:   The executed agreement of merger is on file at
the principal place of business of the Surviving Corporation at:

                  Dentalserv.com
                  20 W. 55th Street
                  5th Floor
                  New York, NY 10010

          SIXTH:   A copy of the agreement of merger will be
furnished by the Surviving Corporation on request, and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

          SEVENTH: This Certificate of Merger will be effective at 5:00 p.m. Eastern Time on _________, 2007.

     IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of Dentalserv.com as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.


     DATED: December ___, 2007

                                  Dentalserv.com

                                  _____________________________
                                  a Nevada corporation


                                  By:___________________________
                                     Dr. Lawrence Chimerine,
                                     Chief Executive Officer







__________________________________________________________________

                            Exhibit B
                            ---------
                                                        EXHIBIT A

                      AMENDED AND RESTATED

                    ARTICLES OF INCORPORATION

                               OF

                         DENTALSERV.COM



DENTALSERV.COM, a Nevada corporation (the "Corporation"), does hereby certify that:

FIRST:    The original articles of incorporation of the
Corporation were filed with the Secretary of State of the Nevada on December 15, 1999 (the "Original Articles of Incorporation").

SECOND:   That the Board of Directors of the Corporation, by
unanimous written consent dated as of August 13, 2007, adopted resolutions setting forth proposed amendments to the Original Articles of Incorporation, declaring such amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof.


THIRD:   That  thereafter, pursuant to Section 78.320 of the
Private Corporations law, Nevada Revised Statutes, written consents approving the amendments set forth above were signed by holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

FOURTH:   That  said amendments were duly adopted in accordance
with the provisions of Sections 78.1955, 78.2055, 78.315 & 78.320 of the Private Corporations law, Nevada Revised Statutes.

FIFTH:   That the capital of the Corporation shall not be reduced
under or by reason of said amendments.

SIXTH: The Original Articles of Incorporation of the Corporation are hereby amended and restated to read in full as follows:


ARTICLE I  NAME

The name of this corporation is MedPro Safety Products, Inc.

ARTICLE II PURPOSES

The purpose, object and nature of the business for which this corporation is organized are:

(a)  to engage in any lawful activity; and

(b) to carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE III    DURATION

The corporation will have perpetual existence.

ARTICLE IV POWERS

The powers of the corporation will be those powers granted by
78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation will have the following specific powers:

(a) To elect or appoint officers and agents of the corporation and fix their compensation;

(b) To act as an agent for any individual, association, partnership, corporation, or other legal entity;

(c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;

(d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares purchased, directly or indirectly, out of earned surplus;

(e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.

ARTICLE V  AUTHORIZED CAPITAL STOCK


(a) The total number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of Ninety Million (90,000,000) shares of Common Stock, par value $0.001 per share, (hereafter called the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share, (hereinafter called the "Preferred Stock")

(b) Each four (4) shares of Common Stock outstanding at 5:00 p.m. on August 10, 2007, shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.001 per share.

(c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designations or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuances of such series of Preferred Stock.

ARTICLE VI DIRECTORS

Section 1. Size of Board. The number of directors of this corporation may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors. Their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties will be such as are prescribed by statute and in the bylaws of the corporation.

Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

(a) To make, alter, amend and repeal the bylaws subject to the power of the shareholders to alter or repeal the bylaws made by the Board of Directors;

(b) Subject to the applicable provisions of the bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the account and books of the corporation, or any of them, will be open to shareholder inspection. No shareholder will have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders of the corporation;

(c) To issue stock of the corporation for consideration of any tangible or intangible property or benefit to the corporation including, but not limited to, cash, promissory notes, services performed, or for any other assets of value in accordance with the action of the Board of Directors without vote or consent of the shareholders and the judgment of the Board of Directors as to value received and in return therefore will be conclusive and said stock when issued will be fully paid and non-assessable;

(d) To authorize and issue, without shareholder consent, obligations of the corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after acquired property;

(e) To determine whether any and if so what part of the earned surplus of the corporation will be paid in dividends to the shareholders, and to direct and determine other use and disposition of such earned surplus;

(f) To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

(g) To establish bonus, profit-sharing, stock option or other types of incentive compensation plans for the employees, including officers and directors, of the corporation and to fix the amount of profits to be shared and distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

(h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which to the extent permitted by law and authorized by the resolution of the bylaws will have and may exercise the powers of the Board;

(i) To provide for the reasonable compensation of its own members by bylaws, and to fix the terms and conditions upon which such compensation will be paid;

(j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the bylaws of the corporation.

Section 3. Interested Directors. No contract or transaction between this corporation and any of its directors, or between this corporation and any other corporation, firm, association, or other legal entity will be invalidated by reason of the fact that the director of the corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm or association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that (1) the interest of each such director will have been disclosed to or known by the Board and a disinterested majority of the Board will have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.144 are met.

ARTICLE VII    LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS

     The personal liability of a director or officer of the corporation to the corporation or the shareholders for damages for breach of fiduciary duty as a director or officer will be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

ARTICLE VIII   INDEMNIFICATION

Each director and each officer of the corporation may be indemnified by the corporation as follows:

(a) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection


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     with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was lawful.

(b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer or employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonable incurred by him in connection with the defense.

(d) Any indemnification under subsection (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     By the stockholders;

     (i) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (ii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or


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     (iii) If a quorum consisting of directors who were not
          parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e) may not be made to or on behalf of any director or officer if a final adjudication established that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX     PLACE OF MEETING; CORPORATE RECORD BOOKS

Subject to the laws of the State of Nevada, the shareholders and the directors will have the power to hold their meeting, and the directors will have the power to have an office or offices and to maintain the books of the corporation outside the State of Nevada, at such place or places as may from time to time be designated in the bylaws or by appropriate resolution.

ARTICLE X  AMENDMENT OF ARTICLES

The provision of these articles of incorporation may be amended, altered or repealed from time to time to the extent and manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force maybe added. All rights herein conferred on the directors, officers and shareholders are granted subject to reservation.


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 Dentalserv.com
_______________________________________________________________
a Nevada corporation


By:____________________________________________________________
   Name:
   Title:













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